As filed with the Securities and Exchange Commission on January 6, 2010
Registration No. 333-157128

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Amendment No. 2
to
FORM S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

PACIFIC OFFICE PROPERTIES TRUST, INC.
(Exact name of registrant as specified in its governing instruments)

233 Wilshire Blvd, Suite 310
Santa Monica, California 90401
Telephone: (310) 395-2083
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
________________

Jay H. Shidler
President and Chief Executive Officer
233 Wilshire Blvd, Suite 310
Santa Monica, California 90401
Telephone: (310) 395-2083
(Name, address, including zip code and telephone number,
including area code, of agent for service)
________________

Copies to:

Howard A. Nagelberg, Esq. Daniel L. Dominguez, Esq. Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 W. Madison St., Suite 3900 Chicago, Illinois 60606 (312) 984-3100	Lauren B. Prevost, Esq. Heath D. Linsky, Esq. Morris, Manning & Martin, LLP 3343 Peachtree Road, N.E. Atlanta, Georgia 30326 (404) 233-7000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.
________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of	to be	Offering Price	Aggregate Offering	Registration
Securities to be Registered	Registered	Per Share	Price(1)	Fee
Senior Common Stock, $0.0001 par value per share(2)	35,000,000	$10.00	$350,000,000	$14,580(3)
Senior Common Stock, $0.0001 par value per share (4)	5,000,000	$10.00	$50,000,000	$1,965(5)
Total Senior Common Stock, $0.0001 par value per share	40,000,000		$400,000,000	$16,545(6)
Listed Common Stock, $0.0001 par value per share	(7)			(8)

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act.

(2)	Represents shares issuable pursuant to the registrant’s primary offering.

(3)
Of the $14,580 registration fee calculated in connection with the registration of $350,000,000 of shares of Senior Common Stock pursuant to this Form S-11 Registration Statement, a registration fee of $11,790 was previously paid to register $300,000,000 of shares of Senior Common Stock (calculated at $39.30 per $1,000,000 registered) upon the initial filing of this Form S-11 Registration Statement on February 6, 2009.  The remaining $2,790 registration fee was previously paid to register an additional $50,000,000 of shares of Senior Common Stock (calculated at $55.80 per $1,000,000 registered) upon the filing of Amendment No. 1 to this Form S-11 Registration Statement on June 10, 2009.

(4)	Represents shares issuable pursuant to the registrant’s dividend reinvestment plan.

(5)	Previously paid in connection with Form S-11 Registration Statement, filed February 6, 2009.

(6)
Of the $16,545 registration fee due in connection with the filing of this Form S-11 Registration Statement, $13,755 was previously paid upon the initial filing of this Form S-11 Registration Statement on February 6, 2009, and $2,790 was previously paid upon the filing of Amendment No. 1 to this Form S-11 Registration Statement on June 10, 2009.

(7)	An indeterminate number of shares of Listed Common Stock may be issued from time to time upon conversion of the Senior Common Stock.

(8)
No additional consideration will be received for the Listed Common Stock issuable upon conversion of the Senior Common Stock. No additional registration fee is required pursuant to Rule 457(i) under the Securities Act.

________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 6, 2010

PACIFIC OFFICE PROPERTIES TRUST, INC.

Up to $400,000,000 in Senior Common Stock

________________

We are offering and selling up to $350,000,000 in shares of our senior common stock, which we refer to as our Senior Common Stock, to the public at a price of $10.00 per share and up to $50,000,000 in shares of our Senior Common Stock to be issued pursuant to our dividend reinvestment plan at an initial price of $10.00 per share.  We reserve the right to reallocate shares between our primary offering and our offering pursuant to our dividend reinvestment plan.

We are incorporated as a Maryland corporation, and have elected to be taxed as a real estate investment trust, or REIT, for federal tax purposes and we intend to continue to qualify as a REIT for tax purposes.  We acquire, own and operate office properties located in long-term growth markets in the western United States.  We intend to use substantially all of the net proceeds from this offering to acquire office properties, either directly or through joint ventures with institutional investors, to make other real estate-related investments and to fund other capital needs such as repayment of debt and other property and corporate expenses.

We refer to our common stock, listed on the NYSE Amex under the symbol “PCE,” as our Listed Common Stock, which, together with our Senior Common Stock, we refer to as our common stock. After the fifth anniversary from the date of issuance of the Senior Common Stock, such shares of Senior Common Stock, if not redeemed prior to that time, will be exchangeable by the holders for shares of Listed Common Stock.  There currently is no market for our Senior Common Stock, and we do not expect to have our shares of Senior Common Stock listed on any securities exchange or quoted on an automated quotation system in the near future.  You may not be able to sell your shares of our Senior Common Stock when you would like to sell them and if you are able to sell your shares of our Senior Common Stock, you may have to sell them at a substantial discount.
________________

Investing in our Senior Common Stock involves risks that are described in the “Risk Factors” section beginning on page 35 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (before expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.30	$9.00
Maximum Offering	$350,000,000	$24,500,000	$10,500,000	$315,000,000
Dividend Reinvestment Plan
Per Share	$10.00	$—	$—	$10.00
Maximum Offering	$50,000,000	$—	$—	$50,000,000

_______________

Priority Capital Investments, LLC

The dealer manager of this offering, Priority Capital Investments, LLC, is an affiliate of our Advisor, Pacific Office Management, Inc. The dealer manager is not required to sell any specific number or dollar amount of shares, but will use its best efforts to sell the shares of Senior Common Stock offered. The minimum permitted purchase is generally $5,000, but purchases of less than $5,000 may be made in the discretion of the dealer manager. We expect to sell up to $350,000,000 in shares of Senior Common Stock in the primary offering by                   , 2012.  If we extend the primary offering period beyond                 , 2012, we will supplement this prospectus accordingly. We have the discretion to extend the offering period for the $50,000,000 in shares of Senior Common Stock being offered pursuant to this prospectus under our dividend reinvestment plan beyond the termination of the primary offering and until we have sold all of the shares allocated to the plan through the reinvestment of dividends. We may terminate this offering at any time or may offer shares pursuant to a new registration statement.
________________

, 2010

PACIFIC OFFICE PROPERTIES

South Coast Executive Center
Los Angeles, CA

U.S. Bank Center
Phoenix, AZ

Bank of Hawaii Waikiki Center
Honolulu, HI

Palomar Heights Corporate Center
San Diego, CA

Yorba Linda Business Park
Orange County, CA

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Page
APPENDIX A - SUBSCRIPTION AGREEMENT	A-1
APPENDIX B - DIVIDEND REINVESTMENT PLAN	B-1

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ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as this prospectus.  You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different or additional information. We are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. You should not assume that the information appearing in this prospectus or incorporated in this prospectus by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process.  Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus.  Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described in this prospectus under “WHERE YOU CAN FIND MORE INFORMATION.”

In this prospectus, the words “we,” “our,” “ours,” “us,” “the Company” and “Pacific Office Properties” refer to Pacific Office Properties Trust, Inc. and its subsidiaries and joint ventures, including its operating partnership, Pacific Office Properties, L.P., and where the context requires, our predecessor corporation, Arizona Land Income Corporation, unless, in any case, the context indicates otherwise.  As used in this prospectus, unless the context indicates otherwise, references to our “Listed Common Stock” include our 100 shares of outstanding Class B Common Stock, which have identical voting and dividend rights to our Listed Common Stock, but have no distribution rights upon liquidation and for which no established public trading market exists.  The following summary contains basic information about the offering.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Q.	What is Pacific Office Properties Trust, Inc.?

A.
Pacific Office Properties Trust, Inc. is a publicly-traded real estate investment trust, or REIT, that acquires, owns and operates office properties focusing on long-term growth markets in the western United States.  Our strategy is to acquire—often in partnership with institutional co-investors—“value-added” office properties, which we define as office properties whose potential can be maximized through improvements, repositioning and superior leasing and management. Shares of our Listed Common Stock are listed on the NYSE Amex under the symbol “PCE.” We are externally advised and managed by our Advisor, Pacific Office Management, Inc., an entity affiliated with and owned by our founder, The Shidler Group.

Pacific Office Properties was formed in March 2008 through a merger of The Shidler Group’s western U.S. office portfolio and its joint venture operations into an existing publicly-traded REIT. As of September 30, 2009, Pacific Office Properties owned or co-owned 40 office buildings containing 4,326,194 rentable square feet.

Q.	What is a REIT?

A.	In general, a REIT is a company with the following features:

•
offers institutional and retail investors the benefits of investing in a large-scale, professionally managed, diversified real estate portfolio through the purchase of interests, typically common shares, in the REIT;

•	is required to make distributions to investors of at least 90% of its annual REIT taxable income (less net capital gain);

•
avoids the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is generally not subject to federal corporate income taxes on the portion of its net income that is distributed to its stockholders; and

•	combines the capital of many investors to acquire or provide financing for real estate assets.

REITs can be either private entities or publicly registered companies. The common stock of publicly registered REITs can be either unlisted or listed on stock exchanges, such as the New York Stock Exchange or the NYSE Amex. The Listed Common Stock of Pacific Office Properties is listed on and traded over the NYSE Amex.

Q.	Is Pacific Office Properties Trust, Inc. a non-traded REIT?

A.
No. We are a publicly-traded REIT and shares of our Listed Common Stock are listed on and traded over the NYSE Amex under the symbol PCE. Shares of the Senior Common Stock, which we are offering, will not be listed on a stock exchange.

Our election not to list the Senior Common Stock reflects the preference of many retail investors to avoid the price volatility often associated with exchange-traded securities. Among REITs, this volatility can cause the traded share price to deviate from the per share net asset value, or NAV, of the underlying real estate. This may result in traded shares being quoted substantially above or below per share NAV.

The limited liquidity often associated with non-listed securities has been addressed through our date-specific liquidity feature. This feature allows all holders of Senior Common Stock to exchange their shares for shares of the Listed Common Stock following the fifth anniversary of the date of issuance.

Q.	How do you structure the ownership and operation of your assets?

A.
Substantially all of our assets are owned by, and all of our operations are conducted through, Pacific Office Properties, L.P., our Operating Partnership.  Pacific Office Properties, L.P. is a Delaware limited partnership of which we are the sole general partner. This type of organizational structure, conducting substantially all operations through an operating partnership, is referred to as an “UPREIT” structure.

UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In an UPREIT structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to the operating partnership in exchange for limited partnership units and defer taxation of gain until the contributor later exchanges his or her limited partnership units. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q.	Why is the issue called Senior Common Stock?

A.
The securities offered by this prospectus are referred to as “Senior Common Stock” because they are senior in rank with respect to both payment of dividends and distribution of amounts upon liquidation to our Listed Common Stock and to the common units of our Operating Partnership, referred to as Common Units, and convertible preferred limited partnership units of our Operating Partnership, referred to as Preferred Units.

When issued, the Senior Common Stock will be our most “senior” equity security and holders of the Senior Common Stock will be provided priority ranking with respect to the payment of monthly dividends as well as the payment of distributions upon any liquidation. We believe this seniority provides a higher level of certainty and stability to investors in our Senior Common Stock.

Q.	Where does the Senior Common Stock rank in your capital structure?

A.
Our capital structure following this offering is depicted in the following diagram(1).  The Senior Common Stock will rank senior to our Listed Common Stock and to Common Units and Preferred Units of our Operating Partnership with respect to both payment of dividends and distribution of amounts upon liquidation.

(1)
Does not include the one share of Proportionate Voting Preferred Stock held by our Advisor which has no dividend rights and minimal rights to distributions in the event of liquidation.  See “DESCRIPTION OF CAPITAL STOCK — Preferred Stock — Proportionate Voting Preferred Stock.”  In addition, our board of directors has the authority to issue shares of additional series of preferred stock that could be senior in priority to the Senior Common Stock.

Q.	What are the terms of the Senior Common Stock?

A.	The Senior Common Stock will have the following features:

•	Will rank senior to our Listed Common Stock and to the Common Units and Preferred Units of our Operating Partnership with respect to dividends and distribution of amounts upon liquidation.

•	Dividends will be:

-
a minimum of $0.725 per share per annum; should the dividend payable on the Listed Common Stock grow to exceed its current rate of $0.20 per share per annum, the Senior Common Stock dividend would increase by 25% of the amount by which the Listed Common Stock dividend exceeds $0.20 per share per annum. For example, if the Listed Common Stock dividend increased to $0.36 per share per annum, an increase of $0.16, the Senior Common Stock dividend would increase by $0.04 to $0.765 per share per annum. We refer to this proportional link to any increase in the Listed Common Stock dividend as the Participation Dividend;

-	cumulative from the date of original issuance of your shares; and

-	payable monthly in advance of any dividends paid on our Listed Common Stock or distributions paid on the Common Units or Preferred Units of our Operating Partnership.

•
Exchangeable, at your sole option, for our Listed Common Stock (which currently is publicly traded on the NYSE Amex) following the fifth anniversary of the date of the original issuance of your shares of Senior Common Stock. For exchange ratio purposes, the Senior Common Stock will be valued at $10.00 per share.  Shares of our Listed Common Stock will be valued at the average of its trailing 30-day closing stock price at the time shares of Senior Common Stock are submitted for exchange, but in no event less than $1.00 per share. For example, if the 30-day trailing average of the Listed Common Stock is $12.50 at the time of exchange, the exchange ratio would be .80 and stockholders would receive .80 share of Listed Common Stock for each share of Senior Common Stock exchanged.

•
May be repurchased by us on a conditional and limited basis under the share repurchase program beginning one year following the date of issuance. See “DESCRIPTION OF CAPITAL STOCK — Share Repurchase Program.”

•
May not be called by us until five years after the commencement of the offering, or                  , 2015.  After the fifth anniversary of the commencement of the offering, shares of Senior Common Stock will be callable by us for cash at a price of $10.20 per share.

•
Entitled to vote on all matters presented to our stockholders as a single class with all other holders of voting stock, which include the Listed Common Stock and the Proportionate Voting Preferred Stock. In any matter on which holders of the Senior Common Stock may vote, you will be entitled to one vote per share of Senior Common Stock you own.  Holders of the Senior Common Stock will also have the right to vote as a a separate class on amendments of our charter relating to dividends on the Senior Common Stock.

Q.	Why was the Senior Common Stock structured in this manner?

A.
The Senior Common Stock was co-developed with Priority Capital Group, LLC, the parent company of our dealer manager, and our Advisor to address four major investment priorities of a segment of the retail investor market that we believe is underserved. These four priorities seek to address certain concerns that retail investors may have about investments in non-traded REITs, including dividends, liquidity, alignment and fees.

Dividends

•
Seniority – The Senior Common Stock is senior in the dividend “waterfall” to dividends on our Listed Common Stock and to distributions on the Common Units and Preferred Units of our Operating Partnership.  This means that the dividends on the Senior Common Stock must be paid before any dividends can be paid on the Listed Common Stock or any distributions can be made on the Common Units and Preferred Units of our Operating Partnership.

•
Excess Dividend Coverage – We own a seasoned portfolio of 40 office buildings currently generating positive cash flow from operations.  Since dividends on the Listed Common Stock and distributions on the Common Units and Preferred Units of our Operating Partnership are subordinate to the payment of Senior Common Stock dividends, there is an increased probability that the Senior Common Stock will have a favorable dividend coverage ratio.  In contrast, newly-formed, non-traded REITs typically do not have any material operations or assets.

•
Cumulative Nature – Dividends on our Senior Common Stock will accrue if not paid, and total cumulative unpaid dividends must be distributed to the holders of our Senior Common Stock before any dividend payments may be made to the holders of the Listed Common Stock or distributions may be made to the holders of the Common Units or Preferred Units of our Operating Partnership.  In addition, our charter may only be amended to reduce or eliminate the dividends on the Senior Common Stock with the consent of the holders of at least two-thirds of the then-outstanding shares of Senior Common Stock.

By comparison, dividends on the common stock of non-traded REITs generally are not cumulative.  They are typically only payable when authorized by the non-traded REIT’s board of directors and declared by the REIT, and may be reduced or eliminated.

Liquidity

•
Exchangeability – The Senior Common Stock will be exchangeable for our Listed Common Stock at any time following the fifth anniversary of the date of its issuance. We believe this feature offers a much higher probability of liquidity than the general promise by non-traded REITs to either list their common stock or liquidate their portfolios by a date in the future.

•
Flexibility – The decision to exchange the Senior Common Stock for Listed Common Stock five years following its issuance is at the sole discretion of each holder of the Senior Common Stock; therefore, you will have greater flexibility and choice in managing the investments within your portfolio.

Alignment

•
Management in First Loss Position – For liquidity purposes, the Senior Common Stock is senior to the Listed Common Stock and the Common Units and Preferred Units of our Operating Partnership owned by our Advisor’s management team.  We believe this creates an alignment of interests for the reduction of risk and the preservation of principal.

The common stock issued by non-traded REITs is typically in the most junior position of the REIT’s capital structure and is typically subordinate to all other securities and corporate obligations, meaning that it is in a “first loss position” and is the first to absorb losses to the REIT.

•
Compensation – Our Advisor’s management team already has a major economic stake in us; therefore, the majority of management’s compensation will come from share price appreciation of the Listed Common Stock and the Common Units and Preferred Units of our Operating Partnership rather than from the generation of fees.

Fees

•
Existing Company – We are already an existing publicly-traded REIT; therefore, we will not incur the expenses typically associated with the formation and organization of a new company such as those incurred in the formation of a new non-traded REIT.  This means that the expenses that otherwise would have been used for organizational costs will instead be invested in income-producing real estate.

Q.	How is Senior Common Stock similar to and different from convertible preferred stock?

A.
In many ways, our Senior Common Stock is similar to a typical convertible preferred stock.  However, we have added certain features that we believe are more favorable to retail investors.  The following identifies some similarities and differences between our Senior Common Stock and a typical convertible preferred stock.

Similarities

•	Seniority – Both securities are senior in liquidation preference to its issuer’s common stock.

•	Exchangeability – Both securities are exchangeable or convertible into its issuer’s common stock.

•
Dividends – Both securities have dividend payment preference, requiring its dividends be paid prior to the payment of dividends on its issuer’s common stock.  If the dividend on either the Senior Common Stock or a typical convertible preferred stock is not paid, it accrues and must be fully paid prior to the payment of dividends on its issuer’s common stock.

Differences

•	Full Voting Rights – Our Senior Common Stock has the same voting rights as our Listed Common Stock, whereas convertible preferred stock typically does not.

•
Participation Dividends – The dividend on our Senior Common Stock will increase whenever the dividend on our Listed Common Stock exceeds $0.20 per share per annum.  The dividends on convertible preferred stock tend to be fixed.

•
Price Volatility – The Senior Common Stock was designed to have limited or no price volatility.  The price of the Senior Common Stock is not linked to the price of the Listed Common Stock.  The price of convertible preferred stock is typically directly linked with price movements of the underlying common stock into which it is convertible.

Q.	What is meant by the term “covered security”?

A.
The term “covered security” applies to securities exempt from state registration because of their oversight by federal authorities and national-level regulatory bodies pursuant to Section 18 of the Securities Act of 1933, as amended.

Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration.  A non-traded security can also be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange such as the NYSE Amex.  Our Senior Common Stock is a covered security because it is senior to our Listed Common Stock and therefore is exempt from state registration.  Typically, securities issued by non-traded REITs do not meet the requirements necessary to be classified as covered securities, and therefore they are subject to state registration.

There are several advantages to both issuers and investors of a security being deemed a covered security. These include:

•	More Investors – Covered securities can be purchased by a broader range of investors than can non-covered securities.

The common stock of a non-traded REIT is not a covered security and is subject to suitability requirements that vary from state to state.  These so-called “Blue Sky” regulations often prohibit the sale of securities to certain investors and may prohibit the sale of securities altogether until a specific volume of sales have been achieved in other states.

•
Issuance Cost – Covered securities may have lower issuance costs since they avoid the expense of dealing with the various regulations of each of the 50 states and Washington, D.C.  This saves time and money and allows issuers of covered securities to better manage the appropriate time to enter the real estate markets.  Lower costs benefit all investors of the issuer.

Q.	Is there an established set of investor suitability standards that must be met in order to invest in the Senior Common Stock?

A.
No.  Because of its status as a “covered security,” the Senior Common Stock is not subject to the various state regulations that require specific suitability standards for purchasers of common stock of non-traded REITs.  However, the Senior Common Stock may not be a suitable investment for all investors.

Q.	How was the share price of the Senior Common Stock determined?

A.
The Senior Common Stock offering price of $10.00 per share is equal to the liquidation preference of the Senior Common Stock.  Given the aggregate value of the securities that are junior to the Senior Common Stock in liquidation preference, the Board of Directors has determined that the $10.00 per share price reflects the fair market value of the security.

Q.	Will the Advisor provide a periodic share valuation?

A.	Yes. Beginning upon the commencement of this offering our Advisor will determine the estimated per share fair market value of the Senior Common Stock.

•
Monthly Valuation – This value will be determined as of the last day of each month and will be announced on or before the tenth day of the following month.  The determined value will be posted on our corporate website at www.pacificofficeproperties.com and will be stated in our periodic SEC filings.  We will supplement this prospectus if the valuation is materially different than the offering price.

In contrast, the common stock of most non-traded REITs typically is only valued annually and, until up to at least 18 months following the completion of the offering period, this valuation is typically based solely on the offering price of its shares, which was arbitrarily set by its board.

•
Valuation Methodology – The Senior Common Stock valuation methodology will examine the value of all equity junior to the Senior Common Stock in liquidation preference.  This junior equity includes our Listed Common Stock and the Common Units and the Preferred Units of our Operating Partnership.

The Listed Common Stock and the Common Units will be valued according to the trading price of the Listed Common Stock on the NYSE Amex (or the exchange upon which the Listed Common Stock is then listed).  As long as the Listed Common Stock and the Common Units have a positive value, each Preferred Unit will be valued at its liquidation preference of $25.00 per share plus any accrued and unpaid distributions.

Our board of directors has determined that if our equity that is junior to the Senior Common Stock has a value of more than $100 million, then the Senior Common Stock will be valued at its liquidation preference of $10.00 per share plus any accrued and unpaid dividends.  Please see “ERISA CONSIDERATIONS – Valuation” for the complete valuation methodology.

Q.	How does Senior Common Stock fit into a diversified investment portfolio?

A.
Investors and financial advisors often use a combination of stocks, bonds and hard assets to create a diversified portfolio. Within each classification, investments range in degrees of risk, rewards and financial characteristics.  Typically, the various asset classes are blended to address three basic investor needs: growth from equities, cash flow from fixed income and low correlation from alternatives. Below are some examples of the types of investments within these segments:

•	Equities for Growth – Traded common stock, including listed REITs, equity mutual funds and securities convertible or exchangeable for common stock;

•	Fixed Income for Cash Flow – Cash deposits, treasuries, bonds and preferred stock (in short, any security with a fixed income stream); and

•	Alternatives with Low Correlation – Precious metals, commodities, direct ownership of real estate and sometimes non-traded REITs.

Depending on an investor’s point of view, the Senior Common Stock could be placed into either the fixed income sector or the equity sector.  The Senior Common Stock’s exchangeability into Listed Common Stock causes it to look like an equity investment, while its seniority and stated cumulative dividend cause it to look more like a fixed income investment.

Q.	Who is your Advisor and what does your Advisor do?

A.
Our Advisor is Pacific Office Management, Inc., an entity affiliated with and owned by our founder, The Shidler Group. Pursuant to our Advisory Agreement, our Advisor manages, operates and administers our day-to-day operations, business and affairs.

We believe that the terms of our Advisory Agreement provide us with a competitive economic advantage over other externally advised REITs. Fees we pay under the Advisory Agreement for management and transactional services are, we believe, materially lower than those fees charged to, and paid by, most other externally advised REITs.  We also believe that the terms of our Advisory Agreement provide clarity and simplicity in the financial relationship with our Advisor, which benefits all of our stockholders.  See “DESCRIPTION OF MATERIAL AGREEMENTS — Advisor and the Advisory Agreement.”

Q.	What is The Shidler Group?

A.
The Shidler Group is a leading national commercial real estate investment organization. Since its formation in 1972 by Jay H. Shidler, The Shidler Group, through its private and public affiliates, has acquired, owned and managed more than 2,000 properties across the United States and in Canada containing over 150 million rentable square feet.  Over the past 20 years, The Shidler Group has sponsored 12 commercial real estate investment companies, which have placed over $8.3 billion of real estate securities in 85 separate issues.  Through these companies, The Shidler Group has been successful in creating a wide spectrum of real estate investment securities, which have allowed company investors to achieve specific and often unique financial objectives.

Q.	What is The Shidler Group’s experience with REITs?

A.
In addition to forming Pacific Office Properties Trust, Inc. in 2008, The Shidler Group has founded three other publicly-traded REITs, all of which began as operations of The Shidler Group. The Shidler Group believes that each of its REITs has succeeded through its ability to deliver attractive and predictable dividends to investors.

•
Corporate Office Properties Trust: The Shidler Group took its Mid-Atlantic operations and office portfolio public in 1997 via a merger into a publicly-traded NASDAQ-listed REIT.  Corporate Office subsequently listed its common shares on the NYSE. According to the research firm SNL Financial, Corporate Office’s total return (capital appreciation and dividends paid) from the date of its formation to September 30, 2009 was approximately 918.3%.  No other publicly-traded office REIT has produced a total return since its date of formation as high as that produced by Corporate Office.

Corporate Office has paid a dividend every quarter for the 47 quarters from its formation through September 30, 2009. Corporate Office has paid its stockholders total dividends of $11.86 per share, which equates to an average annual return of 18.4% on its initial offering price.

As of September 30, 2009, Corporate Office had total assets of approximately $3,230,647,000, which included 246 wholly-owned office buildings containing approximately 18.4 million rentable square feet.

•
First Industrial Realty Trust, Inc.: The Shidler Group took its Midwest operations and industrial portfolio public by listing First Industrial’s common shares on the NYSE in 1994. First Industrial has paid its stockholders total dividends of $35.71 per share, through September 30, 2009, which equates to an average annual return of 10.0% on its initial offering price.

As of September 30, 2009, First Industrial had total assets of approximately $3,123,617,000, which included 788 wholly-owned industrial properties containing a total of 69.8 million rentable square feet.

•
TriNet Corporate Realty Trust, Inc.: The Shidler Group took its corporate net lease group and portfolio public by listing TriNet’s common shares on the NYSE in 1993. In 1999, TriNet, then one of the largest providers of sale/leaseback financing in the United States, was sold to Starwood Financial Trust, now iStar Financial, Inc. According to SNL Financial, TriNet’s total return from the date of its IPO to the date it was sold to Starwood Financial Trust was approximately 71%.

TriNet paid a dividend every quarter for the 26 quarters that it was independent. TriNet paid its stockholders total dividends of $16.25 per share, which equates to an average annual return of 10.3% on its initial offering price.

Q.	What is Priority Capital Group, LLC?

A.	Priority Capital Group, LLC, or Priority Capital Group, is an affiliate of our Advisor and the parent company of Priority Capital Investments, LLC, our dealer manager.

Priority Capital Group’s mission is to create real estate investment securities that meet the investment priorities of an underserved segment of the retail investor market. These priorities focus on dividends, liquidity, alignment and fees.

•
Concern about Dividends – Retail investors are increasingly concerned about the certainty and security of their dividends.  Retail investors are particularly alarmed by REIT dividends that are not being covered by a REIT’s funds from operations.  Often a shortfall in the “dividend coverage ratio” is a precursor to a dividend cut.  To address this issue, Priority Capital Group intends to create, co-develop and sponsor investment securities that are senior to the common stock of a REIT, or that are issued by a REIT, which receive priority or preferred distributions on its equity investments.

•
Concern about Liquidity – Retail investors are increasingly interested in having a clear and certain timetable by which a non-traded REIT will list its common stock or will liquidate its portfolio.  This issue has become of increasing concern for those non-traded REITs that find themselves ready to list or liquidate in a market that is in disruption.  To address this issue, Priority Capital Group intends to create and sponsor investment securities that have a high level of date-certain liquidity.

•
Concern about Alignment – Retail investors are increasingly uneasy about a lack of alignment of interests between their stake in a REIT and the stake of the REIT’s management.  This is particularly true when asset management fees are high and management has all the upside and no downside.  With no downside, management has very little “skin in the game.”  To address this issue, Priority Capital Group intends to create, co-develop and sponsor investment securities that have low asset management fees or create material incentives for management to minimize risks and maximize stockholder value.

•
Concern about Fees – Retail investors have become more concerned about high operating fees and the front end “load” associated with most non-traded real estate investment products.  This load is essentially the expense relating to the organization of the issuer and the costs of marketing and offering the security.  Retail investors want to know how much of their $10.00 share investment might be supported by existing real estate.  More is better.  To address this issue, Priority Capital Group intends to create and sponsor investment securities in which, upon a liquidation, new investors will have liquidation preferences over existing investors.

Q.	Who owns Pacific Office Properties Trust, Inc. and its assets?

A.
Prior to this offering, partners of The Shidler Group, along with employees of the Advisor, beneficially own approximately 95% of us, on a fully diluted basis.  Virtually all of this ownership interest is comprised of shares of Listed Common Stock and Common Units and Preferred Units of our Operating Partnership.

The following diagram depicts our ownership structure upon completion of this offering(1).  It assumes that all Senior Common Stock is sold, including that offered under the dividend reinvestment plan, and all proceeds are contributed to our Operating Partnership in exchange for an increased general partnership interest in the form of Senior Common Units.

Q.	How is Pacific Office Properties Trust, Inc. managed and organized?

A.	The following diagram depicts our management and organizational structure:

Q.	How is the Advisor’s interest aligned with my own interest?

A.
As a holder of Senior Common Stock, you will be in a position senior to that of our Listed Common Stock and to the Common Units and Preferred Units of our Operating Partnership.  The majority of the Listed Common Stock, Common Unit and Preferred Unit equity is owned by partners of The Shidler Group, who are also the owners of the Advisor and certain of whom serve as our executive officers.

The holders of Senior Common Stock will be paid their dividends first, prior to the holders of our Listed Common Stock and prior to the holders of the Common Units and Preferred Units receiving any dividends or distributions. We believe that this creates an alignment of management and stockholder interests. Further, we believe that holders of the Senior Common Stock benefit from a degree of stockholder-management alignment that is typically offered only to institutional investors.  However, we are subject to various potential conflicts of interest arising out of our relationship with our Advisor (see “CONFLICTS OF INTEREST”).

Q.	What office buildings do you currently own?

A.
Our portfolio currently consists of 23 institutional quality office properties, including co-owned properties. These properties comprise approximately 4.3 million rentable square feet in 40 separate office buildings located in selected submarkets of Honolulu and the western United States, including southern California and the greater Phoenix metropolitan area.  The majority of our properties are Class A assets, located in submarkets that we believe are supply-constrained with high barriers to entry and strong real estate fundamentals. See “BUSINESS AND PROPERTIES.”

Q.	Why does Pacific Office Properties Trust, Inc. only focus on a few markets in the western United States markets?

A.
We believe that we will obtain superior investment returns by focusing our resources on a few select markets that we believe will experience high rates of growth. We focus on long-term growth markets, which initially include selected submarkets of Honolulu and the western United States, including southern California and the greater Phoenix metropolitan area.

In addition, the majority of our properties are located in submarkets that we believe are supply-constrained with high barriers to entry and that retain strong real estate fundamentals. Honolulu, in particular, has been ranked by Merrill Lynch in a recent publication as the second healthiest office market in the nation and CB Richard Ellis recently cited Honolulu as the third most highly-occupied office market in the country. We believe we currently are the largest office building owner in Honolulu.

We expect to expand beyond these four markets as conditions develop and opportunities present themselves.

Q.	What is your leverage policy?

A.
We believe the conservative use of debt can be relatively advantageous to us in increasing our returns on real estate investments. Although our charter does not specifically limit our use of debt, we expect that once we have fully invested the proceeds of this offering, our debt financing will be no more than 65% of the cost of our real estate investments.

Q.	What is FFO?

A.
Funds From Operations, or FFO, is the most commonly accepted and reported supplemental measure of REIT operating performance.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as a REIT’s net income (computed in accordance with GAAP) excluding gains or losses from sales of most property and depreciation of real estate.

We calculate our FFO quarterly in accordance with the NAREIT definition.

Q.	What does Dividend Payout Ratio or FFO Payout Ratio mean?

A.
The Dividend Payout Ratio, also called the FFO Payout Ratio, is the relationship between the dividend paid on a specific class of stock and the FFO available to that class of stock.  It is expressed as a percentage and, thus, a payout ratio of 75% is deemed to be more conservative than a payout ratio of 95%.

The Dividend Payout Ratio for our Senior Common Stock is the dividends paid on the Senior Common Stock divided by the FFO available to the Senior Common Stock.

Similarly, the Dividend Payout Ratio for our Listed Common Stock is the dividends paid on the Listed Common Stock divided by the available FFO, after the payment of dividends on the Senior Common Stock and any other dividends senior to those of the Listed Common Stock.

We will post the Dividend Payout Ratio for our Senior Common Stock on our corporate website at www.pacificofficeproperties.com on a quarterly basis.

We will calculate our Senior Common Stock Dividend Payout Ratio using the methodology described above.  If at any time during this offering, the Dividend Payout Ratio for our Senior Common Stock rises to more than 75% for three successive quarters, we will terminate this offering.

Q.	What is the Participation Dividend?

A.
Holders of the Senior Common Stock will receive the right to participate in the dividend growth of our Listed Common Stock.  Currently, the Listed Common Stock dividend is $0.05 per share per quarter or $0.20 per share per annum.  As the Listed Common Stock dividend increases above $0.20 per share per annum, the holders of Senior Common Stock will receive a Participation Dividend equal to 25% of the amount by which the Listed Common Stock dividend exceeds $0.20 per share per annum, adjusted for monthly payment.  For example, if the Listed Common Stock dividend were increased from $0.20 to $0.36 (an increase of $0.16 per share per annum), the annual Senior Common Stock dividend would increase from $0.725 to $0.765 per share per annum ($0.16 x 25% = $.04 + $0.725 = $0.765).

Q.	What is the expected effective annual dividend yield on my initial $10.00 per share investment?

A.
7.49%.  The term effective annual dividend yield is based on the time value of money principle, meaning one dollar received sooner is more valuable than one dollar received later. If your $0.725 dividend were paid at the end of a twelve-month period, your effective dividend yield would be 7.25%. However, since we expect to pay one-twelfth of your $0.725 dividend monthly, your effective annual dividend yield would be higher because you would receive more of your money sooner. We calculate that by receiving your dividend monthly, as opposed to at the end of each year, your effective annual dividend would increase to 7.49%. Your yield may be higher, assuming receipt of any Participation Dividend, or lower if payments are not made as expected.

Q.	How certain are my dividend payments?

A.
The Senior Common Stock will rank senior to our Listed Common Stock and to the Common Units and Preferred Units of our Operating Partnership with respect to both payment of dividends and distribution of amounts upon liquidation.

This means that the holders of the Senior Common Stock will be paid their dividends first, before any distributions or dividends are paid on our Listed Common Stock or on the Common Units and Preferred Units of our Operating Partnership.  Holders of the Senior Common Stock will also be first to receive distributions upon any liquidation.  This creates a priority payment and a level of certainty that, we believe, does not exist in non-traded REITs currently being offered to the retail investor.

Q.	When will I begin receiving my dividends and how often will I receive them?

A.
Your dividends will begin accruing immediately on a daily basis upon issuance of your shares of Senior Common Stock. We expect to pay dividends monthly on or about the 15th of every month. Your first dividend payment may include a partial accrued dividend payment.

Q.	How is the Senior Common Stock to Listed Common Stock exchange rate calculated?

A.
The exchange rate will be calculated using a value for the Listed Common Stock based on the average of the trailing 30-day closing stock price on the date the shares are submitted for exchange, but in no event less than $1.00 per share, and a value for Senior Common Stock of $10.00 per share. For example, if the 30-day trailing average stock price for Listed Common Stock is $12.50 on the date the shares are submitted for exchange, the stockholder would receive 0.80 shares of Listed Common Stock for each share of Senior Common Stock exchanged.  Similarly, if the 30-day trailing average stock price for the Listed Common Stock is $8.00 at the time of conversion, the stockholder would receive 1.25 shares of Listed Common Stock for each share of Senior Common Stock.

Q.	As a holder of Senior Common Stock, what are my liquidity options?

A.
At any time following the fifth anniversary of its issuance, you will be able to exchange your Senior Common Stock for shares of Listed Common Stock, which currently are listed on a national exchange (NYSE Amex: PCE).  Thus, after five years, you may elect to:

•	hold your Senior Common Stock and continue to receive your monthly Senior Common Stock dividends at the then-current rate and retain the opportunity to receive the Participation Dividend;

•	exchange your Senior Common Stock for Listed Common Stock, receive the Listed Common Stock dividends and have the possibility for share price appreciation; or

•	exchange your Senior Common Stock for Listed Common Stock and seek to sell your Listed Common Stock on the NYSE Amex for cash.

The selection of the option that is best for you is entirely within your own control and not within that of our Advisor or our board of directors.

Q.	Will my Senior Common Stock distributions be taxable?

A.
Distributions that you receive, including the market value of Senior Common Stock received pursuant to our dividend reinvestment plan, will generally be taxed as ordinary income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain resulting from the sale of one of our assets, a portion of our dividends may be designated and treated as a long-term capital gain. Participants in our dividend reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability. In addition, we expect that some portion of your dividends may not be subject to tax in the year received due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates if your shares are held as a capital asset. To the extent any distribution that is not from current or accumulated earnings and profits exceeds the tax basis of your investment, such excess is taxed currently at capital gains rates if your shares are held as capital assets. However, because each investor’s tax considerations are different, we urge you to consult with your tax advisor regarding the tax consequences of distributions on our Senior Common Stock.

Q.	How do I subscribe for Senior Common Stock?

A.	Investors seeking to purchase our Senior Common Stock must proceed as follows:

•	read this entire prospectus and any appendices and supplements accompanying this prospectus;

•	complete the execution copy of the subscription agreement, which is available from your registered representative; and

•
deliver a check for the full purchase price of the Senior Common Stock for which you are subscribing along with the completed subscription agreement to your registered representative or investment advisor. Your check should be made payable to Pacific Office Properties Trust, Inc.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our Senior Common Stock until at least five business days after the date you receive this prospectus.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts (IRAs), Keough plans and 401(k) plans. In the case of investments through IRAs, Keough plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Q.	Is there any minimum initial investment required?

A.
Yes. To purchase shares in this offering, you must make an initial purchase of at least $5,000 in shares, unless our dealer manager, in its sole discretion, accepts a smaller initial purchase. Once you have satisfied the minimum initial purchase requirement, any additional purchases of our shares in this offering must be in amounts of at least $500, except for additional purchases pursuant to our dividend reinvestment plan, which are not subject to any minimum investment requirement. Please see “PLAN OF DISTRIBUTION — Minimum Purchase Requirements” for more information.

Q.	Are there any special restrictions on the ownership of shares?

A.
Yes. Our charter prohibits the ownership of more than 4.9% in value of our capital stock (which includes common stock and any preferred stock we may issue in the future) and more than 4.9% in value or number of shares, whichever is more restrictive, of our then-outstanding common stock, unless exempted by our board of directors. To comply with tax rules applicable to REITs, we will require our record holders to provide us this detailed information regarding the beneficial ownership of our shares on an annual basis.  These restrictions are designed, among other purposes, to enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code of 1986, as amended, which we sometimes refer to as the Code. Please see “DESCRIPTION OF CAPITAL STOCK — Restrictions on Size of Holdings of Shares” for more information.

Q.	Do you have a dividend reinvestment plan?

A.
Yes. Holders of Senior Common Stock will have the option of participating in our dividend reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request.

You may purchase shares of Senior Common Stock under our dividend reinvestment plan for $10.00 per share, subject to certain limitations. Please see “DESCRIPTION OF CAPITAL STOCK — Dividend Reinvestment Plan” for more information.

Q.	May I make an investment through my IRA, SEP or other tax-deferred account?

A.
Yes. You may make an investment through your IRA, a simplified employee pension (SEP) plan or other tax-deferred account, such as a profit sharing, section 401(k) or pension plan. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, including any investment policy; (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account; (3) whether the investor satisfies the prudence and diversification requirements of ERISA and other provisions of ERISA and the Code applicable to your IRA, plan or other account; (4) whether the investment will generate Unrelated Business Income Tax (UBIT) to your IRA, plan or other account; (5) whether there is sufficient liquidity for such investment under your IRA, plan or other account; (6) the need to value the assets of your IRA, plan or other account annually or more frequently; and (7) whether the investment would constitute a prohibited transaction under applicable law. We do not anticipate generating UBIT.

Q.	Will I receive a stock certificate?

A.
No. You will not receive a stock certificate unless expressly authorized by our board of directors. We anticipate that all shares of our Senior Common Stock will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of stock certificates and reduces the offering costs. The same will apply to the Listed Common Stock for which your Senior Common Stock is exchangeable.

Q.	When and what kind of tax information will I receive?

A.	We intend to mail your Form 1099-DIV tax information, if required, by January 31 of each year.

Q.	How long will this offering last?

A.
The primary offering will not last beyond      , 2012 (two years from the date of this prospectus), unless extended by our board of directors. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our dividend reinvestment plan beyond the termination of the primary offering and until we have sold all of the shares allocated to the plan through the reinvestment of dividends. We may terminate this offering at any time and may offer shares pursuant to a new registration statement.

Q.	What will you do with the money raised in this offering?

A.
We intend to use substantially all of the net proceeds from this offering to acquire office properties, either directly or through joint ventures with institutional investors, to make other real estate-related investments and to fund other capital needs such as repayment of mortgage debt.  For more information, see “ESTIMATED USE OF PROCEEDS.”

Q.	What are the main benefits of investing in the Senior Common Stock?

A.	We believe that the following are some of the significant benefits to you:

•	immediate acceptance of subscription and commencement of dividend accruing at the rate of at least $0.725 per year, plus any applicable Participation Dividend;

•	senior position in the distribution of dividends, which enhances the security and stability of the Senior Common Stock dividend;

•	senior position in the equity capital structure in the event of a liquidation;

•	established operations and institutional quality 40-building portfolio, which avoids the start-up cost of a new REIT;

•	experienced management;

•	date-certain option to exchange for the Listed Common Stock, which may provide a source of capital appreciation; and

•	a focused investment strategy.

Q.	Who might benefit from owning Senior Common Stock?

A.	Investors that:

•	seek monthly dividends with the opportunity for dividend growth participation;

•	seek increased certainty of principal and dividends derived from being senior to existing equity investors; and

•	have a five year or longer investment time horizon.

Q.	Who should not invest in this offering?

A.	Investors that:

•	require short term liquidity; or

•	seek maximum total return.

Q.	Why are there no minimum share issuance or escrow requirements?

A.
Most non-traded REITs initially offering securities in the market are start-up vehicles that need to sell enough securities to raise enough funds to invest before being able to “break escrow” and to begin paying dividends. Unlike initial offerings by non-traded REITs, we are an established public company with existing assets, and therefore will have no minimum sale or escrow requirements. You will be eligible to receive dividends as soon as you make your investment.

Q.	Can I have my Senior Common Stock repurchased prior to it becoming exchangeable in five years?

A.
Maybe. After you have held your shares for at least one year, you may be able to have your shares repurchased pursuant to our share repurchase program. Our share repurchase program operates at our discretion and limits the number of shares we may repurchase to those that we can purchase with the net proceeds made available under our dividend reinvestment plan, and has other restrictions. The repurchase price will initially be $10.00 per share.  Your shares of Senior Common Stock may not be eligible for the share repurchase program once those shares become exchangeable for shares of our Listed Common Stock.  See “DESCRIPTION OF CAPITAL STOCK – Share Repurchase Program.”

Q.	Are there any risks involved in an investment in the Senior Common Stock?

A.	Yes. Please see “RISK FACTORS.”

Q.	Can my Senior Common Stock dividends ever be reduced or eliminated?

A.
The dividends on the Senior Common Stock may only be reduced below the minimum of $0.725 per share per annum by an amendment to our charter that would require the consent of the holders of at least two-thirds of the then-outstanding shares of Senior Common Stock. Dividends on the Senior Common Stock are cumulative so if our board of directors chooses to defer dividend payments, the amount due continues to accrue until paid in full.

No dividends on the Listed Common Stock or distributions on the Common Units and Preferred Units of our Operating Partnership may be paid or made if a dividend on the Senior Common Stock has been deferred.  All accrued dividends for all past dividend periods must be paid or set apart for payment in full to the holders of the Senior Common Stock, prior to the payment of any dividends to the holders of the Listed Common Stock.

Q.	What conflicts of interest will your Advisor face?

A.
Our executive officers are also stockholders, directors or officers of our Advisor and may, therefore, benefit from the compensation arrangements relating to our Advisor under the Advisory Agreement, which was not the result of arm’s-length negotiations. See “CONFLICTS OF INTEREST.”

We believe, however, that the terms of the Advisory Agreement are advantageous to us. More importantly, we believe that the common ownership between us and our Advisor aligns our interests and reduces potential conflicts.

Q.	If I buy shares of Senior Common Stock, can I sell later?

A.
At the time of issuance, the Senior Common Stock will not be listed for trading on any national securities exchange. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. In general, however, you may sell your shares to any buyer unless such sale would cause the buyer to exceed our stated amount of ownership restrictions or, subject to certain exceptions, would cause you or the buyer to own fewer than the number of shares required to meet the minimum purchase requirements described above.  Please see “PLAN OF DISTRIBUTION — Minimum Purchase Requirements” for more information.

In addition, prior to the fifth anniversary of the issuance of the shares, your shares may be repurchased under our share repurchase program, the purpose of which is to provide limited liquidity for some holders of our Senior Common Stock. See “DESCRIPTION OF CAPITAL STOCK — Share Repurchase Program.”

Shares of Senior Common Stock will be exchangeable for our Listed Common Stock at any time following the fifth anniversary of the date of issuance of such shares. Upon exchanging your Senior Common Stock for Listed Common Stock, you will be able to sell the Listed Common Stock on the open market. The Listed Common Stock currently is listed on the NYSE Amex.

Q.	Will I be notified of how my investment is doing?

A.
Yes. As a reporting company, we are required to file current and periodic reports with the SEC regarding our business, financial condition and results of operations. As an investor in our Senior Common Stock you will be able to receive periodic updates on the performance of your investment, including:

•	monthly dividend reports;

•	quarterly and annual financial reports filed with the SEC;

•	press releases detailing dividend payments, property acquisitions, significant leases and material events;

•	an annual report;

•	an annual Internal Revenue Service Form 1099-DIV, if required; and

•	supplements to this prospectus as necessary.

You may also opt to receive email alerts upon filing or issuance of SEC reports, press releases and other important information on our website at www.pacificofficeproperties.com.

Q.	Does the Senior Common Stock have a CUSIP number?

A.	Yes, the Senior Common Stock's CUSIP number is 694714205.

Q.	Where can I learn more about Pacific Office Properties Trust, Inc.?

A.
As a reporting company, we are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the Exchange Act, we file reports, proxy statements and other information with the SEC. See “WHERE YOU CAN FIND MORE INFORMATION” for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC. In addition, you may find all updated company information on our website, www.pacificofficeproperties.com.

Q.	Who can help answer my questions?

A.	If you have additional questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or our dealer manager.

PROSPECTUS SUMMARY

This summary may not contain all of the information that is important to you. You should carefully read the entire prospectus, including the section entitled “Risk Factors,” the financial statements and any free writing prospectus before making an investment decision.

Pacific Office Properties Trust, Inc.

Pacific Office Properties Trust, Inc. is a Maryland corporation which has elected to be treated as a real estate investment trust, or REIT, that acquires, owns and operates office properties in selected submarkets of long term growth markets in Honolulu and the western United States, including southern California and the greater Phoenix metropolitan area. We focus on acquiring, often in partnership with institutional co-investors, “value-added” office buildings whose potential can be maximized through improvements, repositioning and superior leasing and management. Substantially all of our operations are carried out through our operating partnership, Pacific Office Properties, L.P., which we refer to as our Operating Partnership, and its subsidiaries. We are externally advised and managed by Pacific Office Management, Inc., which we refer to as our Advisor, an entity affiliated with and owned by our founder, The Shidler Group.

Our principal executive offices are located at 233 Wilshire Blvd., Suite 310, Santa Monica, California 90401. Our telephone number at that location is (310) 395-2083. Our website is located at www.pacificofficeproperties.com.

Business Objectives and Growth Strategies

Our primary business objectives are to achieve sustainable long-term growth in funds from operations, or FFO, per share and dividends per share and to maximize long-term stockholder value. We intend to achieve these objectives primarily through external growth and through internal growth as we improve the operations of our properties. Our external growth will be focused upon the acquisition and operation of “value-added” office properties located in the western United States.

Key elements of our business objectives and growth strategies include:

•	External Growth.

We believe the existing adverse conditions in the global financial markets, coupled with a slowing economy, will result in distress and operating challenges for many highly-leveraged owners and operators of commercial office properties over the next two to three years. According to Intex Solutions, Inc., a provider of structured fixed-income cash flow models and related analytical software, approximately $164.4 billion of securitized office mortgage loans are scheduled to mature through the year 2011. Many of these loans were originated with high loan-to-value levels and low levels of debt service coverage that we believe will result in substantial increases in delinquency rates and foreclosures in the commercial office sector creating exceptional investing opportunities for us beginning in 2010.

We believe that these market conditions will specifically benefit us because we have the skill and experience to minimize downside operational risk and maximize upside financial potential.

Our external growth strategy is based on the following:

•
Opportunistic Acquisition and Repositioning. We intend to selectively acquire existing office properties at significant discounts to replacement cost, that are under-managed or under-leased, and which are best positioned to benefit from improving office market fundamentals;

•
Co-investment Strategy. We believe that the acquisition of commercial properties in partnership with institutional co-investors provides us the opportunity to earn greater returns on invested equity through incentive participations and management fees; and

•	Recycling of Capital. We intend to seek opportunities to sell stabilized properties and reinvest proceeds into new “value-added” office acquisition opportunities.

•
Internal Growth. The majority of our existing properties are located in what we believe are some of the healthiest office markets in the United States, including southern California and Honolulu. These markets are characterized by office employment growth, low office vacancy and low office construction starts. We expect to utilize our in-depth local market knowledge and managerial expertise to execute on our leasing and management initiatives as follows:

•
Tenant Retention and Lease-up. We expect to realize increased rental income by focusing on our strategic leasing initiatives, including focusing on near-term expiring leases and aggressively marketing available space to prospective tenants;

•	Contractual Rent Increases. We expect to realize increased rental income through scheduled increases of rental rates included in the majority of our lease agreements with tenants; and

•
Operational Leverage. We seek increased operating efficiencies through greater economies of scale as a result of future property acquisitions in our existing markets, and through the reduction of operating expenses on an incremental basis.

Competitive Advantages

For over 30 years, our founder, The Shidler Group, has opportunistically acquired and managed “value-added” office properties in the western United States, for its own account and through institutional co-investment vehicles. We believe we have several competitive advantages that will further serve to enhance our ability to execute on our business and growth strategies, achieve sustainable long-term growth in FFO per share and dividends per share, and maximize long-term stockholder value, including:

•
Experienced and Proven Founder. The Shidler Group has founded, and has been the initial investor in, numerous public and private companies. These include, in addition to Pacific Office Properties Trust, Inc., three other publicly-traded REITs, all of which began as operations of The Shidler Group. The Shidler Group believes that each of its REITs has succeeded through its ability to deliver attractive and predictable dividends to its investors.

•
Corporate Office Properties Trust: The Shidler Group took its Mid-Atlantic operations and office portfolio public in 1997 via a merger into a publicly-traded NASDAQ-listed REIT.  Corporate Office subsequently listed its common shares on the NYSE. According to the research firm SNL Financial, Corporate Office’s total return (capital appreciation and dividends paid) from the date of its formation to September 30, 2009 was approximately 918.3%.  No other publicly-traded office REIT has produced a total return since its date of formation as high as that produced by Corporate Office.

Corporate Office has paid a dividend every quarter for the 47 quarters from its formation through September 30, 2009. Corporate Office has paid its stockholders total dividends of $11.86 per share, which equates to an average annual return of 18.4% on its initial offering price.

As of September 30, 2009, Corporate Office had total assets of approximately $3,230,647,000, which included 246 wholly-owned office buildings containing approximately 18.4 million rentable square feet.

•
First Industrial Realty Trust, Inc.: The Shidler Group took its Midwest operations and industrial portfolio public by listing First Industrial’s common shares on the NYSE in 1994. First Industrial has paid its stockholders total dividends of $35.71 per share, through September 30, 2009, which equates to an average annual return of 10.0% on its initial offering price.

As of September 30, 2009, First Industrial had total assets of approximately $3,123,617,000, which included 788 wholly-owned industrial properties containing a total of 69.8 million rentable square feet.

•
TriNet Corporate Realty Trust, Inc.: The Shidler Group took its corporate net lease group and portfolio public by listing TriNet’s common shares on the NYSE in 1993. In 1999, TriNet, then one of the largest providers of sale/leaseback financing in the United States, was sold to Starwood Financial Trust, now iStar Financial, Inc. According to SNL Financial, TriNet’s total return from the date of its IPO to the date it was sold to Starwood Financial Trust was approximately 71%.

TriNet paid a dividend every quarter for the 26 quarters that it was independent. TriNet paid its stockholders total dividends of $16.25 per share, which equates to an average annual return of 10.3% on its initial offering price.

•
Aligned and Incentivized Management. Prior to this offering, our Chairman and our senior management team have beneficial ownership, in Listed Common Stock and Operating Partnership units, of approximately 95% of the Company, on a fully diluted basis. We therefore believe that the interests of our senior management team are well aligned with the interests of all of our stockholders;

•
Seasoned and Committed Senior Management Team. The members of our senior management team have significant experience in executing our investment strategy. We believe that our senior management team’s extensive acquisition and operating expertise provides us with access to superior acquisition sourcing, focused leasing programs and active asset and property management;

•
Quality Office Portfolio. Our office property portfolio primarily consists of Class A properties located in desirable markets on the West Coast which, based on current market rents and estimated construction costs, we believe could not be replicated on a cost-competitive basis today;

•
Key Investment Markets. We believe that our principal investment markets are among the most desirable in the United States in terms of long-term demand fundamentals and supply constraints and that the southern California and Honolulu office markets are characterized by high office employment growth, low office vacancy and low office construction starts;

•
Strategic Co-investment Partners. The members of our senior management team have extensive experience in sourcing and fostering strategic relationships with institutional co-investment partners, including relationships with GE Capital, Invesco, The Praedium Group, LLC and Angelo, Gordon & Co. We believe that our ability to source and foster strategic relationships with institutional co-investment partners will give us the ability to attract equity capital at lower cost than otherwise available in furtherance of executing our business objective and growth strategies;

•
Preferential Allocations and Incentive Interests. As of September 30, 2009, we own managing interests in six joint ventures. These joint ventures own 15 office properties, containing 29 office buildings and approximately 2.06 million rentable square feet. Our ownership interest percentages in these joint ventures range from approximately 7.50% to 32.17%. In exchange for managing these joint ventures and our related equity investment, we are entitled to fees, preferential allocations of earnings and cash flows. These include incentive interests in excess of our ownership percentages and range primarily from approximately 21.00% to 36.00%, subject to returns on invested capital; and

•
UPREIT Structure. Our “UPREIT” structure enables us to structure transactions for sellers that desire tax deferrals. This was an integral component of our 2008 acquisition of a portfolio of office buildings located in San Diego County.

Structure and Formation

On March 19, 2008, our predecessor, Arizona Land Income Corporation, or AZL, closed the transactions contemplated by a Master Formation and Contribution Agreement, dated October 3, 2006, as amended, which we refer to as the Master Agreement, between AZL and POP Venture, LLC, a Delaware limited liability company, which we refer to as Venture.  AZL also reincorporated in Maryland and changed its name to “Pacific Office Properties Trust, Inc.”

In connection with the transactions, AZL sold 1,000,000 shares of Listed Common Stock to Venture designees for $5.00 a share, or $5,000,000 in the aggregate, and 180,000 shares of Listed Common Stock to a Venture designee for $7.50 a share, or $1,350,000 in the aggregate, and contributed the proceeds from such sales, along with substantially all of its other assets and certain liabilities, to our Operating Partnership.

In exchange for its contribution to the Operating Partnership of its proceeds from the sale of Listed Common Stock, along with substantially all of its other assets and certain liabilities, AZL received a general partnership interest in our Operating Partnership equal to 18.25% of all common interests. Pursuant to the Master Agreement, Venture contributed to our Operating Partnership ownership interests in eight wholly-owned properties and one property in which it held a 7.5% managing ownership interest. We refer to these properties as the Contributed Properties.

In exchange for its contribution to the Operating Partnership of the Contributed Properties, Venture received 13,576,165 common units, referred to as Common Units, and 4,545,300 convertible preferred limited partnership units, referred to as Preferred Units, in our Operating Partnership and $16,695,000 in promissory notes. For more information on the promissory notes, see “BUSINESS AND PROPERTIES—Indebtedness—Subordinated Promissory Notes.”

The Common Units held by Venture are redeemable by Venture on a one-for-one basis for shares of our Listed Common Stock or a new class of common units without redemption rights, as elected by a majority of our independent directors, but no earlier than March 19, 2010. Each Preferred Unit is initially convertible into 7.1717 Common Units, but such conversion may not occur before the later of March 19, 2010, or the date we consummate an underwritten public offering (of at least $75 million) of our Listed Common Stock. Upon conversion of the Preferred Units to Common Units, such Common Units will be redeemable by Venture on a one-for-one basis for shares of our Listed Common Stock or a new class of common units without redemption rights, as elected by a majority of our independent directors, but no earlier than one year after the date of their conversion from Preferred Units to Common Units.

As part of our formation transactions, we issued to our Advisor one share of a proportionate voting preferred stock, which we refer to as the Proportionate Voting Preferred Stock. The Proportionate Voting Preferred Stock has no dividend rights and minimal rights to distributions in the event of liquidation, but it entitles our Advisor to vote on all matters on which the holders of Listed Common Stock are entitled to vote. Our Advisor has agreed to cast its Proportionate Voting Preferred Stock votes on any matter in direct proportion to votes that are cast by limited partners of our Operating Partnership holding the Common Units and Preferred Units issued in the formation transactions.  The number of votes that our Advisor is entitled to cast equals the total number of shares of Listed Common Stock issuable upon redemption for shares of the Common Units and Preferred Units collectively, representing 46,173,693 common share equivalents issued in connection with the formation transactions, notwithstanding the prohibition on redemption until March 19, 2010, in the case of the Common Units (representing 13,576,165 common share equivalents), and the further restrictions noted above, in the case of the Preferred Units (representing 32,597,528 common share equivalents).

In connection with the transactions, Venture also granted us options to acquire managing ownership interests in five joint ventures holding 14 additional office properties. We exercised those options in multiple transactions. The acquisition price for one of the joint ventures was funded by issuing a total of 723,102 Common Units. See “CERTAIN RELATED PARTY RELATIONSHIPS AND TRANSACTIONS.”  These Common Units are redeemable by the holders on a one-for-one basis for shares of our Listed Common Stock or cash, as elected by a majority of our independent directors, but no earlier than March 19, 2010.

The total number of shares of common stock outstanding at September 30, 2009, plus the total number of shares of Listed Common Stock issuable upon redemption for shares of all Common Units and Preferred Units issued as of September 30, 2009, equaled 50,747,315 common shares and common share equivalents.

Ownership Structure

The following diagram depicts our ownership structure upon completion of this offering(1), assuming all Senior Common Stock is sold including that offered under the dividend reinvestment plan and that all proceeds are contributed to our Operating Partnership in exchange for an increased general partnership interest in the form of Senior Common Units.

Our Advisor

We are externally advised by our Advisor, Pacific Office Management, Inc., an entity affiliated with The Shidler Group. The Shidler Group is a leading national commercial real estate investment organization with more than 35 years of experience in acquiring, owning and operating commercial real estate across the country. Our Advisor is owned by Jay H. Shidler, who is our Chairman of the Board and is currently serving as our President and Chief Executive Officer, and by partners of The Shidler Group.

Our Advisor manages, operates and administers our day-to-day operations, business and affairs. We believe that the fees we are obligated to pay for management and transactional services are materially lower than those fees charged to, and paid by, other externally advised REITs and that this provides us with a competitive economic advantage. In addition, our Advisor bears the cost and is not reimbursed by us for any expenses incurred by it in the course of performing operational advisory services for us. For more information regarding the significant items of compensation to be paid to our Advisor, see “MANAGEMENT COMPENSATION.”

Our Board

We operate under the ultimate oversight and direction of our board of directors. Our board is comprised of professionals experienced in the fields of real estate, finance and investment. Our board reviews management’s strategy, monitors the performance of our Advisor, approves and implements governance policies and provides oversight of financial reporting and legal compliance. A majority of our directors are “independent” directors under the listing standards of the NYSE Amex. A majority of independent directors are required to review and approve all matters that present potential conflicts of interest between us and our Advisor or other affiliates.

Management Compensation

Our Advisor and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. Selling commissions and dealer manager fees may vary for different categories of purchasers. This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees. No selling commissions or dealer manager fees are payable on shares sold through our dividend reinvestment plan.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount of Maximum Offering (1)

Offering Compensation

Selling Commissions — Dealer Manager	7% of gross proceeds in our primary offering, except no selling commissions are payable on shares sold under the dividend reinvestment plan. Our dealer manager will reallow 100% of the selling commissions earned to participating broker-dealers.	$24,500,000.
Dealer Manager Fee — Dealer Manager	3% of gross proceeds in our primary offering, except no dealer manager fee is payable on shares sold under the distribution reinvestment plan. Our dealer manager may reallow a portion of the dealer manager fee to any participating broker-dealer.	$10,500,000.
Other Offering Expenses — Advisor(2)	Up to 1.0% of gross proceeds for shares sold pursuant to this offering.	$4,000,000.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount of Maximum Offering (1)

Operational Compensation

Acquisition and Disposition Fees — Advisor (3)	1% of the contract price of any acquired or disposed real property.	$3,575,369. Actual amounts for disposition fees are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Corporate Management Fee — Advisor (4)
0.10% of the aggregate gross cost basis of our real property less accumulated depreciation and amortization, but in no event less than $1.5 million per annum. This fee may be reduced by direct expenses incurred by us, as defined, up to a maximum reduction of $750,000.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time except that they will in no event be less than $1,500,000, subject to a reduction of direct expenses incurred by us, which we expect to be $750,000.

Placement Fees — Advisor (5)
0.50% of (1) gross offering proceeds of any issuance of equity securities (excluding this offering of Senior Common Stock), (2) any co-investment capital procured, or (3) any indebtedness originated under (a) property financings, (b) credit facilities or (c) public issuance of debt instruments.
Actual amounts are dependent upon the total capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Property Management and Leasing Fees — Advisor
Between 2.5% and 4.5% of each property’s gross revenues for property management fees, but in no event greater than prevailing market rates in the area in which the subject property is located.  Leasing fees vary and are based on prevailing market rates.
Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Construction Management Fees — Advisor	Up to a maximum of 5.0% of the cost of any tenant improvements. 2.5% of total project costs of any redevelopment or building improvements.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Other Operational Expenses — Advisor
Our Advisor bears the cost and is not reimbursed by us for any expenses incurred by it in the course of performing operational advisory services for us, which expenses include, but are not limited to, salaries and wages, office rent, equipment costs, travel costs, insurance costs, telecommunications and supplies.
None.

Internalization Fee — Advisor	Stated amount of $1 million payable upon any internalization of our Advisor.	$1,000,000.

Liquidation or Participation Fees — Advisor	The Advisor does not receive any equity or participation upon liquidation or upon the exchange of the Senior Common Stock for the Listed Common Stock.	None.

____________

Notes:

(1)
The estimated maximum dollar amounts are based on the sale of the maximum of $350,000,000 of shares of Senior Common Stock to the public in the primary offering and $50,000,000 of shares of Senior Common Stock pursuant to our dividend reinvestment plan.

(2)
These expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering.  If we raise the maximum offering amount, we expect these other offering expenses (other than selling commissions and the dealer manager fee) to be approximately $2,200,000 or 0.55% of gross proceeds of this offering.  Our Advisor will be responsible for the payment of all such expenses to the extent such expenses exceed 1.0% of the aggregate gross proceeds of this offering.

(3)
This estimate assumes the amount of proceeds available for investment is equal to the gross offering proceeds less the offering expenses, and we have assumed that no financing is used to acquire properties or other assets.  Because the acquisition fee we pay our Advisor  is a percentage of the purchase price of real properties acquired, this fee will be greater to the extent we fund acquisitions through (i) the incurrence of debt (which we expect will not exceed 50% of the greater of the cost or fair market value of our investments if we sell the maximum number of shares offered hereby), (ii) retained cash flow from operations or (iii) issuances of equity in exchange for assets.  Assuming leverage of 50% of our assets, the maximum acquisition fees would be approximately $8,916,000.  We will not pay acquisition or disposition fees on transactions other than real property.  We expect to acquire some real estate-related investments, for which we will not pay an acquisition fee.  Therefore, we assume that our total acquisition fees paid will be less than the maximum amount disclosed.

(4)
For this purpose, direct expenses paid by the REIT that reduce the corporate management fee by up to $750,000 include all audit fees, costs of monitoring internal controls, director fees and director’s and officer’s insurance premiums.

(5)
Our Advisor has agreed that no equity placement fee pursuant to the Advisory Agreement will be due or payable by us to our Advisor for services our Advisor has rendered in connection with this offering.

Properties

Our property portfolio is comprised of quality office buildings located in selected long-term growth submarkets of Honolulu and the western United States, including southern California and the greater Phoenix metropolitan area. Each property is owned either through entities wholly-owned by us or through joint ventures in which we hold managing ownership interests.

As of September 30, 2009, our property portfolio consisted of 23 institutional quality office properties, including co-owned properties, comprising 4.3 million rentable square feet in 40 buildings. Currently, nearly half of our total portfolio, on a rentable area basis, is owned in partnership with institutional investors. The following tables contain descriptive information about all of our properties as of September 30, 2009.

Wholly-Owned Properties
NAME	MARKET	BUILDINGS	RENTABLE SQUARE FEET	ANNUALIZED RENT(1)
Waterfront Plaza	Honolulu	1	534,475	$15,915,934
Davies Pacific Center	Honolulu	1	353,224	10,994,220
Pan Am Building	Honolulu	1	209,889	7,474,572
First Insurance Center	Honolulu	1	202,992	6,831,120
Pacific Business News Building	Honolulu	1	90,559	2,136,840
Clifford Center	Honolulu	1	72,415	1,613,952
Sorrento Technology Center	San Diego	2	63,363	1,550,568
City Square	Phoenix	3	738,422	10,938,960
Total – Wholly-Owned Properties		11	2,265,339	$57,456,166

Joint Venture Properties
NAME	MARKET	MANAGING OWNERSHIP INTEREST	BUILDINGS	RENTABLE SQUARE FEET	ANNUALIZED RENT(1)
POP San Diego I
Torrey Hills Corporate Center	San Diego	32.167%	1	24,066	$988,224
Palomar Heights Plaza	San Diego	32.167%	3	45,538	1,087,764
Palomar Heights Corporate Center	San Diego	32.167%	1	64,812	1,688,088
Scripps Ranch Center	San Diego	32.167%	2	47,248	855,324
SoCal
Via Frontera Business Park	San Diego	10%	2	78,819	1,255,152
Poway Flex	San Diego	10%	1	112,000	1,048,320
Carlsbad Corporate Center	San Diego	10%	1	121,528	1,836,816
Savi Tech Center	Orange County	10%	4	372,327	6,867,540
Yorba Linda Business Park	Orange County	10%	5	166,042	1,793,004
South Coast Executive Center	Orange County	10%	1	61,025	794,040
Gateway Corporate Center	Los Angeles	10%	1	85,216	1,929,864
Seville Plaza	San Diego	7.5%	3	138,576	3,259,008
Black Canyon Corporate Center	Phoenix	17.5%	1	218,694	2,487,108
U.S. Bank Center	Phoenix	7.5%	2	372,676	6,551,640
Bank of Hawaii Waikiki Center	Honolulu	17.5%	1	152,288	6,959,717
Total – Joint Venture Properties			29	2,060,855	$39,401,609
TOTAL			40	4,326,194	$96,857,775
Pacific Office Properties Share of Annualized Rent					$62,883,555

____________

Notes:

(1)
Annualized Rent represents the monthly contractual rent under existing leases as of September 30, 2009. This amount reflects total rent before abatements and includes expense reimbursements, which may be estimated as of such date. Total abatements committed to as of September 30, 2009 for the twelve months ended September 30, 2010 were approximately $0.131 million for our consolidated properties and $0.105 million for our unconsolidated joint venture properties.  Annualized rent for the unconsolidated joint venture properties are reported with respect to each property in its entirety, rather than the portion of the property represented by our managing ownership interest.

(2)
The rentable square feet for the unconsolidated joint venture properties listed above are reported with respect to each property in its entirety rather than the portion of the property represented by our managing ownership interest.

Summary Risk Factors

An investment in our Senior Common Stock involves a number of risks. You should consider carefully the risks discussed below and under “RISK FACTORS” beginning on page 35 before purchasing our Senior Common stock.

•
There is limited liquidity for our Senior Common Stock. There is no public trading market for the Senior Common Stock, and we do not currently intend to list our Senior Common Stock on a securities exchange. If you are able to sell your shares, you may have to sell them at a significant discount. After five years from the date of issuance, the Senior Common Stock will be exchangeable at your option for shares of our Listed Common Stock, which currently are publicly traded on the NYSE Amex.

•
The Senior Common Stock is a “covered security” and therefore not subject to registration in the various states due to its seniority to the Listed Common Stock, which is listed on the NYSE Amex.  In the event that our Listed Common Stock is no longer listed on the NYSE Amex or another appropriate exchange, we would be required to register the offering in any state in which we subsequently offered shares of our Senior Common Stock.  This would require the termination of this offering and could result in our raising gross proceeds substantially less than the maximum offering.  This would reduce our ability to purchase additional properties and limit the diversification of our portfolio.

•
The current conditions in the U.S. economy and turmoil in the credit markets could limit demand for our office properties and affect the overall availability and cost of credit. The impact of the current crisis on our ability to obtain financing in the future and the costs of terms of the same is unclear. No assurances can be given that the effects of the current crisis will not have a material adverse effect on our business, financial condition and results of operations or those of our tenants or co-investment partners.

•
Our properties are office buildings, all located in southern California, Phoenix and Honolulu, making us more vulnerable to certain adverse events than if we owned a more diverse portfolio of properties.

•
15 of our 23 properties (representing 2,060,855 square feet of our total 4,326,194 square feet) are held through joint venture investments and our business plan contemplates further acquisitions of office properties through joint ventures. Our ability to sell our interests in existing properties, acquire additional properties and operate our properties could be limited by the economic and other business interests of our co-investment partners and certain approval rights over major decisions that they may hold.

•
There are various conflicts of interest resulting from relationships among us, our management, our Advisor, our dealer manager and other parties, including compensation arrangements with our Advisor that could benefit certain of our affiliates, fee arrangements with our dealer manager that could benefit certain of our affiliates, registration rights granted to Venture that could benefit our directors, officers or other affiliates having a financial interest in Venture but which could be disadvantageous to us and competition for management time from certain of our officers and directors that may also engage in the management of other business entities.

•
Jay H. Shidler, who is the Chairman of our board of directors and is currently serving as our President and Chief Executive Officer, currently has the ability to effectively vote approximately 94% of our outstanding voting securities, and assuming the issuance of all Senior Common Stock in this offering, including through our dividend reinvestment plan, will have the ability to effectively vote approximately 52% of our outstanding voting securities. The interests of Mr. Shidler may conflict with the interests of our other stockholders and Mr. Shidler could cause our Operating Partnership to take actions that our other stockholders may not support.

•
In connection with our formation transactions, we agreed to certain restrictions related to the Contributed Properties that could prevent us until March 2018 from selling or refinancing such properties at all or under the best terms that otherwise might be available to us absent such restrictions.

•
As of September 30, 2009, leases representing approximately 5.1% of the 4,326,194 rentable square feet of our total portfolio were scheduled to expire during the remainder of 2009, and approximately an additional 14.6% of the rentable square footage of our total portfolio was available for lease. Although we expect to utilize our local market knowledge and managerial expertise to execute on our leasing and management initiatives, we may be unable to renew expiring leases, lease vacant space or obtain rental rates that are on average comparable to our asking rents across our portfolio.

•
We have a substantial amount of indebtedness outstanding on a consolidated basis, which may affect our ability to pay dividends, may expose us to interest rate fluctuation risk and may expose us to the risk of default under our debt obligations. Our joint venture properties are leveraged and we may incur significant additional debt for various purposes, including the funding of future acquisitions of property.

•
If we fail to qualify as a REIT for federal income tax purposes, we will be taxed as a corporation and our liability for certain federal, state and local income taxes may significantly increase, which could result in a material decrease in cash available for distribution.

•
Our charter, the Maryland General Corporation Law and the partnership agreement of our Operating Partnership contain provisions that may delay or prevent a change of control transaction, including a limitation on ownership of 4.9% in economic value of the aggregate of the outstanding shares of our capital stock and a limitation on ownership of 4.9% (in economic value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock.

Conflicts of Interest

We are subject to various potential conflicts of interest arising out of our relationship with our Advisor and our other affiliates. The conflicts of interest that may be material include:

•	conflicts related to the compensation arrangements between our Advisor, certain of our affiliates and us;

•	conflicts with respect to the allocation of the time of our Advisor and its key personnel;

•	conflicts resulting from agreements between us and our Advisor;

•	conflicts resulting from the affiliation between us, our Advisor and our dealer manager;

•	conflicts with respect to our dealer manager and its due diligence of this offering;

•	conflicts with respect to our potential future sale of the properties contributed at our formation;

•	conflicts with respect to the grant of registration rights to certain of our affiliates; and

•	conflicts related to promissory notes issued by us and held by affiliates of The Shidler Group.

See “CONFLICTS OF INTEREST” for more information.

Dividend Policy

Subject to the preferential rights of any series of our preferred shares (of which, other than one share of Proportionate Voting Preferred Stock, there currently are none issued or planned to be issued at this time), holders of our Senior Common Stock will be entitled to receive, when and as authorized by our board of directors and declared by us, out of funds legally available for payment of dividends, cumulative cash dividends in an amount per share of Senior Common Stock equal to a minimum of $0.725 per share per annum, payable $0.06041667 per share per month. Should the dividend payable on the Listed Common Stock grow to exceed its current rate of $0.20 per share per annum, the Senior Common Stock dividend would increase by 25% of the amount by which the Listed Common Stock dividend exceeds $0.20 per share per annum. For example, if the Listed Common Stock dividend increased from $0.20 per share to $0.36 per share per annum, an increase of $0.16, the Senior Common Stock dividend would increase by $0.04 to $0.765 per share per annum. We refer to this increase in dividend as the Participation Dividend.

Dividends on each share of our Senior Common Stock are cumulative from the date of original issuance of such share and are payable monthly on or about the 15th day of each month, when and as authorized by our board of directors and declared by us. The first dividend payment will be in the first full month following the initial issuance of shares, and it will be pro-rated from the date of issuance.

Federal income tax law requires that a REIT distribute annually at least 90% of its net taxable income excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its REIT taxable income including capital gains. For more information, see “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.” We anticipate that our estimated cash available for distribution will exceed the annual distribution requirements applicable to REITs. However, under some circumstances, we may be required to pay distributions in excess of cash available for distribution in order to meet these distribution requirements and we may need to borrow funds to make some distributions.

Dividend Reinvestment Plan

We are also offering up to 5,000,000 shares to be sold to stockholders who participate in our dividend reinvestment plan. You may participate in the plan by reinvesting dividends you receive from us into additional shares of our Senior Common Stock. The purchase price per share under our dividend reinvestment plan will initially be $10.00 per share, subject to change by our board of directors, but will never be lower than 95% of the fair market value per share as determined by our board of directors. Dividends may be fully reinvested because the dividend reinvestment plan permits fractional shares to be purchased and credited to participant accounts. If you participate and are subject to federal income taxation, you may incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash, but rather to have the dividends withheld and reinvested in Senior Common Stock. As a result, you may have a tax liability without receiving cash dividends to pay such liability and would have to rely solely on sources of funds other than our dividends in order to pay your taxes. Our board of directors will have the right to terminate, suspend or amend the dividend reinvestment plan, in its sole discretion at any time upon notice of not less than ten days to the plan participants. We reserve the right to reallocate the shares we are offering between our primary offering and our dividend reinvestment plan.  For more information, see “DESCRIPTION OF CAPITAL STOCK — Dividend Reinvestment Plan.”

Share Repurchase Program

Our board of directors has adopted a share repurchase program that enables you to sell your shares to us in limited circumstances at the end of each fiscal quarter. Our share repurchase program would permit you to sell your shares back to us after you have held them for at least one year, subject to certain conditions and limitations described below and in the section captioned “DESCRIPTION OF CAPITAL STOCK — Share Repurchase Program.”

There will be several restrictions on your ability to sell your shares to us under the program. You must hold your shares for one year before selling your shares to us under the plan; however, we may, but are not required to, waive the one-year holding period in the event of the stockholder’s death or “qualifying disability.” You must present all your outstanding shares upon repurchase.  In addition, we will limit the number of shares of our Senior Common Stock repurchased pursuant to our share repurchase program as follows: (1) funding for the repurchase of shares of our Senior Common Stock will be limited to the amount of net proceeds we receive from the sale of shares of our Senior Common Stock under our dividend reinvestment plan during the prior calendar year; and (2) we will not repurchase in excess of 5% of the weighted average number of shares of our Senior Common Stock outstanding during the prior calendar year (shares requested for repurchase upon the death of a stockholder may not be subject to this limitation).  These limits may prevent us from accommodating all requests made in any year. The repurchase price will initially be $10.00 per share, subject to change by our board of directors, but will not be higher than the then-current public offering price of the Senior Common Stock.

If funds are not available to repurchase all shares for which repurchase requests have been received at the end of each fiscal quarter, shares will be purchased on a pro rata basis and any unfulfilled requests will be held until the next fiscal quarter, unless withdrawn; however, we may give priority to the repurchase of a deceased stockholder’s shares. Our board of directors may amend, suspend or terminate the share repurchase program at any time upon thirty days’ prior notice to the holders of our Senior Common Stock.  We will terminate the share repurchase program as to any particular shares of Senior Common Stock when such shares become exchangeable for shares of Listed Common Stock, or earlier if there is a trading market for the Senior Common Stock.

The Offering

Senior Common Stock offered	Up to 40,000,000 shares (which includes up to 5,000,000 shares to be issued pursuant to the dividend reinvestment plan)

Senior Common Stock to be outstanding after the offering	Up to 35,000,000 shares (which does not include up to 5,000,000 shares that may be issued pursuant to the dividend reinvestment plan)

Length of Offering
We will sell the Senior Common Stock through our dealer manager on a “best efforts” basis. The offering is expected to end two years after the date of this prospectus unless extended by the board of directors. We have the discretion to continue to offer shares pursuant to the dividend reinvestment plan beyond two years until 5,000,000 shares are sold through the plan.

Ranking
The Senior Common Stock will rank senior to the Listed Common Stock and the Common Units and Preferred Units, issued by our Operating Partnership, with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up.

Dividends
Dividends on the Senior Common Stock are expected to be a minimum of $0.725 per share per annum, payable $0.06041667 per share per month. Should the dividend payable on the Listed Common Stock grow to exceed its current rate of $0.20 per share per annum, the Senior Common Stock dividend would increase by an amount equal to 25% of the amount by which the Listed Common Stock dividend exceeds $0.20 per share per annum. For example, if the Listed Common Stock dividend increased to $0.36 per share per annum, an increase of $0.16 per share per annum, the Senior Common Stock dividend would increase by $0.04 to $0.765 per share per annum; we refer to this increase in dividend as the Participation Dividend.

Dividends on each share of Senior Common Stock are cumulative from the date of original issuance of such share and are payable monthly on or about the 15th day of each month, when and as authorized by our board of directors and declared by us, beginning the first full month after receiving the initial subscriptions.

Liquidation Preference	$10.00 per share of Senior Common Stock, plus an amount equal to accumulated, accrued and unpaid dividends.

Exchange Option
Holders of shares of Senior Common Stock will have the right following the fifth anniversary of the issuance of such shares to exchange any or all of their Senior Common Stock for Listed Common Stock. The exchange ratio will be calculated using a value for shares of Listed Common Stock based on the average of the trailing 30-day closing stock price on the date the shares are submitted for exchange, but in no event less than $1.00 per share, and a value for Senior Common Stock of $10.00 per share.

For example, if the 30-day trailing average stock price for the Listed Common Stock is $12.50 per share on the date that shares are submitted for exchange, the stockholder will receive 0.80 shares of Listed Common Stock for each share of Senior Common Stock exchanged.  Similarly, if the 30-day trailing average stock price for the Listed Common Stock is $8.00 per share on the date that shares are submitted for exchange, the stockholder will receive 1.25 shares of Listed Common Stock for each share of Senior Common Stock exchanged.

Call Protection
We may not call shares of Senior Common Stock prior to five years after the commencement of the offering, or                       , 2015, except in certain limited circumstances relating to maintaining our ability to qualify as a REIT.  After the fifth anniversary of the commencement of the offering, the Senior Common Stock will be callable for cash at our option, in whole or part, at a redemption price equivalent to $10.20 per share, plus accrued and unpaid dividends.

Repurchase Program
We will provide a limited share repurchase program to provide stockholders with some liquidity. Repurchases under the program will be made quarterly on a pro rata basis with the following restrictions and limits:

1.Shares must be held a minimum of one year before repurchase;

2.Stockholders must present all of their outstanding shares;

3.Repurchases will be limited, during each calendar year, to the amount of cash available from the sale of shares under our dividend reinvestment plan during the prior calendar year;

4.Repurchases will also not exceed 5% of the weighted average number of shares of the Senior Common Stock outstanding during the prior calendar year; and

5.We have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency, or if our board of directors determines that such repurchase could prevent us from qualifying as a REIT for tax purposes.

The repurchase price will initially be $10.00 per share.  Your shares of Senior Common Stock may not be eligible for the share repurchase program once those shares become exchangeable for shares of our Listed Common Stock.  See “DESCRIPTION OF CAPITAL STOCK – Share Repurchase Program.”

Dividend Reinvestment
We will provide a dividend reinvestment plan with this offering through which stockholders may reinvest their dividends into additional Senior Common Stock at an initial purchase price of $10.00 per share.  See “DESCRIPTION OF CAPITAL STOCK – Dividend Reinvestment Plan.”

Voting Rights
Holders of the Senior Common Stock will have the right to vote together with all other holders of voting stock as one class on all matters presented to stockholders. In any matter in which holders of the Senior Common Stock may vote, including any action by written consent, each share of Senior Common Stock will be entitled to one vote.  Holders of the Senior Common Stock will also have the right to vote as a separate class on amendments of our charter relating to dividends on the Senior Common Stock.

Listing
The Senior Common Stock will not be listed on a national exchange or quoted on an automated quotation system. After the fifth anniversary of issuance, the Senior Common Stock may be exchanged for Listed Common Stock. The Listed Common Stock currently is listed and traded on the NYSE Amex under the symbol “PCE.”

Form	The Senior Common Stock will be issued and maintained in book-entry form registered in the name of the nominee.

Minimum Investment
Investors must initially invest at least $5,000, except insofar as this minimum is waived by our dealer manager. This initial minimum purchase requirement applies to all potential investors, including tax-exempt entities.

Risk Factors	An investment in our Senior Common Stock involves risks. Please read “RISK FACTORS” beginning on page 35 of this prospectus.

Summary Selected Financial Information
($ in thousands, except per share and property data)

					Pacific
					Office
	Waterfront(1)				Properties
				For the	Trust, Inc.	Total(2)
				Period From	For the	For the
				January 1,	Period From	Period From
				2008	March 20,	January 1,
				Through	2008 Through	2008 Through
	Year Ended December 31,			March 19,	December 31,	December 31,
	2005	2006	2007	2008	2008	2008
Statement of Operations Data:
Total revenues	$16,726	$18,866	$20,160	$5,162	$58,944	$64,106
Total operating expenses	19,168	24,102	28,286	6,133	95,528	101,661
Equity in net earnings of unconsolidated joint ventures	—	—	—	—	93	93
Net loss attributable to non-controlling interests	—	—	—	—	29,665	29,665
Net loss attributable to stockholders	(2,385)	(5,137)	(8,126)	(971)	(6,741)	(7,712)

	Waterfront(3)			Pacific Office Properties Trust, Inc.
	As of December	As of December	As of December	As of December
	31, 2005	31, 2006	31, 2007	31, 2008
Balance Sheet Data (at end of period):
Total assets	$81,193	$82,255	$80,171	$529,897
Mortgage and other collateralized loans	71,600	111,000	111,000	400,108
Unsecured notes payable to related parties	—	—	—	23,776

	Number of		Property Portfolio	Effective Portfolio
	Properties	Buildings	Sq. Ft.	Sq. Ft.
Other Data (at September 30, 2009):
Consolidated properties	8	11	2,265,339	2,265,339
Unconsolidated joint venture properties	15	29	2,060,855	261,397
Total	23	40	4,326,194	2,526,736
____________

(1)
Amounts have been derived from the consolidated statements of operations of Waterfront Partners OP, LLC (Waterfront), which for accounting purposes was deemed to be the acquirer of Pacific Office Properties Trust, Inc. Waterfront consists of Waterfront Plaza, a seven-structure office complex located in Honolulu, Hawaii. The account balances and transactions of Waterfront are not indicative of the balances of Pacific Office Properties Trust, Inc. subsequent to the completion of the formation transactions on March 19, 2008.

(2)
Amounts reflected in the Total column represent the sum of the amounts included herein as the consolidated results of operations of Waterfront for the period from January 1, 2008 through March 19, 2008 and the consolidated results of operations of Pacific Office Properties Trust, Inc. for the period from March 20, 2008 through December 31, 2008.

(3)
Amounts have been derived from the consolidated balance sheets of Waterfront. The balances of Waterfront are not indicative of that for Pacific Office Properties Trust, Inc. subsequent to the completion of the formation transactions on March 19, 2008.

RISK FACTORS

You should carefully consider each of the risks described below, together with all of the other information contained in this prospectus before deciding to invest in shares of our Senior Common Stock. If any of the following risks develop into actual events, our business, financial condition or results of operations could be materially adversely affected, the value of your shares could decline and you may lose all or part of your investment.

Risks Related to This Offering

There currently is no public market for our Senior Common Stock.

There is no public market for our Senior Common Stock, and we currently have no plans to list these shares on a securities exchange or to include these shares for quotation on any national securities market. Additionally, our charter contains restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. It may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. Therefore, you should purchase the Senior Common Stock only as a long-term investment. After five years from the date of issuance, the Senior Common Stock will be exchangeable at your option for shares of our Listed Common Stock, which currently are publicly traded on the NYSE Amex.

We would be required to terminate this offering if our Listed Common Stock is no longer listed on the NYSE Amex or another national securities exchange.

The Senior Common Stock is a “covered security” and therefore not subject to registration in the various states due to its seniority to the Listed Common Stock, which is listed on the NYSE Amex.  In the event that our Listed Common Stock is no longer listed on the NYSE Amex or another appropriate exchange, we would be required to register the offering in any state in which we subsequently offered shares of our Senior Common Stock.  This would require the termination of this offering and could result in our raising gross proceeds substantially less than the maximum offering.  This would reduce our ability to purchase additional properties and limit the diversification of our portfolio.

Your ability to have your Senior Common Stock repurchased under our share repurchase program is limited to the offering proceeds from our dividend reinvestment plan, and the program may be amended, suspended or terminated by our board of directors at any time without stockholder approval.

Our share repurchase program is designed to provide holders of Senior Common Stock with some liquidity by providing you a limited opportunity to have your shares repurchased after you have held them for a period of one year. However, you should understand that our share repurchase program is limited to the use of funds invested through our dividend reinvestment plan and contain certain other restrictions.  The repurchase price will initially be $10.00 per share. However, our board of directors may limit, suspend or terminate our share repurchase program upon 30-days’ notice without stockholder approval. In addition, we will have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet certain statutory tests of solvency, or if our board of directors determines that such repurchase could prevent us from qualifying as a REIT for tax purposes. For more information, see “DESCRIPTION OF CAPITAL STOCK — Share Repurchase Program.”

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

Our dealer manager is one of our affiliates. Because our dealer manager is an affiliate, its due diligence review and investigation of us and the prospectus cannot be considered to be an independent review. Therefore, although certain participating broker-dealers may elect to conduct or obtain an independent due diligence review prior to offering shares of Senior Common Stock to investors, you may not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Securities eligible for future sale may have adverse effects on the share price of our Listed Common Stock for which our Senior Common Stock will be exchangeable.

Our authorized capital stock consists of 599,999,900 shares of Listed Common Stock, 100 shares of Class B Common Stock, 40,000,000 shares of Senior Common Stock and 100,000,000 shares of preferred stock, one share of which has been designated Proportionate Voting Preferred Stock.

Our Operating Partnership issued Common Units representing 13,576,165 common share equivalents and Preferred Units representing 32,597,528 common share equivalents to Venture in the transactions described in “STRUCTURE AND FORMATION TRANSACTIONS.” Each Preferred Unit is convertible into 7.1717 Common Units, but such conversion may not occur before the later of March 19, 2010 or the date we engage in an underwritten public offering (of at least $75 million) of our Listed Common Stock. Upon conversion of the Preferred Units to Common Units, those Common Units are redeemable under certain circumstances on a one-for-one basis for shares of our Listed Common Stock, but no earlier than one year after the date of their conversion from Preferred Units to Common Units. The Common Units held by Venture (other than those into which Preferred Units can be converted) are redeemable under certain circumstances on a one-for-one basis for shares of our Listed Common Stock, but no earlier than March 19, 2010. Our Operating Partnership also issued Common Units representing 723,102 common share equivalents to other unit holders as described in “STRUCTURE AND FORMATION TRANSACTIONS.”  These Common Units are also redeemable under certain circumstances on a one-for-one basis for shares of our Listed Common Stock, but no earlier than March 19, 2010.

We have entered into registration rights agreements with Venture and certain of our other unit holders and will be obligated to file, on or around March 20, 2010, March 30, 2010 and May 20, 2010, registration statements that would allow shares of our Listed Common Stock issued upon redemption of our Operating Partnership units to be sold following effectiveness of the registration statements. We anticipate filing one combined registration statement registering at least 48.1 million shares of our Listed Common Stock. In addition, we have granted a total of 82,930 restricted stock units under the Directors’ Stock Plan, of which 30,300 have vested, resulting in the issuance of 30,300 shares of Listed Common Stock to certain of our directors.  A total of 150,000 shares of our Listed Common Stock may be issued under that plan (see “MANAGEMENT — Stock Incentive Plan”). The sale of shares of our Listed Common Stock issued upon the redemption of our Operating Partnership units or through our Directors’ Stock Plan could result in a decrease in the market price of our Listed Common Stock.

There may not be a broad market for our Listed Common Stock, which may cause our Listed Common Stock to trade at a discount and make it difficult for you to sell the Listed Common Stock for which your Senior Common Stock is exchangeable.

Our Listed Common Stock for which the Senior Common Stock will be exchangeable trades on the NYSE Amex under the symbol “PCE.” Listing on NYSE Amex or another national securities exchange does not ensure an actual market for our Listed Common Stock. Accordingly, an actual market for our Listed Common Stock may not be maintained, the market for our Listed Common Stock may not be liquid, the holders of our Listed Common Stock may be unable to sell their shares of our Listed Common Stock, and the prices that may be obtained upon the sale of our Listed Common Stock upon exchange of your Senior Common Stock may not reflect the underlying value of our assets and business.

We will be able to call your shares of Senior Common Stock for redemption under certain circumstances without your consent.

We will have the ability to call the outstanding shares of Senior Common Stock after the fifth anniversary of the initial effective date of the registration statement of which this prospectus is a part, or                       , 2015, and at any time under certain circumstances relating to maintaining our ability to qualify as a REIT.  At that time, we will have the right to redeem, at our option, the outstanding shares of Senior Common Stock, in whole or in part, at a redemption price of $10.20 per share, plus any accrued and unpaid dividends.  Because this is a continuous offering that we expect to last two years from the initial effective date, we may be able to call your shares for any reason after you have held the shares for as few as three years, or even earlier in connection with maintaining our ability to qualify as a REIT.

If our Listed Common Stock fails to meet all applicable listing requirements, it could be delisted from the NYSE Amex, which could adversely affect the market price and liquidity of our Listed Common Stock and our Senior Common Stock and harm our financial condition and business.

Our Listed Common Stock currently is listed and traded on the NYSE Amex under the symbol “PCE.” If we fail to meet any of the continued listing standards of the NYSE Amex, our Listed Common Stock could be delisted from the NYSE Amex. The NYSE Amex will consider the removal of a listed security on its exchange when, in the opinion of the NYSE Amex, the financial condition and/or operating results of the issuer appear to be unsatisfactory, it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make further dealings on the NYSE Amex inadvisable, the issuer has sold or otherwise disposed of its principal operating assets or has ceased to be an operating company, the issuer has failed to comply with its listing agreements with the NYSE Amex or any other event shall occur or any condition shall exist which makes further dealings on the NYSE Amex unwarranted.

If our Listed Common Stock were to be delisted from the NYSE Amex, our Listed Common Stock could be traded in the over-the-counter market or on an automated quotation system, such as the OTC Bulletin Board or the Pink Sheets. Any delisting could adversely affect the market price and the liquidity of our Listed Common Stock and our Senior Common Stock and negatively impact our financial condition and business.

We have a limited operating history and the prior performance of publicly-traded REITs founded by The Shidler Group may not be indicative of our future results.

We were formed in March 2008 via a merger of The Shidler Group’s western U.S. office portfolio and joint venture operations into a then-existing publicly-traded REIT. Although we are an existing publicly-traded REIT, we have a limited operating history. You should not rely upon the past performance of other publicly-traded REITs formed by The Shidler Group.

If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) that are investing in our Senior Common Stock. If you are investing the assets of such a plan or account in our Senior Common Stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBIT for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

If our assets are deemed to be ERISA plan assets, our Advisor and we may be exposed to liabilities under Title 1 of ERISA and the Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. If our Advisor or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Code on your investment and our performance.

Risks Related to Our Business And Properties

The current turmoil in the credit markets could limit demand for our office properties and affect the overall availability and cost of credit.

The current turmoil in the credit markets could limit demand for our office properties and affect the overall availability and cost of credit. At this time, there can be no assurance that the actions taken by the U.S. government, Federal Reserve or other government and regulatory bodies for the reported purpose of stabilizing the economy or financial markets will achieve their intended effect. The impact of the current crisis on our ability to obtain financing in the future and the costs and terms of the same is unclear. No assurances can be given that the effects of the current crisis will not have a material adverse effect on our business, financial condition, results of operations or trading price of our Listed Common Stock.

In addition, given these current conditions, the Company’s business and results of operations could be adversely affected as follows:

•
Our tenants may experience a deterioration in their sales or other revenue, or experience a constraint on the availability of credit necessary to fund operations, which in turn may adversely impact those tenants’ ability to pay contractual base rents and tenant recoveries. Some tenants may terminate their occupancy due to an inability to operate profitably for an extended period of time, impacting our ability to maintain occupancy levels.

•
Constraints on the availability of credit to tenants, necessary to purchase and install improvements, fixtures and equipment and to fund start-up business expenses, could impact our ability to procure new tenants for spaces currently vacant in existing operating properties or properties under development.

•
Our co-investment partners could experience difficulty obtaining financing in the future for the same reasons discussed above. Their inability to obtain financing on acceptable terms, or at all, could negatively impact our ability to acquire additional properties.

All of our properties are located in southern California, Phoenix and Honolulu. We are dependent on the southern California, Phoenix and Honolulu office markets and economies, and are therefore susceptible to risks of events in those markets that could adversely affect our business, such as adverse market conditions, changes in local laws or regulations and natural disasters.

Because all of our properties are concentrated in southern California, Phoenix and Honolulu, we will be exposed to greater economic risks than if we owned a more geographically dispersed portfolio. We will be susceptible to adverse developments in southern California, Phoenix and Honolulu economic and regulatory environments (such as business layoffs or downsizing, industry slowdowns, relocations of businesses, increases in real estate and other taxes, costs of complying with governmental regulations or increased regulation and other factors) as well as natural disasters that occur in these areas (such as earthquakes, floods and other events). In addition, the State of California is also regarded as more litigious and more highly regulated and taxed than many states, which may reduce demand for office space in California. Any adverse developments in the economy or real estate markets in southern California, Phoenix or Honolulu, or any decrease in demand for office space resulting from the southern California, Phoenix or Honolulu regulatory or business environments, could adversely impact our financial condition, results of operations and cash flow, the per share trading price of our Listed Common Stock and our ability to satisfy our debt service obligations and to pay dividends to you.

We are prohibited from disposing of or refinancing the Contributed Properties under certain circumstances until March 2018.

A sale of any of the Contributed Properties that would not provide continued tax deferral to Venture is prohibited under the Master Agreement and the contribution agreements for such properties for ten years after the closing of the transactions related to such properties. These prohibitions may prevent us from selling such properties when we desire or from obtaining in any disposition the best terms that would otherwise be available to us absent such prohibitions. In addition, we have agreed for such ten-year period not to prepay or defease any mortgage indebtedness of such properties, other than for concurrent refinancing with non-recourse mortgage debt of equal or greater amount, and to observe restrictions on encumbering such properties. These restrictions limit our ability to refinance indebtedness on those properties and will limit our ability to manage our debt structure. As a result, we may be unable to obtain capital resources that would otherwise be available to us. Furthermore, if any such sale or defeasance is foreseeable, we are required to notify Venture and to cooperate with it in considering strategies to defer or mitigate the recognition of gain under the Code. These contractual obligations may limit our future operating flexibility and compel us to take actions or undertake transactions that we otherwise would not undertake. If we fail to comply with any of these requirements, we will be liable for a make-whole cash payment to Venture, the cost of which could be material and could adversely affect our liquidity.

Our operating performance is subject to risks associated with the real estate industry.

Real estate investments are subject to various risks and fluctuations and cycles in value and demand, many of which are beyond our control. Certain events may decrease cash available for dividends, as well as the value of our properties. These events include, but are not limited to:

•	adverse changes in economic and demographic conditions;

•	vacancies or our inability to rent space on favorable terms;

•	adverse changes in financial conditions of buyers, sellers and tenants of properties;

•	inability to collect rent from tenants;

•	competition from other real estate investors with significant capital, including other real estate operating companies, publicly-traded REITs and institutional investment funds;

•	reductions in the level of demand for office space and changes in the relative popularity of properties;

•	increases in the supply of office space;

•	fluctuations in interest rates, which could adversely affect our ability, or the ability of buyers and tenants of properties, to obtain financing on favorable terms or at all;

•
increases in expenses, including insurance costs, labor costs, energy prices, real estate assessments and other taxes and costs of compliance with laws, regulations and governmental policies, and our inability to pass on some or all of these increases to our tenants; and

•
changes in, and changes in enforcement of, laws, regulations and governmental policies, including, without limitation, health, safety, environmental, zoning and tax laws, governmental fiscal policies and the Americans with Disabilities Act of 1990, which we call the ADA.

In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases. If we cannot operate our properties so as to meet our financial expectations, our financial condition, results of operations, cash flow, per share trading price of our Listed Common Stock and ability to satisfy our debt service obligations and to pay dividends to you could be adversely affected. There can be no assurance that we can achieve our economic objectives.

We have a substantial amount of indebtedness outstanding on a consolidated basis, which may affect our ability to pay dividends, may expose us to interest rate fluctuation risk and may expose us to the risk of default under our debt obligations.

As of September 30, 2009, our total consolidated indebtedness was approximately $424.5 million. Our joint venture properties are also leveraged and we may incur significant additional debt for various purposes, including the funding of future acquisitions of property.

Payments of principal and interest on borrowings may leave our property-owning entities with insufficient cash resources to operate our properties and/or pay distributions to us so that we can make distributions to stockholders currently contemplated or necessary to maintain our REIT qualification. Our substantial outstanding indebtedness, and the limitations imposed on us by our debt agreements, could have significant other adverse consequences, including the following:

•	our cash flow may be insufficient to meet our required principal and interest payments;

•	we may be unable to borrow additional funds as needed or on favorable terms, which could adversely affect our liquidity for acquisitions or operations;

•	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•	we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

•	we will be exposed to interest and future interest rate volatility with respect to indebtedness that is variable rate; and

•	any property-owning entity may default on its obligations and the lenders or mortgagees may foreclose on our properties and execute on any collateral that secures their loans.

If any one of these events were to occur, our financial condition, results of operations, cash flow, per share trading price of our Listed Common Stock and our ability to satisfy our debt service obligations and to pay dividends to you could be adversely affected. In addition, any foreclosure on our properties could create taxable income without accompanying cash proceeds, which could adversely affect our ability to meet the REIT distribution requirements imposed by the Code.

We will be subject to risks and liabilities unique to joint venture relationships.

We own properties through “joint venture” investments in which we co-invest with another investor. Our business plan contemplates further acquisitions of office properties through joint ventures and sales to institutions of partial ownership of properties that we wholly own. Real estate is relatively difficult to sell quickly. We may be unable to realize our investment objectives by a sale of equity at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. Joint venture investments involve certain risks, including:

•	co-investment partners may control or share certain approval rights over major decisions;

•	co-investment partners may fail to fund their share of any required capital commitments;

•	co-investment partners might have economic or other business interests or goals that are inconsistent with our business interests or goals that would affect our ability to operate the property;

•	co-investment partners may have the power to act contrary to our instructions and policies, including our current policy with respect to maintaining our REIT qualification;

•
joint venture agreements often restrict the transfer of a member’s or co-investment partner’s interest or “buy-sell” or may otherwise restrict our ability to sell the interest when we desire or on advantageous terms;

•
disputes between us and our co-investment partners may result in litigation or arbitration that would increase our expenses and divert attention from other elements of our business and result in subjecting the properties owned by the applicable joint venture to additional risk; and

•	we may in certain circumstances be liable for the actions of our co-investment partners.

The occurrence of one or more of the events described above could adversely affect our financial condition, results of operations, cash flow and our ability to pay dividends.

If we are deemed an “investment company” under the Investment Company Act of 1940, it could have a material adverse effect on our business.

We do not expect to operate as an “investment company” under the Investment Company Act. However, the analysis relating to whether a company qualifies as an investment company can involve technical and complex rules and regulations. If we own assets that qualify as “investment securities” as such term is defined under this Act and the value of such assets exceeds 40% of the value of our total assets, we could be deemed to be an investment company. If we held investment securities and the value of these securities exceeded 40% of the value of our total assets we may be required to register as an investment company. Investment companies are subject to a variety of substantial requirements that could significantly impact our operations. The costs and expenses we would incur to register and operate as an investment company, as well as the limitations placed on our operations, could have a material adverse impact on our operations and your investment return. In order to operate in a manner to avoid being required to register as an investment company we may be unable to sell assets we would otherwise want to sell or we may need to sell assets we would otherwise wish to retain. In addition, we may also have to forgo opportunities to acquire interests in companies or entities that we would otherwise want to acquire.

Our success depends on the ability of our Advisor to operate properties, and our Advisor’s failure to operate our properties in a sufficient manner could have a material adverse effect on the value of our real estate investments and results of operations.

We presently have no employees. Our officers are employees of our Advisor. We depend on the ability of our Advisor to operate our properties and manage our other investments in a manner sufficient to maintain or increase revenues and to generate sufficient revenues in excess of our operating and other expenses. Our Advisor is not required to dedicate any particular number of employees or employee hours to our business in order to fulfill its obligations under the Advisory Agreement. We are subject to the risk that our Advisor will terminate the Advisory Agreement and that no suitable replacement will be found to manage us. We believe that our success depends to a significant extent upon the experience of our Advisor’s executive officers, whose continued service is not guaranteed. If our Advisor terminates the Advisory Agreement, we may not be able to execute our business plan and may suffer losses, which could have a material adverse effect on our ability to make distributions to our stockholders. The failure of our Advisor to operate our properties and manage our other investments will adversely affect the underlying value of our real estate investments, the results of our operations and our ability to make distributions to our stockholders and to pay amounts due on our indebtedness.

We depend on the experience and expertise of our and our Advisor’s senior management team, and the loss of the services of our key personnel could have a material adverse effect on our business strategy, financial condition and results of operations.

We are dependent on the efforts, diligence, skill, network of business contacts and close supervision of all aspects of our business by our Advisor. Our continued success will depend on the continued service of our and our Advisor’s senior management team. The loss of their services could harm our business strategy, financial condition and results of operations, which would adversely affect the value of our common stock.

Our Advisor’s corporate management fee is payable regardless of our performance, which may reduce its incentive to devote time and resources to our portfolio.

Our Advisor is entitled to receive a corporate management fee of $1.5 million per year, less direct expenses incurred by us, as defined, up to a maximum reduction of $750,000, regardless of the performance of our portfolio. Our Advisor’s entitlement to substantial non-performance based compensation might reduce its incentive to devote its time and effort to seeking profitable opportunities for our portfolio. This in turn could hurt our ability to make distributions to our stockholders.

The actual rents we receive for the properties in our portfolio may be less than our asking rents, and we may experience lease roll down from time to time.

We may be unable to realize our asking rents across the properties in our portfolio because of:

•	competitive pricing pressure in our submarkets;

•	adverse conditions in the southern California, Phoenix or Honolulu real estate markets;

•	general economic downturn; and

•	the desirability of our properties compared to other properties in our submarkets.

In addition, the degree of discrepancy between our asking rents and the actual rents we are able to obtain may vary both from property to property and among different leased spaces within a single property. If we are unable to achieve our asking rents across our portfolio, then our ability to generate cash flow growth will be negatively impacted. In addition, depending on asking rental rates at any given time as compared to expiring leases in our portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases.

We may be unable to renew leases or lease vacant space.

As of September 30, 2009, leases representing approximately 5.1% of the 4,326,194 rentable square feet of our total portfolio were scheduled to expire during the remainder of 2009, and approximately an additional 14.6% of the rentable square footage of our total portfolio was available for lease. These leases may not be renewed, or may be re-leased at rental rates equal to or below existing rental rates. Substantial rent abatements, tenant improvements, early termination rights or below-market renewal options may be offered to attract new tenants or retain existing tenants. Accordingly, portions of our properties may remain vacant for extended periods of time. In addition, some existing leases currently provide tenants with options to renew the terms of their leases at rates that are less than the current market rate or to terminate their leases prior to the expiration date thereof. If we are unable to obtain rental rates that are on average comparable to our asking rents across our portfolio, then our ability to generate cash flow growth will be negatively impacted.

Potential losses may not be covered by insurance.

Our business operations in southern California, Phoenix and Honolulu are susceptible to, and could be significantly affected by, adverse weather conditions and natural disasters such as earthquakes, tsunamis, hurricanes, volcanoes, wind, floods, landslides, drought and fires. These adverse weather conditions and natural disasters could cause significant damage to the properties in our portfolio, the risk of which is enhanced by the concentration of our properties’ locations. Our insurance may not be adequate to cover business interruption or losses resulting from adverse weather or natural disasters. In addition, our insurance policies include customary deductibles and limitations on recovery. As a result, we may be required to incur significant costs in the event of adverse weather conditions and natural disasters. We may discontinue earthquake or any other insurance coverage on some or all of our properties in the future if the cost of premiums for any of these policies in our judgment exceeds the value of the coverage discounted for the risk of loss.

Furthermore, we do not carry insurance for certain losses, including, but not limited to, losses caused by war or by certain environmental conditions, such as mold or asbestos. In addition, our title insurance policies may not insure for the current aggregate market value of our portfolio, and we do not intend to increase our title insurance coverage as the market value of our portfolio increases. As a result, we may not have sufficient coverage against all losses that we may experience, including from adverse title claims. If we experience a loss that is uninsured or that exceeds policy limits, we could incur significant costs and lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties.

In addition, our properties may not be able to be rebuilt to their existing height or size at their existing location under current land-use laws and policies. In the event that we experience a substantial or comprehensive loss of one of our properties, we may not be able to rebuild such property to its existing specifications and otherwise may have to upgrade such property to meet current code requirements.

Terrorism and other factors affecting demand for our properties could harm our operating results.

The strength and profitability of our business depends on demand for and the value of our properties. Future terrorist attacks in the United States, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of terrorism or war may have a negative impact on our operations. Such terrorist attacks could have an adverse impact on our business even if they are not directed at our properties. In addition, the terrorist attacks of September 11, 2001 have substantially affected the availability and price of insurance coverage for certain types of damages or occurrences, and our insurance policies for terrorism include large deductibles and co-payments. Although we maintain terrorism insurance coverage on our portfolio, the lack of sufficient insurance for these types of acts could expose us to significant losses and could have a negative impact on our operations.

We face intense competition, which may decrease, or prevent increases of, the occupancy and rental rates of our properties.

We compete with a number of developers, owners and operators of office real estate, many of which own properties similar to ours in the same markets in which our properties are located. If our competitors offer space at rental rates below current market rates, or below the rental rates we currently charge our tenants, we may lose existing or potential tenants and we may be pressured to reduce our rental rates below those we currently charge or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when our tenants’ leases expire. In that case, our financial condition, results of operations, cash flow, per share trading price of our Listed Common Stock and ability to satisfy our debt service obligations and to pay dividends to you may be adversely affected.

Because we own real property, we will be subject to extensive environmental regulation which creates uncertainty regarding future environmental expenditures and liabilities.

Environmental laws regulate, and impose liability for, releases of hazardous or toxic substances into the environment. Under some of these laws, an owner or operator of real estate may be liable for costs related to soil or groundwater contamination on or migrating to or from its property. In addition, persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of cleaning up contamination at the disposal site.

These laws often impose liability regardless of whether the person knew of, or was responsible for, the presence of the hazardous or toxic substances that caused the contamination. Contamination resulting from any of these substances or the failure to properly remediate them, may adversely affect our ability to sell or rent our property or to borrow using the property as collateral. In addition, persons exposed to hazardous or toxic substances may sue for personal injury damages. For example, some laws impose liability for release of or exposure to asbestos-containing materials, a substance known to be present in a number of our buildings. In other cases, some of our properties may have been impacted by contamination from past operations or from off-site sources. As a result, we may be potentially liable for investigation and cleanup costs, penalties and damages under environmental laws.

Although most of our properties have been subjected to preliminary environmental assessments, known as Phase I assessments, by independent environmental consultants that identify certain liabilities, Phase I assessments are limited in scope, and may not include or identify all potential environmental liabilities or risks associated with the property. Unless required by applicable law, we may decide not to further investigate, remedy or ameliorate the liabilities disclosed in the Phase I assessments. Further, these or other environmental studies may not identify all potential environmental liabilities or accurately assess whether we will incur material environmental liabilities in the future. If we do incur material environmental liabilities in the future, we may face significant remediation costs, and we may find it difficult to sell any affected properties.

Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us to make unanticipated expenditures that could significantly reduce the cash available for distribution to our stockholders.

Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. Although we believe that our properties substantially comply with present requirements of the ADA, we have not conducted an audit or investigation of all of our properties to determine our compliance. If one or more of our properties or future properties is not in compliance with the ADA, then we would be required to incur additional costs to bring the property into compliance. Additional federal, state and local laws also may require modifications to our properties or restrict our ability to renovate our properties. We cannot predict the ultimate amount of the cost of compliance with the ADA or other legislation.

In addition, our properties are subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we were to fail to comply with these various requirements, we might incur governmental fines or private damage awards. We have received representations and warranties from Venture and the other parties from whom we have acquired properties as to material compliance of our properties with applicable regulatory requirements. However, violations may be discovered following the expiration of these representations and warranties and existing requirements will change and future requirements may require us to make significant unanticipated expenditures. If we incur substantial costs to comply with the ADA or any other regulatory requirements, our financial condition, results of operations, cash flow, market price of our Listed Common Stock and our ability to satisfy our debt service obligations and to pay distributions to our stockholders could be adversely affected. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers may restrict our use of our properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our properties, including prior to acquiring a property or when undertaking renovations of any of our existing properties.

We may be unable to complete acquisitions that would grow our business and, even if consummated, we may fail to successfully integrate and operate acquired properties.

We plan to acquire additional properties as opportunities arise. Our ability to acquire properties on favorable terms and successfully integrate and operate them is subject to the following significant risks:

•
we may be unable to acquire desired properties because of competition from other real estate investors with better access to less expensive capital, including other real estate operating companies, publicly-traded REITs and investment funds;

•	we may acquire properties that are not accretive to our results upon acquisition, and we may not successfully manage and lease those properties to meet our expectations;

•	competition from other potential acquirers may significantly increase purchase prices;

•	we may be unable to generate sufficient cash from operations or obtain the necessary debt or equity financing to consummate an acquisition on favorable terms or at all;

•	we may need to spend more than anticipated amounts to make necessary improvements or renovations to acquired properties;

•	we may spend significant time and money on potential acquisitions that we do not consummate;

•	we may be unable to quickly and efficiently integrate new acquisitions into our existing operations;

•	we may suffer higher than expected vacancy rates and/or lower than expected rental rates; and

•	we may acquire properties without any recourse, or with only limited recourse, for liabilities against the former owners of the properties.

If we cannot complete property acquisitions on favorable terms, or operate acquired properties to meet our goals or expectations, our financial condition, results of operations, cash flow, per share trading price of our Listed Common Stock and ability to satisfy our debt service obligations and to pay dividends to you could be adversely affected.

We may be unable to successfully expand our operations into new markets in the western United States.

Each of the risks applicable to our ability to acquire and successfully integrate and operate properties in the markets in which our properties are located are also applicable to our ability to acquire and successfully integrate and operate properties in new markets. In addition to these risks, we may not possess the same level of familiarity with the dynamics and market conditions of certain new markets that we may enter, which could adversely affect our ability to expand into those markets. We may be unable to build a significant market share or achieve a desired return on our investments in new markets. If we are unsuccessful in expanding into new markets, it could adversely affect our financial condition, results of operations, cash flow, per share trading price of our Listed Common Stock and ability to satisfy our debt service obligations and to pay dividends to you.

If we default on the ground leases to which two of our properties are subject, our business could be adversely affected.

Our interests in two of our properties are ground leasehold interests. If we default under the terms of these leases, we may be liable for damages and could lose our leasehold interest in the property. If any of these events were to occur, our business and results of operations would be adversely affected.

Our property taxes could increase due to property tax rate changes or reassessment, which would impact our cash flows.

We will be required to pay some state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. Therefore, the amount of property taxes we pay in the future may increase substantially and we may be unable to fully recover these increased costs from our tenants. If the property taxes we pay increase and we are unable to fully recover these increased costs from our tenants, our cash flow would be impacted, and our ability to pay expected dividends to our stockholders could be adversely affected.

Risks Related to Conflicts of Interest and Certain Relationships

There may be various conflicts of interest resulting from the relationships among us, our management, our Advisor, our dealer manager and other parties.

As more fully described in “CONFLICTS OF INTEREST,” there may be conflicts of interest among us, our management and our Advisor. These potential conflicts of interest include the following:

•
Certain of our affiliates are also stockholders, directors or officers of our Advisor and may, therefore, benefit from the compensation arrangements relating to our Advisor under the Advisory Agreement, which were not the result of arm’s-length negotiations.

•
The directors and certain of the officers of our Advisor, and certain of the individuals that are our officers and directors, currently are engaged, and in the future will engage, in the management of other business entities, including our dealer manager, and properties in other business activities, resulting in a potential conflict with respect to the allocation of the time of such key personnel of our Advisor.

•
Our dealer manager is affiliated with our Advisor and owned in part by Mr. Shidler and certain other owners of our Advisor and the fees paid to the dealer manager for the services provided to us in connection with this offering were not determined on an arm’s-length basis. As a result, the fees have been determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that we would otherwise pay to third parties for such services.

•
In the event that the sale by us of any of the Contributed Properties would be beneficial to us but would negatively impact the tax treatment of Venture, it is possible that any of our directors or officers with a financial interest in Venture may experience a conflict of interest.

•
In the registration rights agreement we entered into with Venture, we retained certain rights to defer registration in circumstances where such registration would be detrimental to us. It is possible that any of our directors, officers or other affiliates having a financial interest in Venture or its affiliates receiving registration rights may experience a conflict of interest in circumstances where a registration would be advantageous to such persons, but detrimental to us.

•
Certain entities affiliated with us hold promissory notes payable by our Operating Partnership. Those entities have rights under the promissory notes, and their exercise of these rights and pursuit of remedies may be affected by their relationship with each other.

•
In connection with our formation transactions, certain properties were contributed to our Operating Partnership by Venture. Some of these contributed properties were encumbered by debt or, in the case of one contributed property, which we refer to as “Clifford Center,” obligations under the ground lease. These encumbrances are secured, in part, by certain guaranty and indemnity obligations of Mr. Shidler and James C. Reynolds, an affiliate of The Shidler Group, and entities wholly-owned or controlled by them, or the Indemnitees. Our Operating Partnership entered into certain indemnity agreements with the Indemnitees on March 19, 2008, referred to as the Indemnity Agreements, in order to indemnify the Indemnitees under these guaranties and indemnities. Our Operating Partnership’s specific indemnity obligations in each Indemnity Agreement are basically to defend, indemnify and hold harmless the Indemnitee from and against any and all demands, claims, causes of action, judgments, losses, costs, damages and expenses, including attorneys’ fees and costs of litigation arising from or relating to any or all of the guaranty or indemnity obligations of the Indemnitee following formation.

•
An entity controlled by Mr. Shidler has pledged a certificate of deposit in the amount of $15 million as security for our Operating Partnership’s credit agreement with First Hawaiian Bank, for which the Operating Partnership has agreed to pay certain fees and provide certain indemnification rights.

These conflicts may result in terms that are more favorable to our management, our Advisor and/or our Advisor’s affiliates than would have been obtained on an arm’s-length basis, and may operate to the detriment of our stockholders.

We are controlled by Jay H. Shidler.

Jay H. Shidler is the Chairman of our board of directors and is currently serving as our President and Chief Executive Officer.  Mr. Shidler controls Venture and is a stockholder and a director of our Advisor. As part of our formation transactions, we issued to our Advisor one share of Proportionate Voting Preferred Stock, which is entitled to cast a number of votes equal to the total number of shares of Listed Common Stock issuable upon redemption for shares of the Common Units and Preferred Units that we issued in connection with the formation transactions. Our Advisor has agreed to cast its Proportionate Voting Preferred Stock votes on any matter in direct proportion to votes that are cast by limited partners of our Operating Partnership holding the Common Units and Preferred Units issued in the formation transactions. Venture holds those Common Units and Preferred Units and is controlled by Mr. Shidler. As of September 30, 2009, the one share of Proportionate Voting Preferred Stock represented approximately 92% of our voting power. In addition, under the Advisory Agreement, our Advisor effectively controls our operations and management and that of our Operating Partnership. Therefore, because of his position with us, Venture and our Advisor, and the additional shares of our Listed Common Stock that he holds, Mr. Shidler has the ability to effectively vote approximately 94% of our currently outstanding voting securities, and assuming the issuance of all Senior Common Stock in this offering, including shares issued through our dividend reinvestment plan, will have the ability to effectively vote approximately 52% of our outstanding voting securities. In addition, Mr. Shidler has significant influence over our policies and strategy and the operations and control of our business and the business of our Operating Partnership. The interests of Mr. Shidler in these matters may conflict with the interests of our other stockholders. As a result, Mr. Shidler could cause us or our Operating Partnership to take actions that our other stockholders do not support.

Jay H. Shidler may compete with us and, therefore, may have conflicts of interest with us.

We have entered into a Noncompetition Agreement with Jay H. Shidler, who is the Chairman of our board of directors and is currently serving as our President and Chief Executive Officer. The Noncompetition Agreement with Mr. Shidler prohibits, without our prior written consent, Mr. Shidler from investing in certain office properties in any county in which we own an office property or in our targeted geographic operating region. However, this covenant not to compete does not restrict:

•	business conducted on our behalf;

•	investments in which Mr. Shidler obtained an interest prior to our formation transactions;

•	investments in areas in which we do not own office property at the time of such investment;

•	activities of First Industrial Realty Trust, Inc., Corporate Office Properties Trust and their respective affiliates;

•	investment opportunities considered and rejected by us; and

•	investments in any entity as long as Mr. Shidler does not own more than 4.9% of the entity and is not actively engaged in the management of such entity.

It is therefore possible, despite the limitations imposed by his Noncompetition Agreement, that a property in which Mr. Shidler or an affiliate of Mr. Shidler has an interest may compete with us in the future if we were to invest in a property similar in type and in close proximity to that property.

Risks Related to Our Status as a REIT and our Corporate Structure

If we fail to remain qualified as a REIT in any taxable year, our operations and ability to make distributions will be adversely affected because we will be subject to U.S. federal income tax on our taxable income at regular corporate rates with no deduction for distributions made to stockholders.

We believe that we are organized and operate in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our method of operation enables us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code.  However, qualification as a REIT requires us to satisfy highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist, and which are subject to change, potentially with retroactive effect. Even a technical or inadvertent mistake could jeopardize our REIT status. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In particular, our ability to qualify as a REIT depends on the relative values of our common stock and our other classes of equity, which are susceptible to fluctuations, and on the actions of third parties in which we may own an interest but over which we have no control or limited influence.

If we were to fail to qualify as a REIT in any tax year, then:

•	we would not be required to make distributions to our stockholders;

•	we would not be allowed to deduct distributions to our stockholders in computing our taxable income;

•	we would be subject to federal income tax, including any applicable alternative minimum tax, at regular corporate rates; and

•
any resulting tax liability could be substantial and could require us to borrow money or sell assets to pay such liability, and would reduce the amount of cash available for distribution to stockholders. Unless we were entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which we lost our qualification, and thus, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT.

We have not yet obtained an opinion of counsel as to the continued REIT status of the surviving corporation following consummation of our formation transactions, or as to our REIT status since that time. However, in connection with this offering of our Senior Common Stock, we expect to obtain an opinion of counsel as to the continued REIT status of the surviving corporation following consummation of our formation transactions and for the periods subsequent to that time.

In connection with our formation transactions, we received a representation from our predecessor, AZL, that it qualified as a REIT under the provisions of the Internal Revenue Code. However, we recently became aware that AZL historically invested excess cash from time to time in money market funds that, in turn, were invested exclusively or primarily in short-term federal government securities.  Additionally, we recently became aware that AZL made two investments in local government obligations.  Our predecessor, AZL, with no objection from outside advisors, treated these investments as qualifying assets for purposes of the 75% gross asset test.  However, if these investments were not qualifying assets for purposes of the 75% gross asset test, then AZL may not have satisfied the REIT gross asset tests for certain quarters, in part, because they may have exceeded 5% of the gross value of AZL’s assets.  If these investments resulted in AZL’s noncompliance with the REIT gross asset tests, however, we and our predecessor, AZL, would retain qualification as a REIT pursuant to certain mitigation provisions of the Internal Revenue Code, which provide that so long as any noncompliance was due to reasonable cause and not due to willful neglect, and certain other requirements are met, qualification as a REIT may be retained but a penalty tax would be owed.  Any potential noncompliance with the gross asset tests would be due to reasonable cause and not due to willful neglect so long as ordinary business care and prudence were exercised in attempting to satisfy such tests.  Based on our review of the circumstances surrounding the investments, we believe that any noncompliance was due to reasonable cause and not due to willful neglect.  Additionally, we believe that we have complied with the other requirements of the mitigation provisions of the Internal Revenue Code with respect to such potential noncompliance with the gross asset test s (and have paid the appropriate penalty tax), and, therefore, our qualification, and that of our predecessor, AZL, as a REIT should not be affected.  The Internal Revenue Service is not bound by our determination, however, and no assurance can be provided that the Internal Revenue Service will not assert that AZL failed to comply with the REIT gross asset tests as a result of the money market fund investments and the local government securities investments and that such failures were not due to reasonable cause.  If the Internal Revenue Service were to successfully challenge this position, then it could determine that we and AZL failed to qualify as a REIT in one or more of our taxable years.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income. Any of these taxes would decrease the amount of cash available for distribution to our stockholders. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may in the future hold some of our assets through taxable subsidiary corporations, which (unlike REITs) are taxed on their taxable income, whether or not distributed.

Complying with REIT requirements may force us to borrow to make distributions to stockholders.

As a REIT, we must generally distribute at least 90% of our annual REIT taxable income, subject to certain adjustments, to our stockholders. If we satisfy the REIT distribution requirement but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws.

From time to time, we may generate taxable income greater than our cash flow available for distribution to stockholders (for example, due to substantial non-deductible cash outlays, such as capital expenditures or principal payments on debt). If we do not have other funds available in these situations, we could be required to borrow funds, sell investments at disadvantageous prices or find alternative sources of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid income and excise taxes in a particular year. These alternatives could increase our operating costs or diminish our levels of growth.

We may be subject to adverse legislative or regulatory tax changes that could reduce the value of our common stock.

At any time, the federal income tax laws governing REITs, or the administrative interpretations of those laws, may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect us or you as a stockholder. REIT dividends, with only very limited exceptions, do not qualify for preferential tax rates, which might cause shares of common stock in non-REIT corporations to be a more attractive investment to individual investors than shares in REITs and could have an adverse effect on the value of our common stock.

REIT restrictions on ownership of our capital stock may delay or prevent our acquisition by a third party, even if an acquisition is in the best interests of our stockholders.

In order for us to qualify as a REIT, not more than 50% of the value of our capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any taxable year.

Our charter provides that, subject to certain exceptions, no person, including entities, may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 4.9% in economic value of the aggregate of the outstanding shares of capital stock, or more than 4.9% in economic value or number of shares, whichever is more restrictive, of our outstanding shares of common stock. While these restrictions may prevent any five individuals from owning more than 50% of the shares, they could also discourage a change in control of our company. These restrictions may also deter tender offers that may be attractive to stockholders or limit the opportunity for stockholders to receive a premium for their shares if an investor seeks to acquire a block of shares of our capital stock.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts that we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT we must ensure that at the end of each calendar quarter at least 75% of the value of our assets consists of cash, cash items, U.S. government securities and qualified REIT real estate assets. The remainder of our investment in securities generally cannot comprise more than 10% of the outstanding voting power, or more than 10% of the total value of the outstanding securities, of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than assets which qualify for purposes of the 75% asset test) may consist of the securities of any one issuer, and no more than 25% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we generally must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Liquidation of collateral may jeopardize our REIT status.

To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our operations. Under current law, any income that we generate from derivatives or other transactions intended to hedge our interest rate risks, or any income from foreign currency or other hedges, will generally be treated as nonqualifying income for purposes of the REIT 75% and 95% gross income tests unless specified requirements are met. See “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS — Taxation of Pacific Office Properties Trust, Inc.— Hedging Transactions.” As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Provisions in our charter, bylaws and Maryland law may delay or prevent our acquisition by a third party, even if such acquisition were in the best interests of our stockholders.

Certain provisions of Maryland law and our charter and bylaws could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control of us, and may have the effect of entrenching our management and members of our board of directors, regardless of their performance.  These provisions are described further in “CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS,” and cover, among other topics, the following:

•	removal of directors;

•	limitation on stockholder-requested special meetings;

•	advance notice provisions for stockholder nominations and proposals;

•	exclusive power of our board to amend our bylaws;

•	issuance of preferred stock;

•	duties of directors with respect to unsolicited takeovers;

•	restrictions on transfer and ownership of shares of our stock;

•	restrictions of the Maryland Business Combination Act; and

•	power of our board to subject us to statutory provisions related to unsolicited takeovers without a stockholder vote.

The partnership units of our Operating Partnership, future offerings of debt, securities and preferred stock may dilute the holdings of our existing stockholders.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium term notes, senior or subordinated notes and classes of preferred stock, convertible preferred units or common stock. Upon liquidation, holders of our debt securities, holders of any preferred stock we may issue and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our Senior Common Stock. Future equity offerings may dilute the holdings of our existing stockholders. If we decide to issue preferred stock in addition to our Proportionate Voting Preferred Stock already issued, it could have a preference on liquidation distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our Senior Common Stock, although unpaid dividend payments on the Senior Common Stock would continue to accrue. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. See “DESCRIPTION OF CAPITAL STOCK.”

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of holders of our Senior Common Stock or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our Senior Common Stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our Senior Common Stock.  Our board of directors may also, without stockholder approval, amend our charter to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Also, when we use any of the words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “focus,” “strategy” or similar expressions, we are making forward-looking statements. These forward-looking statements are not guaranteed and are based on our present intentions and on our present expectations and assumptions. These statements, intentions, expectations and assumptions involve risks and uncertainties, some of which are beyond our control, that could cause actual results or events to differ materially from those we anticipate or project.

You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur. We undertake no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this offering, assuming we sell: (1) $350,000,000 in shares, the maximum offering amount, in the primary offering and no shares pursuant to our dividend reinvestment plan and (2) $350,000,000 in shares, the maximum offering amount, in the primary offering and $50,000,000 in shares pursuant to our dividend reinvestment plan. The shares of our Senior Common Stock sold in the primary offering and pursuant to our dividend reinvestment plan will be offered at $10.00 per share.

Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering, we estimate that between approximately 87.5% (assuming no shares available under our dividend reinvestment plan are sold) and approximately 88.9% (assuming all shares available under our dividend reinvestment plan are sold) of our gross offering proceeds will be available to make real estate investments and to use for other capital needs such as repayment of mortgage debt. We will use the remainder of the offering proceeds to pay offering expenses, including selling commissions and the dealer manager fee, and, upon investment in real properties, to pay an acquisition fee to our Advisor for its services in connection with the selection and acquisition of our real properties. We expect to use substantially all of the net proceeds from the sale of shares of Senior Common Stock under our dividend reinvestment plan to repurchase shares of Senior Common Stock under our share repurchase program rather than for real estate-related investments.

	Maximum Primary Offering		Maximum Primary Offering and Dividend Reinvestment Plan
	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$350,000,000	100.0%	$400,000,000	100.0%
Less Offering Expenses:
Selling Commissions(1)	24,500,000	7.0%	24,500,000	6.1%
Dealer Manager Fee(1)	10,500,000	3.0%	10,500,000	2.6%
Offering Expenses(2)	4,000,000	1.1%	4,000,000	1.0%
Net Proceeds(3)	$311,000,000	88.9%	$361,000,000	90.3%

Less:
Acquisition Fees(4)	$3,064,039	0.9%	$3,556,650	0.9%
Acquisition Expenses(5)	1,532,020	0.4%	1,778,325	0.4%
Estimated Amount Available
for Investments and Capital Needs(6)	$306,403,941	87.5%	$355,665,025	88.9%

____________

(1)
Assumes selling commissions equal to 7.0% of gross offering proceeds of the primary offering and a dealer manager fee equal to 3.0% of gross offering proceeds of the primary offering. See the “PLAN OF DISTRIBUTION” section of this prospectus for a description of these provisions.

(2)
Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the qualification and registration of the offering and the marketing and distribution of shares of Senior Common Stock, including, without limitation, expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses, charges of transfer agents, registrars and experts and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. We will reimburse our Advisor and its affiliates for offering expenses in an amount up to 1.0% of gross offering proceeds.  Our Advisor and its affiliates will be responsible for any offering expenses that exceed 1.0% of gross offering proceeds, without recourse against or reimbursement by us.  All organization and offering expenses, including selling commissions and dealer manager fees, will be capped at 15% of the gross proceeds of this offering.

(3)
Although the net proceeds are expected to be used for the acquisition of investments and the payment of fees and expenses related thereto, the proceeds are available for our other capital needs, whether related to the repayment of debt or otherwise.  For purposes of this table, however, we have assumed that we will use all of the net proceeds for acquisition of investments and the payment of related fees and expenses.  Until required in connection with the acquisition of real property, real estate-related investments or other capital needs, we intend to invest the net proceeds of the offering in a manner which will not adversely affect our ability to qualify as a REIT for federal tax purposes.

(4)
For all property acquisitions that we make, we will pay our Advisor an acquisition fee equal to 1% of the cost of the real property acquired. Acquisition fees are defined generally as fees paid in connection with identifying, reviewing, evaluating, investing in and the purchase of real properties. We will not pay acquisition or disposition fees on acquisitions or dispositions of assets other than real property.  We expect to acquire some real estate-related investments, for which we will not pay an acquisition fee.  Therefore, we expect that our total acquisition fees paid will be less than the amount disclosed. We may also incur customary acquisition expenses in connection with the acquisition of an asset. See note 5 below.

This table excludes debt proceeds. To the extent we fund our investments with debt, as we expect, the amount available for investment and the amount of fees will be proportionately greater and we will incur additional financing fees. If we raise the maximum offering amount and our debt financing is equal to 50% of the cost of our investments, acquisition and financing fees would be approximately $8,720,000.  We may incur additional fees, such as real estate commissions, development fees, construction fees, non-recurring management fees, loan fees, debt placement fees or points or any fee of a similar nature.

(5)
Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection and acquisition of real estate properties. For purposes of this table, we have assumed average expenses of 0.5% of the estimated amount invested in assets; however, expenses on a particular acquisition may be higher.

(6)
Includes amounts anticipated to be invested in real estate, real estate-related investments or used for other capital needs, net of fees and expenses.  We may also utilize net working capital generated from existing operating activities to fund acquisition of real properties.

MARKET PRICE RANGE AND DIVIDENDS ON OUR COMMON STOCK

Market Price Range

Our Listed Common Stock is traded on the NYSE Amex under the symbol “PCE.”  After the fifth anniversary from the date of issuance of the shares of Senior Common Stock, such shares of Senior Common Stock will be exchangeable for shares of Listed Common Stock. There currently is no market for our Senior Common Stock and we do not currently intend to list our shares of Senior Common Stock on any securities exchange in the near future. Please see, “RISK FACTORS—Risks Related to This Offering—There currently is no public market for our Senior Common Stock.”

The following table sets forth the high and low closing sales prices for our Listed Common Stock as reported by the NYSE Amex and the dividends declared for each of the periods indicated. The last reported sales price of our Listed Common Stock on January 4, 2010 was $4.05.

	High	Low	Dividends Declared per Share
2010
1st Quarter (through January 4, 2010)	$4.05	$4.05	$—
2009
4th Quarter	$4.34	$3.03	$0.05
3rd Quarter	$4.38	$3.50	$0.05
2nd Quarter	$5.00	$3.65	$0.05
1st Quarter	$5.50	$4.30	$0.05
2008
4th Quarter	$6.65	$2.52	$0.05
3rd Quarter	$7.32	$6.10	$0.05
2nd Quarter	$7.30	$5.92	$—
1st Quarter (beginning March 20, 2008)	$7.75	$4.65	$—

As of December 31, 2009, our Listed Common Stock was held by 54 stockholders of record.  Because many of the shares of our Listed Common Stock are held by brokers and other institutions on behalf of stockholders, we were unable to estimate the total number of beneficial owners represented by these stockholders of record. We have authorized and reserved up to 40,000,000 shares of Senior Common Stock to be issued pursuant to this offering.

Dividends

Subject to the preferential rights of any series of our preferred shares (of which there currently are none issued that have a dividend preference), holders of Senior Common Stock will be entitled to receive, when and as authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends in an amount per share of Senior Common Stock, equal to a minimum of $0.725 per share per annum, plus any applicable Participation Dividend. Dividends on each share of our Senior Common Stock are cumulative from the date of original issuance of such share and are payable monthly on or about the 15th day of each month, when and as authorized and declared. The first dividend payment on the Senior Common Stock will be in the first full month following the initial issuance of shares, and it will be pro-rated from the date of issuance.

We expect the source of funds for the payment of dividends on our Senior Common Stock will primarily come from net cash provided by operations, including operating cash flows to be generated from the real estate acquisitions we expect to make with the net proceeds from this offering.  In addition, the source of funds for the payment of dividends on our Senior Common Stock may also come from proceeds we may generate from refinancing of existing indebtedness and through other available investment and financing activities, including the sale of a portion of the equity in the properties in which we currently hold whole interests.  We believe these sources of liquidity will be sufficient to fund the minimum dividend payment requirements of our Senior Common Stock.

Dividends on our common stock in excess of our current and accumulated earnings and profits will not be taxable to a taxable U.S. stockholder under current federal income tax law to the extent those distributions do not exceed the stockholder’s adjusted tax basis in his or her common stock, but rather will reduce the adjusted basis of the common stock. In that case, the gain (or loss) recognized on the sale of that common stock or upon our liquidation will be increased (or decreased) accordingly. To the extent those distributions exceed a taxable U.S. stockholder’s adjusted tax basis in his or her common stock, they generally will be treated as a capital gain realized from the disposition of those shares. The percentage of our stockholder distributions that exceeds our current and accumulated earnings and profits may vary substantially from year to year. For a more complete discussion of the tax treatment of distributions to holders of our common stock, see “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.”

We cannot assure you that our estimated dividends and distributions will be made or sustained or that our board of directors will not change our dividend policy in the future. Any dividends or other distributions we pay in the future will depend upon our legal and contractual restrictions, including the provisions of the Senior Common Stock, as well as actual results of operations, economic conditions, debt service requirements and other factors that could differ materially from our current expectations. If our operations do not generate sufficient cash flow to enable us to pay our intended dividends and other distributions, we may be required to fund dividends and other distributions from borrowings under our revolving facility or to defer the dividends on our Senior Common Stock. Our actual results of operations will be affected by a number of factors, including the revenue we receive from our properties, our operating expenses, interest expense, the ability of our tenants to meet their obligations and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, see “RISK FACTORS.”

Federal income tax law requires that a REIT distribute at least 90% of its annual REIT taxable income excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its REIT taxable income including capital gains. For more information, see “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.” We anticipate that our estimated cash available for distribution will exceed the annual distribution requirements applicable to REITs. However, under some circumstances, we may be required to pay distributions in excess of cash available for distribution in order to meet these distribution requirements and we may need to borrow funds to make some distributions.

BUSINESS AND PROPERTIES

Overview

We own and operate our properties through our Operating Partnership. Our business plan is to acquire, own and operate office buildings in selected submarkets of long-term growth markets in Honolulu and the western United States, including southern California and the greater Phoenix metropolitan area. We principally focus on acquiring “value-added” office buildings whose potential value can be realized through improvements, repositioning and superior leasing and management. In accordance with our co-investment strategy, we often acquire our office buildings in partnership with institutional co-investors. We are externally advised by our Advisor, an entity affiliated with and owned by our founder, The Shidler Group.

As of September 30, 2009, our portfolio consisted of eight wholly-owned fee simple and leasehold properties, and 15 properties in which we hold managing ownership interests through six joint ventures. Our current portfolio totals approximately 4.3 million rentable square feet and was 85% leased as of September 30, 2009. We believe that our properties are well positioned to provide ongoing cash flow growth due to their favorable locations and supply and demand conditions in their respective markets.

We operate in a manner that permits us to satisfy the requirements for taxation as a REIT under the Code. As a REIT, we generally are not subject to federal income tax on our taxable income that is distributed to our stockholders and are required to distribute to our stockholders at least 90% of our annual REIT taxable income (excluding net capital gains).

Our headquarters office and that of our Advisor are located at 233 Wilshire Blvd., Suite 310, Santa Monica, California 90401, and our telephone number is (310) 395-2083.

History

Pacific Office Properties Trust, Inc. was formed by The Shidler Group. The Shidler Group is a business name utilized by a number of affiliates controlled by Jay H. Shidler, our Chairman of the Board and currently our President and Chief Executive Officer.  The Shidler Group is a leading national commercial real estate investment organization.  Since its formation in 1972 by Mr. Shidler, The Shidler Group, through its private and public affiliates, has acquired, owned and managed more than 2,000 properties across the country and in Canada containing over 150 million rentable square feet.  Over the past 20 years, The Shidler Group has sponsored 12 commercial real estate investment companies, which have placed over $8.3 billion of real estate securities in 85 separate issues.  Through these companies, The Shidler Group has been successful in creating a wide spectrum of real estate investment securities, which have allowed its investors to achieve specific and often unique financial objectives.

Pacific Office Properties is one of four publicly-traded REITs formed by The Shidler Group.  The other three are Corporate Office Properties Trust (NYSE: OFC), First Industrial Realty Trust, Inc. (NYSE: FR) and TriNet Corporate Realty Trust, Inc., all of which began as operations of The Shidler Group. We believe that each of these REITs has succeeded through those REITs’ ability to deliver attractive and predictable dividends to their investors.

We were formed in March 2008 through the contribution of The Shidler Group’s western U.S. portfolio and institutional joint-venture operations to, and merger with, Arizona Land Income Corporation, a publicly-traded REIT. Concurrent with the merger, Arizona Land Income Corporation reincorporated in Maryland and changed its name to Pacific Office Properties Trust, Inc.

The Shidler Group’s western U.S. operations began in Honolulu in 1977 as one of The Shidler Group’s earliest investment partnerships, in which the managing partners were Jay H. Shidler and James C. Reynolds. The partnership acquired and operated “value-added” commercial properties in Honolulu, and grew to include San Diego and Phoenix in the mid to late 1980s. In the late 1990’s, recognizing the potential for returns in excess of returns on invested equity, the partnership began to focus specifically on acquiring and operating “value-added” office properties through joint ventures with institutional investors. We believe that the experience, skill and reputation of The Shidler Group’s partners, who are our founders and executives, has led to the long-term, stable and highly profitable operations of The Shidler Group’s western U.S. operations and now, to that of Pacific Office Properties Trust, Inc.

Business Objectives and Growth Strategies

Our primary business objectives are to achieve sustainable long-term growth in funds from operations, or FFO, per share and dividends per share and to maximize long-term stockholder value. We intend to achieve these objectives primarily through external growth and through internal growth as we improve the operations of our properties. Our external growth will be focused upon the acquisition and operation of “value-added” office properties, by which we mean office properties whose potential can be maximized through improvements, repositioning and superior leasing and management.

Key elements of our business objectives and growth strategies include:

•	External Growth.

We believe the existing adverse conditions in the global financial markets, coupled with a slowing economy, will result in distress and operating challenges for many highly-leveraged owners and operators of commercial office properties over the next two to three years. According to Intex Solutions, Inc., a provider of structured fixed-income cash flow models and related analytical software, approximately $164.4 billion of securitized office mortgage loans are scheduled to mature through the year 2011. Many of these loans were originated with high loan-to-value levels and low levels of debt service coverage that we believe will result in substantial increases in delinquency rates and foreclosures in the commercial office sector creating exceptional investing opportunities for us beginning in 2010.

We believe that these market conditions will specifically benefit us because we have the skill and experience needed to minimize downside operational risk and maximize upside financial potential.

Our external growth strategy is based on the following:

•
Opportunistic Acquisition and Repositioning. We intend to selectively acquire existing office properties at significant discounts to replacement cost, that are under-managed or under-leased, and which are best positioned to benefit from improving office market fundamentals;

•
Co-investment Strategy. We believe that the acquisition of commercial properties in partnership with institutional co-investors provides us the opportunity to earn greater returns on invested equity through incentive participations and management fees; and

•	Recycling of Capital. We intend to seek opportunities to sell stabilized properties and reinvest proceeds into new “value-added” office acquisition opportunities.

•
Internal Growth. The majority of our existing properties are located in what we believe are some of the healthiest office markets in the United States, including southern California and Honolulu. These markets are characterized by office employment growth, low office vacancy and low office construction starts. We expect to utilize our in-depth local market knowledge and managerial expertise to execute on our leasing and management initiatives as follows:

•
Tenant Retention and Lease-up. We expect to realize increased rental income by focusing on our strategic leasing initiatives, including focusing on near term expiring leases and aggressively marketing available space to prospective tenants;

•	Contractual Rent Increases. We expect to realize increased rental income through scheduled increases of rental rates included in the majority of our lease agreements with tenants; and

•
Operational Leverage. We seek increased operating efficiencies through greater economies of scale as a result of future property acquisitions in our existing markets, and through the reduction of operating expenses on an incremental basis.

Competitive Advantages

For more than 30 years, our founder, The Shidler Group, has opportunistically acquired and managed “value-added” office properties in the western United States, for its own account and through institutional co-investment vehicles. We believe we have several competitive advantages that will further serve to enhance our ability to execute on our business and growth strategies, achieve sustainable long-term growth in FFO per share and dividends per share and maximize long-term stockholder value, including:

•
Experienced and Proven Founder. The Shidler Group has founded, and has been the initial investor in, numerous public and private companies. These include, in addition to Pacific Office Properties Trust, Inc., three other publicly-traded REITs, all of which began as operations of The Shidler Group. The Shidler Group believes that each of its REITs has succeeded through its ability to deliver attractive and predictable dividends to its investors.

•
Corporate Office Properties Trust: The Shidler Group took its Mid-Atlantic operations and office portfolio public in 1997 via a merger into a publicly-traded NASDAQ-listed REIT.  Corporate Office subsequently listed its common shares on the NYSE. According to the research firm SNL Financial, Corporate Office’s total return (capital appreciation and dividends paid) from the date of its formation to September 30, 2009 was approximately 918.3%.  No other publicly-traded office REIT has produced a total return since its date of formation as high as that produced by Corporate Office.

Corporate Office has paid a dividend every quarter for the 47 quarters from its formation through September 30, 2009. Corporate Office has paid its stockholders total dividends of $11.86 per share, which equates to an average annual return of 18.4% on its initial offering price.

As of September 30, 2009, Corporate Office had total assets of approximately $3,230,647,000, which included 246 wholly-owned office buildings containing approximately 18.4 million rentable square feet.

•
First Industrial Realty Trust, Inc.: The Shidler Group took its Midwest operations and industrial portfolio public by listing First Industrial’s common shares on the NYSE in 1994. First Industrial has paid its stockholders total dividends of $35.71 per share, through September 30, 2009, which equates to an average annual return of 10.0% on its initial offering price.

As of September 30, 2009, First Industrial had total assets of approximately $3,123,617,000, which included 788 wholly-owned industrial properties containing a total of 69.8 million rentable square feet.

•
TriNet Corporate Realty Trust, Inc.: The Shidler Group took its corporate net lease group and portfolio public by listing TriNet’s common shares on the NYSE in 1993. In 1999, TriNet, then one of the largest providers of sale/leaseback financing in the United States, was sold to Starwood Financial Trust, now iStar Financial, Inc. According to SNL Financial, TriNet’s total return from the date of its IPO to the date it was sold to Starwood Financial Trust was approximately 71%.  TriNet paid a dividend every quarter for the 26 quarters that it was independent. TriNet paid its stockholders total dividends of $16.25 per share, which equates to an average annual return of 10.3% on its initial offering price.

•
Aligned and Incentivized Management. Prior to this offering, our Chairman and our senior management team have beneficial ownership, in Listed Common Stock and Operating Partnership units, of approximately 95% of the Company, on a fully diluted basis. We therefore believe that the interests of our senior management team are well aligned with the interests of all of our stockholders;

•
Seasoned and Committed Senior Management Team. The members of our senior management team have significant experience in executing our investment strategy. We believe that our senior management team’s extensive acquisition and operating expertise provides us with access to superior acquisition sourcing, focused leasing programs and active asset and property management;

•
Quality Office Portfolio. Our office property portfolio primarily consists of Class A properties located in desirable markets on the West Coast which, based on current market rents and estimated construction costs, we believe could not be replicated on a cost-competitive basis today;

•
Key Investment Markets. We believe that our principal investment markets are among the most desirable in the United States in terms of long-term demand fundamentals and supply constraints and that the southern California and Honolulu office markets are characterized by high office employment growth, low office vacancy and low office construction starts;

•
Strategic Co-investment Partners. The members of our senior management team have extensive experience in sourcing and fostering strategic relationships with institutional co-investment partners, including relationships with GE Capital, Invesco, The Praedium Group, LLC and Angelo, Gordon & Co. We believe that our ability to source and foster strategic relationships with institutional co-investment partners will give us the ability to attract equity capital at lower cost than otherwise available in furtherance of executing our business objective and growth strategies;

•
Preferential Allocations and Incentive Interests. As of September 30, 2009, we own managing interests in six joint ventures. These joint ventures own 15 office properties, containing 29 office buildings and approximately 2.06 million rentable square feet. Our ownership interest percentages in these joint ventures range from approximately 7.50% to 32.17%. In exchange for managing these joint ventures and our related equity investment, we are entitled to fees, preferential allocations of earnings and cash flows. These include incentive interests in excess of our ownership percentages and range primarily from approximately 21.00% to 36.00%, subject to returns on invested capital; and

•
UPREIT Structure. Our “UPREIT” structure enables us to structure transactions for sellers that desire tax deferrals. This was an integral component of our 2008 acquisition of a portfolio of office buildings located in San Diego County.

Policies with Respect to Certain Activities

Investment Policy

We expect to continue to own and operate office properties within long-term growth markets that exhibit favorable demand characteristics such as population and job growth and a diverse economic base. We believe that owning office properties in our target markets will allow us to generate cash flow growth and attractive long-term returns for stockholders. We believe that our Advisor will be able to source properties through its network of brokers, owners and developers, some of which represent 25-year relationships. Further, we expect that our Advisor will employ acquisition strategies that are mainstays of The Shidler Group. We also seek to leverage our Advisor’s expertise and experience to acquire office properties in joint ventures with institutional co-investors. Joint ventures can provide us with:

•	additional capital for investment;

•	shared risk exposure; and

•	fees for corporate management, property management, leasing and other services and incentive participations in successful property investments.

Management Policy

We expect that we will be externally advised by our Advisor until at least March 20, 2010. An external advisor is believed to be a highly efficient operating structure for a small REIT because it allows the REIT to benefit immediately from an advisor’s existing infrastructure.

Historically, externally advised REITs have had stockholder and management alignment issues; we believe, however, that the interests of our Advisor, an entity owned by our founders, are well-aligned with those of our stockholders due to our Advisor’s owners’ and executive officers’ beneficial ownership of approximately 95% of our shares on a fully-diluted basis. Furthermore, the base fees of our Advisor have been set pursuant to the Advisory Agreement so that they are a fixed dollar amount until the portfolio reaches a certain size and thereafter grow modestly. Economic benefit is expected mainly to come to our Advisor from Listed Common Stock appreciation rather than advisory fees.

Capital Policy

Our operating platform focuses on structured joint ventures. We believe that these joint ventures may enable us to substitute institutional co-investor equity for more dilutive public equity that traditional REITs typically raise through sequential issuances of common stock.

We expect to fund 10% to 20% of the required equity for new office properties acquired through joint ventures in the future. We expect to fund the 10% to 20% equity requirements for new acquisitions with the proceeds from this offering, funds from operations, capital raised from selling a portion of equity in entities holding our wholly-owned properties and enterprise-level debt, if available. The balance of any equity investment is expected to be funded, on a transaction-by-transaction basis, by a co-investor. We believe our Advisor has pre-existing relationships with a sufficient number of co-investors to provide ample opportunities to fund anticipated acquisitions.

We believe that we will have no long-term or rated debt other than our revolving line of credit and short-term “bridge financing” for acquisitions, which is unusual in the industry. Instead, debt relating to our properties is and will continue to be owed at the property owning entity level. For more information on our revolving line of credit, see “BUSINESS AND PROPERTIES—Indebtedness—Revolving Line of Credit.”

As of September 30, 2009, our property-level debt was non-recourse except for customary recourse carve-outs for borrower misconduct and environmental liabilities and one fully recourse mortgage loan in a $3.6 million principal amount.  The recourse liability for borrower misconduct and environmental liabilities was guaranteed by Messrs. Shidler and Reynolds and entities wholly-owned or controlled by them, and the Operating Partnership has indemnified them to the extent of their guaranty liability. This debt strategy isolates mortgage liabilities in separate, stand-alone entities, allowing us to have only our property-specific equity investment at risk. As of September 30, 2009, the principal balance of our outstanding consolidated indebtedness was equal to approximately 65.8% of our total market capitalization and was primarily fixed rate. We expect that we will be able to employ higher leverage than is customarily used for public REIT on-balance sheet property holdings and that we will be able to self-fund through future sales of ownership interests in certain of our wholly-owned properties and net cash flow from operations.

Leasing Policy

Historically, our properties have been leased to tenants on both a full service gross and net lease basis. A full service gross lease has a base year expense stop, whereby the tenant pays a stated amount of expenses as part of the rent payment, while future increases (above the base year stop) in property operating expenses are billed to the tenant based on the tenant’s proportionate square footage in the property. The increased property operating expenses billed are reflected in operating expense and amounts recovered from tenants are reflected as tenant recoveries in the statements of income. In a net lease, the tenant is responsible for all property taxes, insurance and operating expenses. As such, the base rent payment does not include operating expenses, but rather all such expenses are billed to the tenant. The full amount of the expenses for this lease type is reflected in operating expenses, and the reimbursement is reflected in tenant recoveries. We expect to emphasize net leases in the future, though we expect some leases will remain gross leased in the future due to tenant expectations and market customs.

Policies with Respect to Other Activities

We have authority to offer common stock, preferred stock, senior securities, other capital stock or Common Units or preferred units of our Operating Partnership, in exchange for property, and to repurchase or otherwise acquire our common stock in the open market or otherwise, and we may engage in such activities in the future. Our board of directors has no present intention of causing us to repurchase any Listed Common Stock. As described in “DESCRIPTION OF MATERIAL AGREEMENTS — Operating Partnership and the Operating Partnership Agreement,” we expect to issue Listed Common Stock to holders of Common Units upon exercise of their redemption rights. We have not engaged in trading, underwriting or agency distribution or sale of securities of issuers other than our Operating Partnership and do not intend to do so. At all times we intend to make investments in such a manner as to qualify as a REIT, unless because of circumstances or change in the Code (or the Treasury regulations) our board of directors determines that it is no longer in our best interest to qualify as a REIT. We have not made any loans to third parties, other than a short-term loan to an affiliate in the principal amount of approximately $436,750, which was subsequently repaid in full, although we may in the future make loans to third parties, including without limitation, to joint ventures in which we participate. We intend to make investments in such a way that we will not be treated as an investment company under the Investment Company Act of 1940. We do not have any formal policies regarding investment in real estate mortgages or securities, including securities of companies primarily engaged in real estate activities. All of our existing policies will be subject to the interpretation or changes by our board of directors without the consent of our stockholders.

Markets Overview

Market and industry data and other statistical information used throughout this section are based on independent industry publications, including CB Richard Ellis as it relates to our Honolulu office market and Grubb & Ellis as it relates to all our other office markets. Some data is also based on our good faith estimates, which are derived from our review of management’s knowledge of the industry and independent sources. Although we are not aware of any misstatements regarding the industry data that we present in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “RISK FACTORS” and “FORWARD-LOOKING STATEMENTS.”

Honolulu Segment

Honolulu Office Market

We have seven properties that represent approximately 1,490,200 effective rentable square feet (or 59.0% of our Effective Portfolio) located in the Honolulu office submarkets of Honolulu Downtown (Central Business District), Waikiki and Kapiolani at September 30, 2009. These office submarkets, based on a combined weighted average, experienced net negative absorption of approximately 8,900 square feet during the third quarter of 2009. Based on a combined weighted average, the total percent occupied within these submarkets decreased from 87.0% occupied as of June 30, 2009 to 86.6% occupied as of September 30, 2009. During the third quarter of 2009, average asking rents decreased from $36.00 per annualized square foot as of June 30, 2009 to $35.34 per annualized square foot as of September 30, 2009.

Western United States Segment

Phoenix Office Market

We have three properties that represent approximately 804,600 effective rentable square feet (or 31.9% of our Effective Portfolio) located in the Phoenix office submarkets of Phoenix Downtown North, Downtown South and Deer Valley at September 30, 2009. These office submarkets, based upon a combined weighted average, experienced net negative absorption of approximately 250,900 square feet during the third quarter of 2009. Based on a combined weighted average, the total percent occupied within these submarkets decreased from 81.9% occupied as of June 30, 2009 to 80.3% occupied as of September 30, 2009 because of the addition of completed construction. During the third quarter of 2009, average asking rents decreased from $25.75 per annualized square foot as of June 30, 2009 to $24.87 per square foot annually as of September 30, 2009.

San Diego Office Market

We have nine properties that represent approximately 163,400 effective rentable square feet (or 6.5% of our Effective Portfolio) located in the San Diego office submarkets of San Diego North County and Central County at September 30, 2009. These office submarkets, based upon a combined weighted average, experienced net negative absorption of approximately 271,100 square feet during the third quarter of 2009. Based on a combined weighted average, the total percent occupied within these submarkets decreased from 83.5% occupied as of June 30, 2009 to 83.0% occupied as of September 30, 2009. During the third quarter of 2009, average asking rents decreased from $27.60 per annualized square foot as of June 30, 2009 to $27.43 per annualized square foot as of September 30, 2009.

Properties

As of September 30, 2009, our property portfolio consisted of 23 institutional quality office properties, including co-owned properties, comprising 4.3 million rentable square feet in 40 separate buildings. Each of our properties is suitable and adequate for its intended use. Currently, nearly half of our total portfolio, on a rentable area basis, is owned in partnership with institutional investors. The following tables contain descriptive information about all of our properties as of September 30, 2009.

PROPERTY	NO. OF BUILDINGS	YEAR BUILT/ RENOVATED	RENTABLE SQ. FT.	PERCENTAGE OWNERSHIP	ANNUALIZED RENT(1)(2)
Wholly-Owned Properties
Waterfront Plaza(3)
500 Ala Moana Blvd.	1	1988/2006	534,475	100.0%	$15,915,934
Honolulu, HI 96813

Davies Pacific Center
841 Bishop Street	1	1972/2006	353,224	100.0%	10,994,220
Honolulu, HI 96813

Pan Am Building
1600 Kapiolani Blvd.	1	1969/2005	209,889	100.0%	7,474,572
Honolulu, HI 96814

First Insurance Center(4)
1100 Ward Avenue	1	1960	202,992	100.0%	6,831,120
Honolulu, HI 96814

PROPERTY	NO. OF BUILDINGS	YEAR BUILT/ RENOVATED	RENTABLE SQ. FT.	PERCENTAGE OWNERSHIP	ANNUALIZED RENT(1)(2)
PBN Building
1833 Kalakaua Avenue	1	1964/2006	90,559	100.0%	2,136,840
Honolulu, HI 96815

Clifford Center(3)
810 Richards Street	1	1964/2005	72,415	100.0%	1,613,952
Honolulu, HI 96813

Sorrento Technology Center
10140 Barnes Canyon Rd.	2	1985	63,363	100.0%	1,550,568
10180 Barnes Canyon Rd.
San Diego, CA 92121

City Square
3800 N. Central Ave.	3	1961/1988	738,422	100.0%	10,938,960
3838 N. Central Ave.		1971/1994
4000 N. Central Ave.		1965/2000
Phoenix, AZ 85012

Total Wholly-Owned Properties	11		2,265,339		$57,456,166

Joint Venture Properties
Bank of Hawaii Waikiki Center
2155 Kalakaua Avenue	1	1980/1989	152,288	17.5%	$6,959,717
Honolulu, HI 96815

Palomar Heights Plaza
5860 Owens Avenue	3	2001	45,538	32.2%	1,087,764
5868 Owens Avenue
5876 Owens Avenue
Carlsbad, CA 92008

Palomar Heights Corp. Center
5857 Owens Avenue	1	1999	64,812	32.2%	1,688,088
Carlsbad, CA 92008

Scripps Ranch Bus. Park
9775 Business Park Ave.	2	1984/2006	47,248	32.2%	855,324
10021 Willow Creek Rd.
San Diego, CA 92131

Torrey Hills Corp. Center
11250 El Camino Real	1	1998	24,066	32.2%	988,224
San Diego, CA 92130

Carlsbad Corp. Center.
1950 Camino Vida Roble	1	1996	121,528	10.0%	1,836,816
Carlsbad, CA 92008

PROPERTY	NO. OF BUILDINGS	YEAR BUILT/ RENOVATED	RENTABLE SQ. FT.	PERCENTAGE OWNERSHIP	ANNUALIZED RENT(1)(2)
Via Frontera Bus. Park
10965 Via Frontera Dr.	2	1979/1996	78,819	10.0%	1,255,152
10993 Via Frontera Dr.
San Diego, CA 92127

Poway Flex
13550 Stowe Drive	1	1991	112,000	10.0%	1,048,320
Poway, CA 92064

Seville Plaza
5469 Kearny Villa Rd.	3	1976/2002	138,576	7.5%	3,259,008
5471 Kearny Villa Rd.
5473 Kearny Villa Rd.
San Diego, CA 92123

Savi Tech Center
22705 Savi Ranch Pkwy.	4	1989	372,327	10.0%	6,867,540
22715 Savi Ranch Pkwy.
22725 Savi Ranch Pkwy.
22745 Savi Ranch Pkwy.
Yorba Linda, CA 92887

Yorba Linda Bus. Park
22833 La Palma Ave.	5	1988	166,042	10.0%	1,793,004
22343 La Palma Ave.
22345 La Palma Ave.
22347 La Palma Ave.
22349 La Palma Ave.
Yorba Linda, CA 92887

South Coast Exec. Center
1503 South Coast Dr.	1	1980/1997	61,025	10.0%	794,040
Costa Mesa, CA 92626

Gateway Corp. Center
1370 Valley Vista Dr.	1	1987	85,216	10.0%	1,929,864
Diamond Bar, CA 91765

Black Canyon Corp. Ctr.
16404 N. Black Canyon Hwy.	1	1980/2006	218,694	17.5%	2,487,108
Phoenix, AZ 85053

U.S. Bank Center
101 North First Ave.	2	1976/2000-05	372,676	7.5%	6,551,640
21 West Van Buren St.		1954
Phoenix, AZ 85003

Total Joint Venture Properties	29		2,060,855		$39,401,609
Total Portfolio of Properties	40		4,326,194		$96,857,775
Pacific Office Properties Share of Annualized Rents					$62,883,555

(1)
Represents annualized monthly contractual rent under existing leases as of September 30, 2009. This amount reflects total rent before abatements and includes expense reimbursements, some of which are estimated. Total abatements committed to as of September 30, 2009 for the twelve months ended September 30, 2010 were approximately $0.131 million for our consolidated properties and $0.105 million for our unconsolidated joint venture properties.  Annualized rent for the unconsolidated joint venture properties are reported with respect to each property in its entirety, rather than the portion of the property represented by our managing ownership interest.

(2)	Existing net rents are converted to gross rent by adding estimated annualized operating expense reimbursements to base rents.

(3)	We own leasehold interests in Waterfront Plaza and Clifford Center.

(4)	We own both the leasehold and the leased fee interest in First Insurance Center.

Occupancy Rates and Annualized Rents

The following table sets forth the occupancy rate and average annualized rent per square foot for each of our properties at December 31 of each of the past five years and at September 30, 2009, commencing with the year of the property’s acquisition by either the Company or affiliates of The Shidler Group.

Wholly-Owned Properties

	OCCUPANCY RATES(1)						ANNUALIZED RENT PER LEASED SF(3)(4)
PROPERTY	2004	2005	2006	2007	2008	2009(2)	2004	2005	2006	2007	2008	2009
Waterfront Plaza	88%	85%	94%	91%	86%	93%	$26.39	$29.52	$29.41	$31.37	$33.95	$36.10
Davies Pacific Center	84%	89%	90%	85%	87%	90%	25.94	27.25	30.10	31.54	35.93	34.76
Pan Am Building	90%	93%	93%	98%	97%	93%	27.11	28.77	31.60	31.73	38.83	38.52
First Insurance Center	–	97%	97%	97%	97%	98%	–	24.54	30.59	33.07	35.82	34.60
PBN Building	82%	81%	75%	72%	73%	74%	21.97	24.66	27.92	29.06	31.36	32.29
Clifford Center	68%	69%	79%	79%	81%	73%	21.72	20.46	24.36	27.18	29.39	30.88
Sorrento Tech. Center	–	100%	100%	100%	100%	100%	–	24.90	21.41	22.14	23.70	24.47
City Square	–	63%	73%	77%	77%	72%	–	17.11	18.39	18.29	20.35	20.63
Total/Weighted Average	86%	80%	86%	86%	85%	85%	$25.88	$24.71	$26.33	$27.27	$30.39	$30.88

Joint Venture Properties
	OCCUPANCY RATES(1)						ANNUALIZED RENT PER LEASED SF(3)(4)
PROPERTY	2004	2005	2006	2007	2008	2009(2)	2004	2005	2006	2007	2008	2009
Bank of Hawaii Waikiki Center	–	–	–	88%	87%	86%	–	–	–	$38.90	$54.05	$52.85
Palomar Heights Plaza	–	–	–	–	88%	92%	–	–	–	–	25.08	27.06
Palomar Heights Corp. Center	–	–	–	–	90%	90%	–	–	–	–	27.67	28.84
Scripps Ranch Business Park	–	–	–	–	85%	97%	–	–	–	–	18.89	21.21
Torrey Hills Corp. Center	–	–	–	–	100%	100%	–	–	–	–	40.00	41.06
Carlsbad Corp. Center	–	–	44%	44%	67%	86%	–	–	15.15	15.42	16.47	17.60
Via Frontera Bus. Park	–	–	70%	93%	93%	100%	–	–	17.21	16.47	19.39	15.92
Poway Flex	–	–	100%	100%	100%	100%	–	–	8.40	9.49	9.00	9.36
Seville Plaza	–	94%	90%	92%	77%	87%	–	21.54	24.93	26.94	26.84	27.18
Savi Tech Center	–	–	97%	97%	97%	97%	–	–	16.87	18.39	18.80	19.02
Yorba Linda Bus. Park	–	–	94%	95%	87%	94%	–	–	9.99	10.79	11.65	11.50
South Coast Exec. Center	–	–	100%	80%	60%	49%	–	–	24.34	24.10	25.43	26.53
Gateway Corp. Center	–	–	84%	94%	94%	89%	–	–	24.62	25.90	27.45	26.55
Black Canyon Corp. Center	–	–	–	65%	65%	65%	–	–	–	15.60	16.43	17.59
U.S. Bank Center	–	–	77%	79%	80%	79%	–	–	18.64	20.53	22.37	22.20
Total/Weighted Average	–	94%	85%	84%	84%	86%	–	$21.54	$17.21	$19.95	$22.39	$22.31
Portfolio Totals	86%	81%	85%	85%	85%	85%	$25.88	$24.50	$22.70	$23.98	$26.60	$26.71

____________

(1)	Based on leases commenced as of September 30, 2009 and at December 31 of each historical year.

(2)	Occupancy includes leases signed as of September 30, 2009 but not commenced.

(3)	Annualized Rent Per SF represents annualized gross rent divided by total occupied square feet.

(4)	Annualized rent for existing net rents are converted to gross rent by adding estimated expense reimbursements to base rents.

Tenant Diversification

The following tables provide information on the largest tenants, by annualized rental revenue, in our properties as a portfolio as of September 30, 2009. No single tenant accounts for 10% or more of our total consolidated revenues.

Wholly-Owned Properties

TENANT	LEASE EXPIRATION	RENTABLE SQ. FT.	ANNUALIZED RENTAL REVENUE(1) (2)	% OF TOTAL ANNUALIZED RENT	PROPERTY	INDUSTRY
First Ins. Co. of HI Ltd.	02/28/18	109,755	$3,973,920	6.92%	First Insurance Center	Insurance
HI Ins. Consultants, Ltd.	12/31/12	79,159	3,230,856	5.62%	Waterfront Plaza	Insurance
AZ Dept. of Econ. Security	12/31/12	104,059	1,974,852	3.44%	City Square	Government
Straub Clinic & Hospital	01/31/13	55,986	1,727,376	3.01%	First Insurance Center	Health Care
AT&T Corp.	06/30/10	26,160	1,097,040	1.91%	Waterfront Plaza	Comm.
McCorriston Miho Miller	12/31/11	35,828	1,025,508	1.78%	Waterfront Plaza	Legal Svcs.
Oahu Publications, Inc.	01/31/13	25,691	1,006,716	1.75%	Waterfront Plaza	Journalism
Fujitsu Trans. Solutions	12/31/10	37,886	912,024	1.59%	Sorrento Technology Center	Technology
Royal State Financial Corp.	10/31/11	22,119	838,680	1.46%	Pan Am Building	Insurance
AZ DES-Social Security	05/31/14	39,524	820,908	1.43%	City Square	Government
Total Annualized Rental Revenue for Top Ten Tenants			$16,607,880	28.91%
Total Annualized Rental Revenue			$57,456,166
____________

Notes:

(1)	Annualized Rental Revenue represents monthly base rental revenue and tenant reimbursements as of September 30, 2009, on an annualized basis.

Joint Venture Properties

TENANT	LEASE EXPIRATION	RENTABLE SQ. FT.	OWNERSHIP INTEREST %	ANNUALIZED RENTAL REVENUE(1)	% OF TOTAL ANNUALIZED RENT	PROPERTY	INDUSTRY
CareFusion Corp.	02/28/15	130,000	10.0%	$2,679,216	6.80%	Savi Tech Center	Health Care
Nobel Biocare USA, Inc.	10/31/17	122,361	10.0%	2,344,548	5.95%	Savi Tech Center	Health Care
Bank of Hawaii	01/31/38	6,971	17.5%	1,911,449	4.85%	Bank of Hawaii Waikiki Ctr.	Fincl. Svcs.
High-Tech Institute, Inc.	04/04/18	92,974	17.5%	1,541,424	3.91%	Black Canyon Corp. Ctr.	Education
JTB Hawaii, Inc.	12/31/12	35,623	17.5%	1,261,056	3.20%	Bank of Hawaii Waikiki Ctr.	Tourism
Valley Metro Rail, Inc.	06/30/16	57,007	7.5%	1,256,496	3.19%	U.S. Bank Center	Transport.
Jacobs Engineering Group	10/31/11	53,717	7.5%	1,167,624	2.96%	U.S. Bank Center	Engineering
Gen. Atomics Aero. Sys.	05/31/15	112,000	10.0%	1,048,320	2.66%	Poway Flex	Aerospace
Ashley Furniture	09/30/16	61,541	10.0%	965,892	2.45%	Savi Tech Center	Retail
Paychex North America	06/30/12	48,427	17.5%	945,684	2.40%	Black Canyon Corp. Ctr.	Bus. Svcs.
Total A nnualized Rental Revenue for Top Ten Tenants				$15,121,709	38.38%
Total Annualized Rental Revenue				$39,401,609
____________

Notes:

(1)	Annualized Rental Revenue represents monthly aggregate base rental revenue and tenant reimbursements per property as of September 30, 2009, on an annualized basis.

The following table contains information about tenants who occupy more than 10% of any of our consolidated properties as of September 30, 2009. Four of our consolidated properties have no tenant that occupies more than 10% of the rentable area. No tenant occupies more than 10% of the aggregate rentable area of all of our properties combined:

PROPERTY/TENANT	INDUSTRY/ PRINCIPAL BUSINESS	LEASE EXPIRATION (1)	RENEWAL OPTION	TOTAL LEASED SQ. FT.	% OF RENTABLE SQ. FT.	ANNUALIZED RENT (2)	% OF ANNUALIZED RENT
Waterfront Plaza
Hawaii Insurance Consultants	Insurance	12/31/12	Yes(3)	79,159	14.8%	$3,230,856	20.3%
Pan Am Building
Royal State Financial Corp.	Insurance	10/31/11	Yes(4)	22,119	10.5%	838,680	11.2%
First Insurance Center
Straub Clinic & Hospital	Healthcare	01/31/13	Yes(5)	55,986	27.6%	1,727,376	25.3%
First Insurance Co. of Hawaii	Insurance	02/28/18	Yes(6)	109,755	54.1%	3,973,920	58.2%
Pacific Business News Bldg.
Business Journal Publications	Media & Pub.	09/30/09	Yes(7)	9,632	10.6%	267,684	12.5%
Clifford Center
Hawaii Dept. of Human Services	Government	MTM	Yes(8)	12,911	17.8%	311,412	19.3%
Clifford Projects	Arch. Svcs.	02/29/16	Yes(9)	11,444	15.8%	393,840	24.4%
City Square
AZ Dept. of Econ. Security	Government	12/31/12	Yes(10)	104,059	14.1%	1,974,852	18.1%
Sorrento Technology Center
Info. Systems Laboratories	Technology	11/30/11	Yes(11)	25,477	40.2%	638,544	41.2%
Fujitsu	Technology	12/31/10	Yes(12)	37,886	59.8%	912,024	58.8%
Bank of Hawaii Waikiki Center
ResortQuest Hawaii	Hospitality	10/31/09	Yes(13)	24,854	16.3%	832,452	12.0%
JTB Hawaii	Hospitality	12/31/12	Yes(14)	35,623	23.4%	1,261,056	18.1%
Planet Hollywood (Honolulu)	Retail	12/31/13	Yes(15)	17,795	11.7%	728,976	10.5%
U.S. Bank Center
Valley Metro Rail	Trans.	06/30/16	Yes(16)	57,007	15.3%	1,256,496	19.2%
Jacobs Engineering Group	Engineering	10/31/11	Yes(17)	53,717	14.4%	1,167,624	17.8%
Black Canyon Corporate Center
Paychex North America	Bus. Svcs.	06/30/12	Yes(18)	48,427	22.1%	945,684	38.0%
High Tech Institute	Technology	04/04/18	Yes(19)	92,974	42.5%	1,541,424	62.0%
Poway Flex
General Atomics Aero. Systems	Technology	05/31/15	Yes(20)	112,000	100.0%	1,048,320	100.0%
Gateway Corporate Center
Kleinfelder, Inc.	Bus. Svcs.	07/31/11	Yes(22)	11,171	13.1%	307,092	15.9%
University of Phoenix	Education	09/30/14	No	27,893	32.7%	690,288	35.8%
Carlsbad Corporate Center
San Diego Golf Academy	Education	01/31/15	Yes(23)	20,254	16.7%	332,976	18.1%
Linear, LLC	Technology	09/30/13	Yes(24)	53,022	43.6%	874,716	47.6%

PROPERTY/TENANT	INDUSTRY/ PRINCIPAL BUSINESS	LEASE EXPIRATION (1)	RENEWAL OPTION	TOTAL LEASED SQ. FT.	% OF RENTABLE SQ. FT.	ANNUALIZED RENT (2)	% OF ANNUALIZED RENT
Yorba Linda Business Park
AJ Oster West	Mfcturing.	03/31/14	Yes(25)	50,282	30.3%	409,632	22.8%
Savi Tech Center
First American RE Facilities	Services	10/31/12	Yes(26)	47,198	12.7%	877,884	12.8%
Ashley Furniture Homestore	Retail	09/30/16	Yes(27)	61,541	16.5%	965,892	14.1%
Nobel Biocare USA	Health Care	10/31/17	No	122,361	32.9%	2,344,548	34.1%
CareFusion Corp.	Health Care	02/28/15	Yes(28)	130,000	34.9%	2,679,216	39.0%
Via Frontera Business Park
BAE Systems	Technology	12/31/09	No	21,795	27.7%	466,692	37.2%
Xpress Data	Technology	05/31/10	No	15,120	19.2%	249,048	19.8%
Quick Pak	Technology	12/31/13	Yes(29)	15,540	19.7%	270,204	21.5%
Panasonic	Technology	11/30/10	No	8,064	10.2%	173,208	13.8%
Torrey Hills Corporate Center
Pacific Hospitality Group	Hospitality	11/30/09	No	3,928	16.3%	135,276	13.7%
Foley & Lardner	Legal Svcs.	11/30/10	Yes(30)	17,449	72.5%	758,520	76.8%
Palomar Heights Plaza
Adams Consulting Engineers	Consulting	08/31/13	Yes(31)	8,769	19.3%	183,360	16.9%
Palomar Heights Corp. Center
Wells Fargo Bank	Fncl. Svcs.	06/30/12	Yes(32)	7,583	11.7%	233,112	13.8%
Yahoo!	Technology	04/30/10	Yes(33)	17,824	27.5%	481,248	28.5%
Entriq	Technology	10/31/13	Yes(34)	22,247	34.3%	633,288	37.5%
Scripps Ranch Business Park
Semtech San Diego Corp.	Technology	09/30/09	Yes(35)	24,972	52.9%	436,428	51.0%
Jones & Stokes Associates	Consulting	03/31/15	Yes(36)	15,356	32.5%	418,896	49.0%
____________

(1)	Expiration dates assume no exercise of renewal, extension or termination options.
(2)	Represents annualized monthly gross rent at September 30, 2009.
(3)
Hawaii Insurance Consultants has an option to extend its term for two 5-year periods, with base rent set at an agreed upon negotiated base rental rate of 95% of the fair market rental rate at the time of the extension.

(4)	Royal State Financial Corp. has an option to extend its term for two 5-year periods at fair market rent.
(5)
Straub Clinic & Hospital has an option to extend its term for a one 5-year period, with base rent set at an agreed upon negotiated base rental rate not to exceed 90% of the fair market rental rate at the time of the extension.

(6)
First Insurance Company of Hawaii has an option to extend its term for three 10-year periods, with base rent set at an agreed upon negotiated base rental rate of 95% of the fair market rental rate at the time of the extension.

(7)	Business Journal Publications has an option to extend its term for 5 years at 95% of the fair market rent at the time of extension.
(8)	State of Hawaii, Dept. of Human Services has an option to extend its term for 4 years and 11 months at fair market rent.
(9)	Clifford Projects has an option to extend its term for 5 years at fair market rent.

(10)	The Arizona Dept. of Economic Security has an option to extend its term for 5 years at fair market rent.
(11)	Information Systems Laboratories has an option to extend its term for 5 years at the higher of fair market rent or a 3.5% increase above the tenant’s rent at expiration.
(12)	Fujitsu has an option to extend its term for 5 years at fair market rent.
(13)	ResortQuest Hawaii has an option to extend its term for one 5-year period at fair market rent.
(14)	JTB Hawaii has an option to extend its term for one 5-year period at fair market rent.
(15)	Planet Hollywood has an option to extend its term for one 5-year period at fair market rent.
(16)	Valley Metro Rail has an option to extend its term for two 5-year periods at 95% of fair market rent.
(17)	Jacobs Engineering Group has an option to extend its term for 5 years at 95% of fair market rent.
(18)	Paychex has an option to extend its term for three 3-year periods at fair market rent.
(19)	High Tech Institute has an option to extend its term for two 5-year periods at fair market rent.
(20)	General Atomics has an option to extend its term for three 5-year periods.
(21)	Base rent for the first period is set at 4% annual increases, while base rent for the second and third period are set at fair market rent.
(22)
Kleinfelder has option to extend its term for one 5-year period, with base rent set at the higher of fair market rent or the monthly rental rate during the month immediately preceding the lease expiration date.

(23)	San Diego Golf Academy has an option to extend its term for one 5-year period at fair market rent.
(24)	Linear LLC has an option to extend its term for two 5-year periods at 95% of the fair market rent at the time of extension.
(25)	AJ Oster West has an option to extend its term for one 3-year period at fair market rent.
(26)	First American Real Estate Facilities has an option to extend its term for one 5-year period at fair market rent.
(27)	Ashley Furniture has an option to extend its term for two 5-year periods, with base rent set at an increase of 12% at the time of extension.
(28)	CareFusion Corp. has an option to extend its term for one 5-year period at fair market rent.
(29)	Quick Pak has an option to extend its term for one 5-year period at fair market rent.
(30)	Foley & Lardner, LLP has an option to extend its term for one 3-year period at fair market rent.
(31)	Adams Consulting Engineers has an option to extend its term for one 5-year period at fair market rent.
(32)	Wells Fargo has an option to extend its term for two 5-year periods at fair market rent.
(33)	Yahoo! has an option to extend its term for one 2-year period at fair market rent.
(34)	Entriq has an option to extend its term for one 3-year period at fair market rent.
(35)	Semtech San Diego Corporation has an option to extend its term for one 5-year period at fair market rent.
(36)	Jones & Stokes Associates has an option to extend its term for one 5-year period at fair market rent.

Lease Distribution by Square Footage

The following tables summarize the lease distributions by square footage for all our properties as of September 30, 2009.

Wholly-Owned Properties

SQUARE FEET UNDER LEASE	NO. OF LEASES	LEASES AS A % OF TOTAL	RENTABLE SQUARE FEET	SF AS A % OF TOTAL	ANNUALIZED RENT(1)(2)	ANNUALIZED RENT AS A % OF TOTAL

2,500 or less	553	76.49%	346,483	15.29%	$11,478,672	19.98%
2,501-10,000	116	16.04%	543,839	24.01%	16,655,220	28.99%
10,001-20,000	30	4.15%	413,396	18.25%	12,622,678	21.97%
20,001-40,000	9	1.24%	267,916	11.83%	7,549,944	13.14%
40,001-100,000	1	0.14%	76,828	3.39%	3,230,856	5.62%
Greater than 100,000	2	0.28%	212,227	9.37%	5,918,796	10.30%
Subtotal	711	98.34%	1,860,689	82.14%	57,456,166	100.00%
Available	–	0.00%	344,623	15.21%	–	0.00%
Signed Leases Not Commenced	12	1.66%	60,027	2.65%	–	0.00%
Wholly-Owned Properties Total/Weighted Average	723	100.00%	2,265,339	100.00%	$57,456,166	100.00%

____________

Notes:

(1)
Represents annualized monthly rent under commenced leases as of September 30, 2009. This amount reflects total cash rent before abatements. Abatements committed to as of September 30, 2009 for the twelve months ended September 30, 2010 were $0.131 million.

(2)	Existing net rents are converted to gross rent by adding estimated annualized operating expense reimbursements to base rents.

Joint Venture Properties

SQUARE FEET UNDER LEASE	NO. OF LEASES	LEASES AS A % OF TOTAL	RENTABLE SQUARE FEET	SQ. FT. AS A % OF TOTAL	ANNUALIZED RENT(1)(2)	ANNUALIZED RENT AS A % OF TOTAL	EFFECTIVE ANNUALIZED RENT(1)(2)	EFFECTIVE ANNUALIZED RENT AS A % OF TOTAL

2,500 or less	174	59.39%	144,522	7.01%	$3,641,592	9.24%	$503,594	9.28%
2,501-10,000	80	27.30%	376,186	18.25%	11,305,517	28.69%	1,659,664	30.58%
10,001-20,000	13	4.44%	179,890	8.73%	4,253,184	10.79%	754,828	13.91%
20,001-40,000	11	3.75%	294,031	14.27%	6,913,956	17.55%	1,090,216	20.09%
40,001-100,000	10	3.41%	529,419	25.69%	9,559,824	24.26%	1,046,334	19.28%
Greater than 100,000	2	0.68%	242,000	11.74%	3,727,536	9.47%	372,753	6.86%
Subtotal	290	98.98%	1,766,048	85.69%	39,401,609	100.00%	5,427,389	100.00%
Available	–	0.00%	285,026	13.83%	–	0.00%	–	0.00%
Signed Leases Not Commenced	3	1.02%	9,781	0.47%	–	0.00%	–	0.00%
Joint Venture Properties Total/Weighted Average	293	100.00%	2,060,855	100.00%	$39,401,609	100.00%	$5,427,389	100.00%
____________

Notes:

(1)
Represents annualized monthly rent under commenced leases as of September 30, 2009. This amount reflects total cash rent before abatements. Abatements committed to as of September 30, 2009 for the twelve months ended September 30, 2010 were $0.105 million.

(2)	Existing net rents are converted to gross rent by adding estimated annualized operating expense reimbursements to base rents.

Lease Expirations

The following tables summarize the lease expirations for leases in place as of September 30, 2009 for all of our properties. The information set forth in the tables assumes that tenants exercise no renewal options or early termination rights.

Wholly-Owned Properties

YEAR OF LEASE EXPIRATION	NO. OF LEASES EXPIRING	RENTABLE SQUARE FEET	EXPIRING SQ FT AS A % OF TOTAL	ANNUALIZED RENT(1)(2)	ANNUALIZED RENT AS A % OF TOTAL	ANNUALIZED RENT PER LEASED SQ. FT.(3)	ANNUALIZED RENT AT EXPIRATION	ANNUALIZED RENT PER RSF AT EXPIRATION(4)
Available For Lease		344,623	15.21%
2009	77	102,930	4.54%	$3,025,884	5.27%	$29.40	$2,985,012	$29.00
2010	134	321,870	14.21%	10,516,104	18.30%	32.67	10,594,536	32.92
2011	156	329,670	14.55%	10,044,708	17.48%	30.47	10,349,088	31.39
2012	129	402,635	17.77%	12,340,608	21.48%	30.65	12,703,632	31.55
2013	86	265,739	11.73%	8,032,944	13.98%	30.23	7,757,220	29.19
2014	52	152,844	6.75%	4,620,024	8.04%	30.23	4,906,692	32.10
2015	18	68,662	3.03%	1,709,484	2.98%	24.90	1,822,392	26.54
2016	18	47,859	2.11%	1,705,416	2.97%	35.63	1,925,892	40.24
2017	5	20,733	0.92%	580,666	1.01%	28.01	672,120	32.42
2018	17	125,992	5.56%	4,570,932	7.95%	36.28	5,332,176	42.32
Thereafter	19	21,755	0.96%	309,396	0.54%	14.22	325,536	14.96
Signed Leases Not Commenced	12	60,027	2.66%	–	0.00%	–	–	–
Total/Wtd. Avg.	723	2,265,339	100.00%	$57,456,166	100.00%	$30.88	$59,374,296	$31.91
____________

Notes:

(1)	Annualized Rent represents gross rental revenue which consists of monthly aggregate base rental revenue and tenant reimbursements per property as of September 30, 2009, on an annualized basis.
(2)	Represents annualized rent divided by leased square feet.
(3)	Represents annualized rent at expiration divided by leased square feet.

Joint Venture Properties

YEAR OF LEASE EXPIRATION	NO. OF LEASES EXPIRING	RENTABLE SQUARE FEET	EXPIRING SQ. FT. AS A % OF TOTAL	ANNUALIZED RENT(1)(2)	ANNUALIZED RENT AS A % OF TOTAL	ANNUALIZED RENT PER LEASED SQ. FT.(3)	ANNUALIZED RENT AT EXPIRATION	ANNUALIZED RENT PER RSF AT EXPIRATION(4)	EFFECTIVE ANNUALIZED RENT(1)(2)	EFFECTIVE ANNUALIZED RENT AT EXPIRATION
Available For Lease		285,026	13.83%
2009	36	116,294	5.64%	$3,146,112	7.98%	$27.05	$2,905,464	$24.98	$634,029	$577,436
2010	73	190,777	9.26%	4,561,620	11.58%	23.91	4,639,116	24.32	849,222	864,107
2011	56	151,510	7.35%	3,880,344	9.85%	25.61	3,947,988	26.06	407,846	417,218
2012	33	224,009	10.87%	5,110,800	12.97%	22.82	5,916,384	26.41	702,228	809,999
2013	29	190,223	9.23%	4,615,308	11.71%	24.26	5,046,696	26.53	731,977	797,587
2014	25	183,302	8.89%	3,525,972	8.95%	19.24	4,015,032	21.90	334,917	381,364
2015	12	328,164	15.92%	5,506,080	13.97%	16.78	6,443,400	19.63	617,798	719,387
2016	12	143,367	6.96%	2,880,960	7.31%	20.10	3,292,044	22.96	262,194	298,113
2017	3	129,558	6.29%	2,519,580	6.39%	19.45	3,055,200	23.58	247,582	300,288
2018	3	92,974	4.51%	1,541,424	3.91%	16.58	1,928,736	20.74	269,749	337,529
Thereafter	8	15,870	0.77%	2,113,409	5.38%	133.17	3,574,176	225.22	369,847	625,481
Signed Leases Not Commenced	3	9,781	0.48%	–	0.00%	–	–	–	–	–
Total/Wtd. Avg.	293	2,060,855	100.00%	$39,401,609	100.00%	$22.31	$44,764,236	$25.35	$5,427,389	$6,128,509
____________

Notes:

(1)	Annualized Rent represents gross rental revenue which consists of monthly aggregate base rental revenue and tenant reimbursements per property as of September 30, 2009, on an annualized basis.

(2)	Represents annualized rent divided by leased square feet.

(3)	Represents annualized rent at expiration divided by leased square feet.

Ground Leased Properties

We have ground lease agreements for both Clifford Center and Waterfront Plaza.  The Clifford Center property ground lease expires May 31, 2035. The annual rental obligation is a combination of a base rent amount plus 3% of base rental income from tenants. On June 1, 2016 and 2026, the annual rental obligation will reset to an amount equal to 6% of the fair market value of the land. However, the ground rent cannot be less than the rent for the prior period. For the period prior to June 1, 2016, only the base rent component is included in the minimum future payments. For the periods succeeding May 31, 2016, we estimated the annual minimum future rental payments to be an amount equal to the rent paid for the immediately preceding 12-month period.

The Waterfront Plaza ground lease expires December 31, 2060. The annual rental obligation has fixed increases at five year intervals until it resets on January 1, 2036, 2041, 2046, 2051, and 2056 to an amount equal to 8.0% of the fair market value of the land. However, the ground lease rent cannot be less than the rent for the prior period. For the periods succeeding December 31, 2035, we estimated the annual minimum future rental payments to be an amount equal to the rent paid for the immediately preceding 12-month period.

Indebtedness

Mortgage and Other Loans

The following table sets forth information relating to the material borrowings with respect to our properties as of September 30, 2009. Unless otherwise indicated in the footnotes to the table, each loan requires monthly payments of interest only and a balloon payment at maturity, and all numbers, other than percentages, are reported in thousands:

Property	Amount	Interest Rate		Maturity Date	Balance Due at Maturity Date	Prepayment/ Defeasance
Clifford Center(1)	$3,567	6.00%		8/15/2011	$3,032	(2)
Davies Pacific Center	95,000	5.86%		11/11/2016	95,000	(3)
First Insurance Center	38,000	5.74%		1/1/2016	38,000	(4)
First Insurance Center	14,000	5.40%		1/6/2016	14,000	(5)
Pacific Business News Building(6)	11,691	6.98%		4/6/2010	11,613	(7)
Pan Am Building	60,000	6.17%		8/11/2016	60,000	(8)
Waterfront Plaza	100,000	6.37%		9/11/2016	100,000	(9)
Waterfront Plaza	11,000	6.37%		9/11/2016	11,000	(10)
City Square	27,500	5.58%		9/1/2010	27,500	(11)
City Square(12)	27,017	LIBOR + 2.35%		9/1/2010	26,612	(13)
Sorrento Technology Center(14)	11,800	5.75	%(15)	1/11/2016(15)	10,825	(16)
Subtotal	399,575
Revolving Line of Credit(17)	5,847	1.85%		9/2/2011	5,847
Outstanding principal balance	405,422
Less: Unamortized discount, net	(2,075)
Net	$403,347
____________

(1)	Requires monthly principal and interest payments of $39.8. The initial maturity date is August 15, 2011. We have the option to extend the maturity date to August, 15, 2014 for a nominal fee.

(2)	Loan is prepayable, subject to a prepayment premium equal to greater of 2% of amount prepaid or yield maintenance.

(3)
Loan is prepayable, after the second anniversary of its securitization, subject to a prepayment premium equal to the greater of (a) 1% of the amount prepaid or (b) yield maintenance. No premium due after August 11, 2016.

(4)
Loan is prepayable subject to a prepayment premium in an amount equal to the greater of 3% of outstanding principal amount or yield maintenance. No premium due after October 1, 2015. Loan may also be defeased after earlier of December 2008 or two years after the “start-up date” of the loan, if securitized.

(5)
Loan is not prepayable until October 6, 2015; however, loan may be defeased after the earlier of August 2009 and two years after the “start-up date” of the loan, if securitized. No premium is due upon prepayment.

(6)	Requires monthly principal and interest payments of $81.

(7)
Loan may not be prepaid until February 6, 2010. No premium is due upon prepayment. Loan may be defeased after the earlier of September 2008 or two years after the “start-up date” of the loan, if securitized.

(8)
Loan may be prepaid following the second anniversary of its securitization subject to a prepayment premium equal to the greater of 1% of the principal balance of the loan or yield maintenance. No premium is due after May 11, 2016.

(9)
Loan may be prepaid subject to payment of a yield maintenance-based prepayment premium; no premium is due after June 11, 2016. Loan may also be defeased after the date that is two years from the “start-up date” of the loan, if securitized.

(10)	Loan may be prepaid subject to payment of a yield maintenance-based prepayment premium; no premium is due after June 11, 2016.

(11)	Loan may not be prepaid until June 1, 2010. Loan may be defeased at any time.

(12)
Maximum loan amount to be advanced is $28.5 million. In addition, the Company has an interest rate cap on this loan for the notional amount of $28.5 million, which effectively limits the LIBOR rate on this loan to 7.45%. The interest rate cap expires on September 1, 2010, commensurate with the maturity date of this note payable.

(13)	Loan may be prepaid subject to payment of a fee in amount of $142.

(14)	From and after January 11, 2010, requires monthly principal and interest payments in the amount of $69.

(15)
Although the maturity date is January 11, 2036, January 11, 2016 is the anticipated repayment date because the interest rate adjusts as of January 11, 2016 to greater of 7.75% or treasury rate plus 70 basis points, plus 2.0%.

(16)	No prepayment is permitted prior to October 11, 2016. Loan may be defeased after the earlier of December 15, 2009 or the second anniversary of the “start-up date” of the loan, if securitized.

(17)	The revolving line of credit matures on September 2, 2011. See “—Revolving Line of Credit” below.

Our variable rate debt, as reflected in the above schedule, bears interest at a rate based on 30-day LIBOR, which was 0.25% as of September 30, 2009, plus a spread. Our variable rate debt at September 30, 2009 has an initial term that matures in September 2010.

The debt relating to the Property Portfolio is owed at the property level rather than by the Company or the Operating Partnership. This debt is non-recourse to the Operating Partnership except for customary recourse carve-outs for borrower misconduct and environmental liabilities and one fully recourse mortgage loan for the Contributed Property known as Clifford Center.  The recourse liability for borrower misconduct and environmental liabilities was guaranteed by Messrs. Shidler and Reynolds and entities wholly-owned or controlled by them, and the Operating Partnership has indemnified them to the extent of their guaranty liability.  This debt strategy isolates mortgage liabilities in separate, stand-alone entities, allowing us to have only our property-specific equity investment at risk.

As of September 30, 2009, our ratio of total consolidated debt to total consolidated market capitalization was approximately 65.8%. Our total consolidated market capitalization of $644.7 million includes our total consolidated debt of $424.5 million and the market value of our common stock and common stock equivalents (consisting of Common Units and Preferred Units in our Operating Partnership) outstanding of $220.2 million (based on the closing price of our Listed Common Stock of $4.34 per share on the NYSE Amex on September 30, 2009).

At September 30, 2009, the Operating Partnership was subject to a $1.5 million recourse commitment that it provided on behalf of POP San Diego I joint venture in connection with certain of that joint venture’s mortgage loans. The contractual provisions of these mortgage loans provide for the full release of this recourse commitment upon the satisfaction of certain conditions within the control of management. During the quarter ended December 31, 2009, the subject conditions with respect to $0.9 million of the loans subject to this recourse commitment were satisfied, providing for the full release of this recourse commitment with respect to such amount.  Accordingly, at December 31, 2009, the Operating Partnership was subject to a $0.6 million recourse commitment relating to these loans.  We believe that the subject conditions will be satisfied by management prior to, or during, the first quarter ending March 31, 2010, and will therefore result in the immediate and full release of the Operating Partnership from this recourse commitment.  As such, we have not recorded this as a liability because the probability for recourse is remote.

Revolving Line of Credit

On September 2, 2009, the Operating Partnership and First Hawaiian Bank, or FHB, entered into a Credit Agreement, which we refer to as the FHB Credit Facility.  The FHB Credit Facility initially provided us with a revolving line of credit in the principal sum of $10 million.  On December 31, 2009, we amended the FHB Credit Facility to increase the maximum principal amount available for borrowing under the revolving line of credit to $15 million.  Amounts borrowed under the FHB Credit Facility bear interest at a fluctuating annual rate equal to the effective rate of interest paid by FHB on time certificates of deposit, plus 1.00%.  We are permitted to use the proceeds of the FHB Credit Facility for working capital and general corporate purposes, consistent with our real estate operations, and for such other purposes as FHB may approve.  As of September 30, 2009, we had outstanding borrowings of approximately $5.8 million under the FHB Credit Facility.

The FHB Credit Facility matures on September 2, 2011.  As security for the FHB Credit Facility, as amended, Shidler Equities, L.P., a Hawaii limited partnership controlled by Mr. Shidler, referred to as Shidler LP, has pledged to FHB a certificate of deposit in the principal amount of $15 million.  As a condition to this pledge, the Operating Partnership and Shidler LP entered into an indemnification agreement pursuant to which the Operating Partnership agreed to indemnify Shidler LP from any losses, damages, costs and expenses incurred by Shidler LP in connection with the pledge.  In addition, to the extent that all or any portion of the certificate of deposit is withdrawn by FHB and applied to the payment of principal, interest and/or charges under the FHB Credit Facility, the Operating Partnership agreed to pay to Shidler LP interest on the withdrawn amount at a rate of 7.00% per annum from the date of the withdrawal until the date of repayment in full by the Operating Partnership to Shidler LP.  Pursuant to this indemnification agreement, as amended, the Operating Partnership also agreed to pay to Shidler LP an annual fee of 2.00% of the entire $15 million principal amount of the certificate of deposit.

    The FHB Credit Facility contains various customary covenants, including covenants relating to disclosure of financial and other information to the Lender, maintenance and performance of the Operating Partnership’s material contracts, maintenance by the Operating Partnership of adequate insurance, payment of FHB’s fees and expenses, and other customary terms and conditions.

We entered into a Credit Agreement dated as of August 25, 2008, referred to as the KeyBank Credit Facility, with KeyBank National Association and KeyBanc Capital Markets, which we refer to collectively as KeyBank.  As of June 30, 2009, we had outstanding borrowings of $3.0 million under the KeyBank Credit Facility.

On September 3, 2009, we, together with certain guarantors affiliated with us and with Mr. Shidler, entered into a Termination and Release Agreement with KeyBank terminating the KeyBank Credit Facility.  In connection with the Termination and Release Agreement, we paid to KeyBank on September 3, 2009 a total payoff amount of approximately $2.8 million, representing the total principal amount owed together with all accrued and unpaid contractual interest and fees, less a prorated amount of certain fees paid by us in connection with the origination of the KeyBank Credit Facility.  KeyBank released all claims to the assets held as security for the KeyBank Credit Facility, and KeyBank and the Operating Partnership provided each other with a general release of all claims arising in connection with the KeyBank Credit Facility or any of the related loan documents.

Subordinated Promissory Notes

At September 30, 2009, we had promissory notes payable by the Operating Partnership to certain affiliates of The Shidler Group in the aggregate principal amount of $21.1 million. The promissory notes accrue interest at a rate of 7% per annum, with interest payable quarterly, subject to the Operating Partnership’s right to defer the payment of interest for any or all periods up until the date of maturity. The promissory notes mature on various dates commencing on March 19, 2013 through August 31, 2013, but the Operating Partnership may elect to extend maturity for one additional year, and maturity accelerates upon the occurrence of a qualified public offering, as defined under the Master Agreement. The promissory notes are unsecured obligations of the Operating Partnership.

On September 23, 2009, the Operating Partnership entered into an exchange agreement with certain affiliates of The Shidler Group, referred to as the Transferors.  Pursuant to the terms of the exchange agreement, on September 25, 2009, certain unsecured subordinated promissory notes, in the aggregate outstanding amount (including principal and accrued interest) of approximately $3.0 million, issued by the Operating Partnership to the Transferors were exchanged for 789,095 shares of Listed Common Stock.  The price per share of Listed Common Stock issued pursuant to the exchange agreement was $3.82, which represented the volume-weighted average closing market price per share of Listed Common Stock on the NYSE Amex for the thirty trading days preceding the date of the exchange agreement.  For more information relating to the exchange agreement, see “CERTAIN RELATED PARTY RELATIONSHIPS AND TRANSACTIONS.”

For the period from March 20, 2008 through September 30, 2009, interest payments on unsecured notes payable to related parties of The Shidler Group have been deferred with the exception of $0.3 million which was related to the notes exchanged pursuant to the exchange agreement. At September 30, 2009, $2.2 million of accrued interest attributable to unsecured notes payable to related parties is included in accounts payable and other liabilities in the condensed combined consolidated balance sheets included in our Quarterly Report on Form 10-Q for the three months ended September 30, 2009, which is incorporated by reference in this prospectus.

Regulation

General

Our properties are subject to various covenants, laws, ordinances and regulations, including regulations relating to common areas and fire and safety requirements. We believe that each of our properties has the necessary permits and approvals to operate its business.

Americans with Disabilities Act

Our properties must comply with Title III of the ADA to the extent that such properties are “public accommodations” as defined by the ADA. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. The ADA may require removal of structural barriers to access by persons with disabilities in certain public areas of our properties where such removal is readily achievable. Although we believe that our properties in the aggregate substantially comply with present requirements of the ADA, we have not conducted a comprehensive audit or investigation of all of our properties to determine compliance, and we are aware that some particular properties may currently not be in compliance with the ADA. Noncompliance with the ADA could result in the incurrence of additional costs to attain compliance. The obligation to make readily achievable accommodations is an ongoing one, and continual assessment of the properties will be required.

Environmental Matters

Environmental laws regulate, and impose liability for, releases of hazardous or toxic substances into the environment. Under various of these laws, an owner or operator of real estate is or may be liable for costs related to soil or groundwater contamination on, in or migrating to or from its property. In addition, persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of cleaning up contamination at the disposal site. Such laws often impose liability regardless of whether the person knew of, or was responsible for, the presence of the hazardous or toxic substances that caused the contamination. The presence of, or contamination resulting from, any of these substances, or the failure to properly remediate them, may adversely affect our ability to sell or rent our property or to borrow using such property as collateral. In addition, persons exposed to hazardous or toxic substances may sue for personal injury damages. For example, some laws impose liability for release of or exposure to materials containing asbestos, a substance known to be present in a number of our buildings. In other cases, some of our properties have been (or may have been) affected by contamination from past operations or from off-site sources. As a result, in connection with our current or former ownership, operation, management and development of real properties, we may be potentially liable for investigation and cleanup costs, penalties and damages under environmental laws.

Although most of our properties have been subjected to Phase I assessments, they are limited in scope, and may not include or identify all potential environmental liabilities or risks associated with the property. Unless required by applicable laws or regulations, we may elect to conduct no investigation, remedy or amelioration of the liabilities disclosed in the Phase I assessments.

Insurance

We carry comprehensive liability, fire, extended coverage, business interruption and rental loss insurance covering all of our properties under a blanket insurance policy. We believe the policy specifications and insured limits are appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice; however, the insurance coverage may not be sufficient to fully cover losses. We do not carry insurance for certain losses, including, but not limited to, losses caused by riots or war. Some of the policies, like those covering losses due to terrorism, earthquakes and floods, are insured subject to limitations involving substantial self insurance portions and significant deductibles and co-payments for such events. In addition, many of our properties are located in an area subject to an increased risk of earthquakes. While we presently carry earthquake insurance on our properties, the amount of our earthquake insurance coverage may not be sufficient to fully cover losses from earthquakes. We may reduce or discontinue earthquake, terrorism or other insurance on some or all of our properties in the future if the cost of premiums for any of these policies exceeds, in our judgment, the value of the coverage discounted for the risk of loss. Also, if destroyed, we may not be able to rebuild certain of our properties due to current zoning and land use regulations. In addition, our title insurance policies may not insure for the current aggregate market value of our properties, and we do not intend to increase our title insurance coverage as the market value of our portfolio increases. See “RISK FACTORS—Risks Related to Our Business and Properties—Potential losses may not be covered by insurance.”

Competitive Factors

We compete with a number of developers, owners and operators of office and commercial real estate, many of which own properties similar to ours in the same markets in which our properties are located. If our competitors offer space at rental rates below current market rates, or below the rental rates we currently charge our tenants, we may lose potential tenants and we may be pressured to reduce our rental rates below those we currently charge or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when our tenants’ leases expire. In that case, our financial condition, results of operations, cash flow, per share trading price of our Listed Common Stock and ability to satisfy our debt service obligations and to pay dividends to you may be adversely affected.

Employment

We do not have any employees. We are externally advised by our Advisor, an entity affiliated with and owned by our founder, The Shidler Group. In accordance with our Advisory Agreement, our Advisor manages, operates and administers our day-to-day operations, business and affairs. Our Advisor employs approximately 70 executives and staff members. This same management team has overseen the acquisition, leasing and operations of many of our existing assets since their original acquisition by entities affiliated with The Shidler Group, and prior to our formation transactions.

Legal Proceedings

We are not currently a party, as plaintiff or defendant, to any legal proceedings which, individually or in the aggregate, are expected by us to have a material effect on our business, financial condition or results of operation if determined adversely to it.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers and the officers of our Advisor are as follows:

Name	Age*	Company Position	Advisor Officer Position
Jay H. Shidler	63	Chairman of the Board of Directors, President and Chief Executive Officer	Chief Executive Officer
Thomas R. Hislop	60	Director	–
Clay W. Hamlin	64	Director	–
Michael W. Brennan	52	Director	–
Robert L. Denton	57	Director	–
Paul M. Higbee	55	Director	–
Matthew J. Root	43	Chief Investment Officer	Chief Investment Officer
James R. Ingebritsen	47	Executive Vice President, Capital Markets/Operations	Executive Vice President, Capital Markets/Operations
Lawrence J. Taff	52	Chief Financial Officer and Executive Vice President, Honolulu Operations	Chief Financial Officer and Executive Vice President, Honolulu Operations
____________

*      At December 31, 2009

The following is a biographical summary of the experience of our directors and executive officers.

Jay H. Shidler has been Chairman of our board of directors since March 2008, and has served as our President and Chief Executive Officer and as that of our Advisor since September 2009 while we conduct a formal search for a new President and Chief Executive Officer. Mr. Shidler is the founder and Managing Partner of The Shidler Group, a national real estate investment firm. Since forming The Shidler Group in 1972, Mr. Shidler and his affiliates have acquired and managed over 2,000 properties in 40 states and Canada. Mr. Shidler has founded and has been the initial investor in numerous public and private companies, including three other public real estate investment trusts — TriNet Corporate Realty Trust, Inc. (formerly NYSE: TRI), now part of iStar Financial; First Industrial Realty Trust, Inc. (NYSE: FR) and Corporate Office Properties Trust (NYSE: OFC). Mr. Shidler serves as Chairman of the board of trustees of Corporate Office Properties Trust (NYSE: OFC) and as a director of First Industrial. Mr. Shidler served as Chairman of the board of directors of First Industrial from 1993 through January of 2009. From 1998 through 2005, Mr. Shidler also served as director of Primus Guaranty, Ltd., a Bermuda company of which Mr. Shidler is a founder.

Thomas R. Hislop served as Chairman of the Board and Chief Executive Officer of Arizona Land Income Corporation, our predecessor registrant, from 1988 until its reincorporation as Pacific Office Properties in March 2008, and has remained on our board of directors since March 2008. He has been a Managing Director of Wedbush Morgan Securities since September 2008. Mr. Hislop served as Chief Executive Officer and a director of Peacock, Hislop, Staley and Givens, a full-service securities brokerage firm, from the time of that company’s formation in 1989 through its acquisition by Wedbush Morgan Securities in September 2008. He had been a director of Young, Smith & Peacock, a securities brokerage firm, from 1967 through its acquisition by Peacock, Hislop, Staley and Givens in 1989. Mr. Hislop received a B.S. degree in finance from Arizona State University.

Clay W. Hamlin, III has been a member of our board of directors since March 2008. Mr. Hamlin is Vice Chairman of the board of trustees of Corporate Office Properties Trust (NYSE: OFC), which he co-founded in 1997. Mr. Hamlin joined The Shidler Group in 1989 as Managing Partner of The Shidler Group’s Mid-Atlantic region, which was contributed to, and merged with, Royale Investments, Inc. to become Corporate Office Properties Trust in 1997. Mr. Hamlin served as Chief Executive Officer of Corporate Office Properties Trust from 1997 through April 2005. Mr. Hamlin is an attorney and a certified public accountant, and received an MBA from the Wharton School of the University of Pennsylvania in 1972.

Michael W. Brennan has been a member of our board of directors since March 2008. From 1999 to 2008, Mr. Brennan served as President and Chief Executive Officer of First Industrial Realty Trust, Inc. (NYSE: FR) and from 1994, the year he co-founded First Industrial, to 1999, he served as its Chief Operating Officer and Chief Acquisitions Officer. Mr. Brennan joined The Shidler Group as its principal acquisitions executive in 1986 and was named partner of its Mid-West region in 1988. Mr. Brennan has 25 years of real estate experience. He holds a bachelor’s degree in finance from the University of Notre Dame. Mr. Brennan is also a director of Strategic Hotels & Resorts, Inc. (NYSE: BEE) and the Chicago Public Library Foundation Board.

Robert L. Denton has been a member of our board of directors since March 2008. Mr. Denton is a Managing Partner with The Shidler Group and the resident principal in its New York office. Prior to joining The Shidler Group in 1994, Mr. Denton co-founded Providence Capital, Inc., a private investment bank, and served in executive positions at First Pacific U.S. Securities, Ltd., Jefferies & Company and Booz Allen & Hamilton, Inc. Mr. Denton graduated with a B.S. in Economics from the University of Pennsylvania and received his MBA from the Wharton School. Mr. Denton is also a member of the board of trustees of Corporate Office Properties Trust (NYSE: OFC).

Paul M. Higbee has been a member of our board of directors since March 2008. Mr. Higbee has over 30 years of experience as an investment banker. From September 2001 to present, Mr. Higbee has been a partner of G.C. Andersen Partners, LLC, a merchant banking firm engaged in private equity investments and investment banking for middle-market companies. Prior to joining GC Andersen Partners, Mr. Higbee was a Managing Director of Deutsche Banc Alex. Brown. From 1990 to 1996, Mr. Higbee was a Managing Director at PaineWebber. Mr. Higbee received an A.B. in Economics from Princeton University and an MBA from the Wharton School.

Matthew J. Root has been our Chief Investment Officer since January 2009. Mr. Root has been the Chief Investment Officer of our Advisor since February 2008. He has also been a partner of The Shidler Group since 1997, responsible for property acquisitions, leasing and dispositions. Prior to joining The Shidler Group, Mr. Root was Senior Asset Manager for American Assets, Inc. with responsibility for an office and retail portfolio in excess of two million square feet. Mr. Root started his career as a turnaround and restructuring specialist with the Lomas Santa Fe Group focusing on commercial properties in southern California. Mr. Root is a graduate of Louisiana State University.

James R. Ingebritsen has been our Executive Vice President, Capital Markets/Operations since January 2009. Mr. Ingebritsen has been the Executive Vice President of our Advisor since February 2008. He has also been a partner of The Shidler Group since 1993, responsible for raising debt and equity capital and for overseeing the operations of its western region portfolio. Mr. Ingebritsen joined The Shidler Group as an associate in 1987. A graduate of the University of California San Diego, Mr. Ingebritsen holds an MBA in Real Estate and Capital Markets from the University of California Berkeley, Haas School of Business.

Lawrence J. Taff has been our Executive Vice President, Honolulu Operations since January 2009, and has served as our Chief Financial Officer and as that of our Advisor since September 2009 while we conduct a formal search for a new Chief Financial Officer. Mr. Taff has also been the Executive Vice President of our Advisor since February 2008. He has been a partner of The Shidler Group since 1995, responsible for overseeing financial management and property operations in Hawaii. Mr. Taff began his career with Arthur Andersen LLP in 1980. Rising to the position of Tax Partner in 1993, he was responsible for real estate consulting as well as tax compliance and consulting. Mr. Taff received a bachelor’s degree in accounting from California Polytechnic University, Pomona and is a certified public accountant.

Our Advisor

We are externally advised by our Advisor, Pacific Office Management, Inc., an entity affiliated with The Shidler Group. The Shidler Group is a leading national commercial real estate investment organization with more than 35 years of experience in acquiring, owning and operating commercial real estate across the country. Our Advisor is owned by Jay H. Shidler, who is our Chairman of the Board and is currently serving as our President and Chief Executive Officer, and by partners of The Shidler Group.

Our Advisor manages, operates and administers our day-to-day operations, business and affairs. We believe that the fees we are obligated to pay for management and transactional services are materially lower than those fees charged to, and paid by, other externally advised REITs and that this provides us with a competitive economic advantage. In addition, our Advisor bears the cost and is not reimbursed by us for any expenses incurred by it in the course of performing operational advisory services for us. For more information regarding the significant items of compensation to be paid to our Advisor, see “MANAGEMENT COMPENSATION.”

Notwithstanding any provision to the contrary in the Advisory Agreement, if our Advisor and independent directors reasonably determine that the nature of a transaction or the extent of the services provided by our Advisor necessitate an adjustment of any fees set forth in the Advisory Agreement, then they may mutually agree to adjust such fees.

Also, under the terms of the Advisory Agreement, our Advisor may subcontract advisory obligations to one or more affiliates of our Advisor. For more information on the terms of our Advisory Agreement, see “DESCRIPTION OF MATERIAL AGREEMENTS — Advisor and the Advisory Agreement.”

The Advisory Agreement terminates on March 19, 2018. Prior to that date, however, we retain the right to terminate the Advisory Agreement upon 30-days’ written notice and, if terminated in order to internalize our management and become self-managed, payment to our Advisor of an internalization fee of $1.0 million, plus certain accrued and unreimbursed expenses. Further, our Advisor retains the right to terminate the Advisory Agreement upon 30-days’ prior written notice in the event we default in the performance or observance of any material provision of the Advisory Agreement.

Corporate Governance — Board of Directors

Our day-to-day operations are managed by our Advisor under the ultimate oversight and direction of our board of directors. The board reviews management’s strategy, approves and implements governance policies, monitors its own performance and the performance of top management and provides oversight of financial reporting and legal compliance. Our board of directors has adopted corporate governance guidelines, which are available on our website at www.pacificofficeproperties.com and in print free of charge to any stockholder that requests it.

There are seven seats on our board of directors, six of which are currently filled and one of which is vacant.  We expect that the vacant seat on our board of directors will be filled by our new Chief Executive Officer upon the completion of the formal search for this position that is currently underway.  Of our six directors, four — Messrs. Hamlin, Brennan, Denton and Higbee — are “independent” directors under the listing standards of the NYSE Amex. Such number represents a majority of the directors as is required under the listing standards of the NYSE Amex.  Our board is divided into three classes. Newly elected directors of each class will hold office for a term expiring at the third succeeding annual meeting of stockholders. In accordance with our corporate governance guidelines, our non-management directors meet in executive session without the presence of management on a regularly scheduled basis and no less than three times a year. At least one such meeting includes only “independent” directors. The individual who serves as the presiding director at these executive sessions shall rotate among the chairs of the audit, compensation and nominating and corporate governance committees of the board.

Board Committees

Our board of directors has established four committees: an audit committee, a compensation committee, a nominating and corporate governance committee and an investment committee. Each of the audit, compensation and nominating and corporate governance committees consists solely of independent directors.

Audit Committee

Our audit committee consists of three independent directors: Messrs. Higbee, Hamlin and Denton. Mr. Higbee serves as chairman of the audit committee and as the “audit committee financial expert,” as defined in applicable SEC rules. The audit committee, among other purposes, serves to assist the board of directors in overseeing:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements and ethical behavior;

•	the retention of independent public auditors, including oversight of their performance, qualifications and independence, as well as the terms of their engagement; and

•	our accounting and financial reporting processes, internal control systems and internal audit function.

Compensation Committee

Our compensation committee consists of two independent directors: Mr. Brennan, who serves as chairman of the committee, and Mr. Higbee. The compensation committee, among other purposes, serves:

•	to establish and periodically review the adequacy of the compensation plans for our executive officers and other employees;

•	to review the performance of executive officers and adjust compensation arrangements as appropriate;

•	to establish compensation arrangements for directors; and

•	to review and monitor management development and succession plans and activities.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of two independent directors, Mr. Hamlin, who serves as chairman of the committee, and Mr. Higbee. The committee, among other purposes, serves:

•	to identify and recommend to the board individuals qualified to serve as directors and on committees;

•	to advise the board with respect to board composition, procedures and committees;

•	to advise the board with respect to corporate governance principles and to develop and recommend a set of corporate governance guidelines; and

•	to lead the board in its review of the performance of the board and our management team.

Investment Committee

Our investment committee consists of four directors: Mr. Shidler, who serves as chairman of the committee, and Messrs. Denton, Brennan and Hamlin. The investment committee, among other purposes, serves to:

•	oversee the implementation of our investment strategy, the principal goal of which is to enhance long-term stockholder value through increases in earnings cash flow and net asset value;

•	review and approve, within parameters set by the board, specific transactions; and

•	regularly apprise the board of our progress and performance with respect to our investment strategy.

Director Compensation

Except as noted below, our directors are paid an annual director’s fee of $12,000, payable in quarterly installments.  Mr. Higbee is paid an additional annual fee of $5,000 for his service as Chair of the Audit Committee.  We also pay our directors a fee of $1,000 for each board of directors meeting attended and a fee of $250 for each committee meeting attended. Directors are entitled to reimbursement for reasonable out-of-pocket costs incurred in connection with their services as directors.  Dallas E. Lucas, our former President and Chief Executive Officer, received no compensation for his services as a director.

Compensation of our directors for the fiscal year ending December 31, 2009 was as follows:

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Jay H. Shidler	17,000	—	—	—	—	—	17,000
Dallas E. Lucas (2)	—	—	—	—	—	—	—
Thomas R. Hislop	17,000	39,997	—	—	—	—	56,997
Clay W. Hamlin	20,000	39,997	—	—	—	—	59,997
Michael W. Brennan	18,250	39,997	—	—	—	—	58,247
Robert L. Denton	20,000	29,998	—	—	—	—	49,998
Paul M. Higbee	26,000	39,997	—	—	—	—	65,997

____________

(1)
On May 21, 2008, the compensation committee approved the grant, to Messrs. Hislop, Hamlin, Brennan and Higbee, of 6,060 restricted stock units each, which we refer to as Director RSUs, under the 2008 Directors’ Stock Plan. The Director RSUs vested upon approval of the Directors’ Stock Plan by our stockholders at our annual meeting of stockholders in 2009. Upon approval by our stockholders, each Director RSU was exchanged for one share of our Listed Common Stock.

On June 19, 2009, the compensation committee approved the grant, to Messrs. Hislop, Hamlin, Brennan, Denton and Higbee, of 10,526 Director RSUs with a vesting period of one year.  Upon vesting, each Director RSU will entitle the holder thereof to receive one share of our Listed Common Stock.  Also on June 19, 2009, the compensation committee approved the grant to Mr. Denton of an additional 6,060 Director RSUs that vested upon grant, entitling Mr. Denton to receive 6,060 shares of Listed Common Stock.

As of December 31, 2009, each of Messrs. Hislop, Hamlin, Brennan, Denton and Higbee held 10,526 unvested Director RSUs.

(2)	Mr. Lucas resigned from the board effective as of August 31, 2009 upon his departure as our President and Chief Executive Officer.

Executive Officer Compensation

We do not have any employees and do not compensate our executive officers for their service in such capacity. In accordance with the Amended and Restated Advisory Agreement, referred to as the Advisory Agreement, among us, our Operating Partnership and our Advisor, our Advisor manages, operates and administers our day-to-day operations, business and affairs, for which it receives a management fee and is entitled to certain other fees. Our executive officers are officers of our Advisor and are compensated by our Advisor. See “DESCRIPTION OF MATERIAL AGREEMENTS - Advisor and the Advisory Agreement.”

Stock Incentive Plan

We do not currently have a stock incentive plan for the benefit of executive officers or employees. The Directors’ Stock Plan, which permits grants to members of the board of directors of incentive stock options, stock appreciation rights and stock awards, including grants of restricted stock units or other equity-based awards, was adopted by our board on May 21, 2008 and approved by stockholders at our annual meeting of stockholders in 2009. The Directors’ Stock Plan is administered by the compensation committee. A total of 82,930 restricted stock units have been granted under the Directors’ Stock Plan, of which 30,300 have vested, resulting in the issuance of 30,300 shares of Listed Common Stock to certain of our directors.  A total of 150,000 shares of our Listed Common Stock may be issued under the plan.

Affiliated Dealer Manager

Priority Capital Investments, LLC, referred to as Priority Capital Investments, will provide certain sales, promotional and marketing services to us in connection with the distribution of shares of our Senior Common Stock. Priority Capital Investments is registered as a securities broker-dealer with the SEC and is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA. Priority Capital Investments is a newly-formed company whose principal business is to market and distribute the securities offered by programs sponsored by its parent company, Priority Capital Group, LLC, referred to as Priority Capital Group, and other companies affiliated with The Shidler Group.  Priority Capital Group’s mission is to sponsor programs that issue real estate-related securities tailored to meet specific needs of the retail investor.  Priority Capital Group is indirectly owned and controlled by The Shidler Group.

Indemnification Agreements

Our Operating Partnership Agreement provides that our Operating Partnership indemnify our directors and officers to the fullest extent permitted by applicable law. The Operating Partnership Agreement provides that if a director or officer is a party, or is threatened to be made a party, to any proceeding by reason of such director’s or officer’s status as a director or officer, we must indemnify such director or officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer received an improper personal benefit in money, property or services; or

•	in the case of a criminal proceeding, the director or officer had reasonable cause to believe his or her conduct was unlawful.

Any amendment of our Operating Partnership Agreement related to the indemnification of our directors and officers will be prospective only and will not affect our existing indemnification obligations to our directors or officers.

MANAGEMENT COMPENSATION

The following table summarizes all of the compensation and fees that we will pay to our Advisor and its affiliates, including amounts to reimburse their costs in providing services to us.  This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees.  No selling commissions or dealer manager fees are payable on shares sold through our dividend reinvestment plan.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount of Maximum Offering (1)

Offering Compensation

Selling Commissions — Dealer Manager	7% of gross proceeds in our primary offering, except no selling commissions are payable on shares sold under the dividend reinvestment plan. Our dealer manager will reallow 100% of the selling commissions earned to participating broker-dealers.	$24,500,000.

Dealer Manager Fee — Dealer Manager	3% of gross proceeds in our primary offering, except no dealer manager fee is payable on shares sold under the dividend reinvestment plan. Our dealer manager may reallow a portion of the dealer manager fee to any participating broker-dealer.	$10,500,000.

Other Offering Expenses — Advisor(2)	Up to 1.0% of gross proceeds for shares sold pursuant to this offering.	$4,000,000.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount of Maximum Offering (1)

Operational Compensation

Acquisition and Disposition Fees — Advisor (3)	1% of the contract price of any acquired or disposed real property.	$3,575,369. Actual amounts for disposition fees are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Corporate Management Fee — Advisor (4)
0.10% of the aggregate gross cost basis of our real property less accumulated depreciation and amortization, but in no event less than $1.5 million per annum. This fee may be reduced by direct expenses incurred by us, as defined, up to a maximum reduction of $750,000.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time except that they will in no event be less than $1,500,000, subject to a reduction of direct expenses incurred by us, which we expect to be $750,000.

Placement Fees — Advisor (5)
0.50% of (1) gross offering proceeds of any issuance of equity securities (excluding this offering of Senior Common Stock), (2) any co-investment capital procured, or (3) any indebtedness originated under (a) property financings, (b) credit facilities or (c) public issuance of debt instruments.
Actual amounts are dependent upon the total capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Property Management and Leasing Fees — Advisor
Between 2.5% and 4.5% of each property’s gross revenues for property management fees, but in no event greater than prevailing market rates in the area in which the subject property is located.  Leasing fees vary and are based on prevailing market rates.
Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Construction Management Fees — Advisor	Up to a maximum of 5.0% of the cost of any tenant improvements. 2.5% of total project costs of any redevelopment or building improvements.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Other Operational Expenses — Advisor
Our Advisor bears the cost and is not reimbursed by us for any expenses incurred by it in the course of performing operational advisory services for us, which expenses include, but are not limited to, salaries and wages, office rent, equipment costs, travel costs, insurance costs, telecommunications and supplies.
None.

Internalization Fee — Advisor	Stated amount of $1 million payable upon any internalization of our Advisor.	$1,000,000.

Liquidation or Participation Fees — Advisor	The Advisor does not receive any equity or participation upon liquidation or upon the exchange of the Senior Common Stock for the Listed Common Stock.	None.

____________

Notes:

(1)
The estimated maximum dollar amounts are based on the sale of the maximum of $350,000,000 of shares of Senior Common Stock to the public in the primary offering and $50,000,000 of shares of Senior Common Stock pursuant to our dividend reinvestment plan.

(2)
These expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering.  If we raise the maximum offering amount, we expect these other offering expenses (other than selling commissions and the dealer manager fee) to be approximately $2,200,000 or 0.55% of gross proceeds of this offering.  Our Advisor will be responsible for the payment of all such expenses to the extent such expenses exceed 1.0% of the aggregate gross proceeds of this offering.

(3)
This estimate assumes the amount of proceeds available for investment is equal to the gross offering proceeds less the offering expenses, and we have assumed that no financing is used to acquire properties or other assets.  Because the acquisition fee we pay our Advisor  is a percentage of the purchase price of real properties acquired, this fee will be greater to the extent we fund acquisitions through (i) the incurrence of debt (which we expect will not exceed 50% of the greater of the cost or fair market value of our investments if we sell the maximum number of shares offered hereby), (ii) retained cash flow from operations or (iii) issuances of equity in exchange for assets.  Assuming leverage of 50% of our assets, the maximum acquisition fees would be approximately $8,916,000.  We will not pay acquisition or disposition fees on transactions other than real property.  We expect to acquire some real estate-related investments, for which we will not pay an acquisition fee.  Therefore, we assume that our total acquisition fees paid will be less than the maximum amount disclosed.

(4)
For this purpose, direct expenses paid by the REIT that reduce the corporate management fee by up to $750,000 include all audit fees, costs of monitoring internal controls, director fees and director’s and officer’s insurance premiums.

(5)
Our Advisor has agreed that no equity placement fee pursuant to the Advisory Agreement will be due or payable by us to our Advisor for services our Advisor has rendered in connection with this offering.

PRINCIPAL STOCKHOLDERS OF THE COMPANY AND PARTNERS OF OUR OPERATING PARTNERSHIP

The following table sets forth certain information regarding beneficial ownership and voting power of all of our Listed Common Stock as of December 31, 2009, by: (i) each person who we know to own beneficially more than 5% of our Listed Common Stock, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group. “Shares Beneficially Owned After Offering” assumes the sale of all 35,000,000 shares of Senior Common Stock in the primary offering (but excludes any shares offered through the dividend reinvestment plan).

	SHARES BENEFICIALLY OWNED PRIOR TO OFFERING(2)				SHARES BENEFICIALLY OWNED AFTER OFFERING
NAME AND ADDRESS(1)	# OF SHARES OF COMMON STOCK		PERCENT OF CLASS	PERCENT OF TOTAL VOTING POWER(3)	# OF SHARES OF COMMON STOCK		PERCENT OF TOTAL VOTING POWER(3)	# OF LIMITED PARTNERSHIP UNITS REPRESENTING ECONOMIC INTERESTS(4)
Jay H. Shidler	46,921,043	(5)	19.4%	93.8%	46,921,043	(5)	55.2%	17,345,161
Thomas R. Hislop	13,760		*	*	13,760		*	–
Clay W. Hamlin	6,060		*	*	6,060		*	166,893
Michael W. Brennan	6,060		*	*	6,060		*	133,514
Robert L. Denton	6,060		*	*	6,060		*	1,271,235
Paul M. Higbee	6,060		*	*	6,060		*	–
Matthew J. Root	198,247	(6)	5.1%	*	198,247	(6)	*	4,504,612
James R. Ingebritsen	178,247	(7)	4.6%	*	178,247	(7)	*	4,504,612
Lawrence J. Taff	188,247		4.9%	*	188,247		*	4,479,075
All directors and executive officers as a group (9 persons)(8)	47,523,784		35.1%	95.0%	47,523,784		55.9%	33,765,784
James C. Reynolds	477,004	(9)	12.4%	1.0%	477,004	(9)	*	10,832,961
____________

*	Less than 1%.

(1)	Unless otherwise indicated, the address for each listed person is c/o Pacific Office Properties Trust, Inc., 233 Wilshire Boulevard, Suite 310, Santa Monica, California 90401.

(2)	Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act and generally includes securities that a person has the right to acquire within 60 days.

(3)
In calculating the percentage of total voting power, the voting power of shares of Listed Common Stock (one vote per share) and Proportionate Voting Preferred Stock (one vote for each share of Listed Common Stock for which the Common Units and Preferred Units held by POP Venture, LLC could be redeemed) has been aggregated.

(4)
The number of units reported reflects each listed person’s indirect economic interests in units of our Operating Partnership held by POP Venture, LLC. Such interests are held by such listed person through indirect membership interests in POP Venture, LLC and for which such listed person, except for Mr. Shidler, exercises no voting power or investment power.

(5)
This includes 747,350 shares of Listed Common Stock held indirectly by Mr. Shidler and 46,173,693 shares of Listed Common Stock represented by the Common Units and Preferred Units held by POP Venture, LLC, which is controlled by Mr. Shidler, and into which the Common Units and Preferred Units would be convertible absent the restrictions currently placed on such conversion. The percentage reported under “Percent of Class” does not reflect the 46,173,693 shares of Listed Common Stock represented by the Common Units and Preferred Units, as referenced above.  Pursuant to a Schedule 13D/A filed with the SEC on October 5, 2009, Mr. Shidler, Shidler Equities L.P., a Hawaii limited partnership (“Shidler LP”), and Shidler Equities Corp., a Hawaii corporation (“Shidler Corp.” and collectively, with Mr. Shidler and Shidler LP, “Shidler”) have sole voting and sole dispositive power over 747,350 shares of Listed Common Stock. The address for Shidler is 841 Bishop Street Suite 1700, Honolulu, HI 96813.

(6)
This includes 98,247 shares of Listed Common Stock held directly by MJR Equities, LLC, of which Mr. Root is the managing member, and 100,000 shares of Listed Common Stock held by a trust of which Mr. Root is the trustee. Mr. Root disclaims beneficial ownership of the 100,000 shares held by this trust. Mr. Root’s minor children are the beneficiaries of the Root Family Investment Trust, an irrevocable trust that owns an additional 90,000 shares of Listed Common Stock; Mr. Root does not have investment or voting control over these shares.

(7)
This includes 88,247 shares of Listed Common Stock held directly by JRI Equities, LLC, of which Mr. Ingebritsen is the managing member, and 90,000 shares of Listed Common Stock held by a trust of which Mr. Ingebritsen is the trustee. Mr. Ingebritsen disclaims beneficial ownership of the 90,000 shares held by the trust. Mr. Ingebritsen’s minor children are the beneficiaries of the Ingebritsen Children Trust, an irrevocable trust that owns an additional 100,000 shares of Listed Common Stock; Mr. Ingebritsen does not have investment or voting control over these shares.

(8)
Includes 46,173,693 shares of Listed Common Stock represented by the Common Units and Preferred Units held by POP Venture, LLC, which is controlled by Mr. Shidler, and into which the Common Units and Preferred Units would be convertible absent the restrictions currently placed on such conversion.

(9)
Information based on a Schedule 13G/A filed with the SEC on October 2, 2009, by James C. Reynolds, Reynolds Partners, L.P., a Hawaii limited partnership (“Reynolds Partners”) of which the general partner is JC Reynolds, LLC, a Hawaii limited liability company of which Mr. Reynolds is the managing member, and The James C. Reynolds Revocable Living Trust, under a Trust Agreement dated May 25, 1982 for The James C. Reynolds Revocable Living Trust (the “Reynolds Trust”), of which Mr. Reynolds is the trustee.  The Schedule 13G/A states that Mr. Reynolds has sole voting and sole dispositive power over 200,504 shares of Listed Common Stock held by Reynolds Partners and 276,500 shares of Listed Common Stock held by the Reynolds Trust. The address for Mr. Reynolds, Reynolds Partners and the Reynolds Trust is 10188 Telesis Court Suite 222, San Diego, CA 92121.

SELECTED FINANCIAL AND OPERATING INFORMATION
($ in thousands, except per share and property data)

The following selected financial data should be read with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference into this prospectus. Our historical results are not necessarily indicative of results for any future period.

					Pacific
					Office
	Waterfront(1)				Properties
				For the	Trust, Inc.	Total(2)
				Period From	For the	For the
				January 1,	Period From	Period From
				2008	March 20,	January 1,
				Through	2008 Through	2008 Through
	Year Ended December 31,			March 19,	December 31,	December 31,
	2005	2006	2007	2008	2008	2008
Statement of Operations Data:
Total revenues	$16,726	$18,866	$20,160	$5,162	$58,944	$64,106
Total operating expenses	19,168	24,102	28,286	6,133	95,528	101,661
Equity in net earnings of unconsolidated joint ventures	—	—	—	—	93	93
Net loss attributable to non-controlling interests	—	—	—	—	29,665	29,665
Net loss attributable to stockholders	(2,385)	(5,137)	(8,126)	(971)	(6,741)	(7,712)

	Waterfront(3)			Pacific Office Properties Trust, Inc.
	As of December 31, 2005	As of December 31, 2006	As of December 31, 2007	As of December 31, 2008
Balance Sheet Data (at end of period):
Total assets	$81,193	$82,255	$80,171	$529,897
Mortgage and other collateralized loans	71,600	111,000	111,000	400,108
Unsecured notes payable to related parties	—	—	—	23,776

	Number of		Property Portfolio	Effective Portfolio
	Properties	Buildings	Sq. Ft.	Sq. Ft.
Other Data (at September 30, 2009):
Consolidated properties	8	11	2,265,339	2,265,339
Unconsolidated joint venture properties	15	29	2,060,855	261,397
Total	23	40	4,326,194	2,526,736
____________

(1)
Amounts have been derived from the consolidated statements of operations of Waterfront Partners OP, LLC (Waterfront), which for accounting purposes was deemed to be the acquirer of Pacific Office Properties Trust, Inc. Waterfront consists of Waterfront Plaza, a seven-structure office complex located in Honolulu, Hawaii. The account balances and transactions of Waterfront are not indicative of the balances of Pacific Office Properties Trust, Inc. subsequent to the completion of the formation transactions on March 19, 2008.

(2)
Amounts reflected in the Total column represent the sum of the amounts included herein as the consolidated results of operations of Waterfront for the period from January 1, 2008 through March 19, 2008 and the consolidated results of operations of Pacific Office Properties Trust, Inc. for the period from March 20, 2008 through December 31, 2008.

(3)
Amounts have been derived from the consolidated balance sheets of Waterfront. The balances of Waterfront are not indicative of that for Pacific Office Properties Trust, Inc. subsequent to the completion of the formation transactions on March 19, 2008.

STRUCTURE AND FORMATION TRANSACTIONS

On March 19, 2008, our predecessor, Arizona Land Income Corporation, or AZL, closed the transactions contemplated by a Master Formation and Contribution Agreement, dated October 3, 2006, as amended, which we refer to as the Master Agreement, between AZL and POP Venture, LLC, a Delaware limited liability company, which we refer to as Venture. AZL also reincorporated in Maryland and changed its name to “Pacific Office Properties Trust, Inc.”

In connection with the transactions, AZL sold 1,000,000 shares of Listed Common Stock to Venture designees for $5.00 a share, or $5,000,000 in the aggregate, and 180,000 shares of Listed Common Stock to a Venture designee for $7.50 a share, or $1,350,000 in the aggregate, and contributed the proceeds from such sales, along with substantially all of its other assets and certain liabilities, to our Operating Partnership.

In exchange for its contribution to the Operating Partnership of its proceeds from the sale of Listed Common Stock, along with substantially all of its other assets and certain liabilities, AZL received a general partnership interest in our Operating Partnership equal to 18.25% of all common interests.

Pursuant to the Master Agreement, Venture contributed to our Operating Partnership ownership interests in the following properties, which we refer to as the Contributed Properties:

•Clifford Center	•Pacific Business News Building
Honolulu, Hawaii	Honolulu, Hawaii
•City Square	•Pan Am Building
Phoenix, Arizona	Honolulu, Hawaii
•Davies Pacific Center	•Sorrento Technology Center
Honolulu, Hawaii	San Diego, California
•First Insurance Center	•Waterfront Plaza
Honolulu, Hawaii	Honolulu, Hawaii
•Seville Plaza
San Diego, California (7.5%)

In exchange for its contribution to the Operating Partnership of the Contributed Properties, Venture received 13,576,165 common units, or Common Units, in our Operating Partnership and 4,545,300 convertible preferred limited partnership units, or Preferred Units, in our Operating Partnership, and $16,695,000 in promissory notes. For more information on the promissory notes, see “BUSINESS AND PROPERTIES—Indebtedness—Subordinated Promissory Notes.”

The Common Units held by Venture are redeemable by Venture on a one-for-one basis for shares of our Listed Common Stock or a new class of common units without redemption rights, as elected by a majority of our independent directors, but no earlier than March 19, 2010. The Preferred Units have fixed rights to annual distributions and priority over Common Units and also the Listed Common Stock in the event of a liquidation of our Operating Partnership. The Preferred Units have a liquidation preference of $25.00 per unit. Each Preferred Unit is initially convertible into 7.1717 Common Units, but such conversion may not occur before the later of March 19, 2010, or until we consummate an underwritten public offering (of at least $75 million) of our Listed Common Stock. Upon conversion of the Preferred Units to Common Units, such Common Units will be redeemable by Venture on a one-for-one basis for shares of our Listed Common Stock or a new class of common units without redemption rights, as elected by a majority of our independent directors, but no earlier than one year after the date of their conversion from Preferred Units to Common Units.

As part of our formation transactions, we issued to our Advisor one share of proportionate voting preferred stock, which we refer to as the Proportionate Voting Preferred Stock. The Proportionate Voting Preferred Stock has no dividend rights and minimal rights to distributions in the event of liquidation, but it entitles our Advisor to vote on all matters for which the holders of Listed Common Stock are entitled to vote. Our Advisor has agreed to cast its Proportionate Voting Preferred Stock votes on any matter in direct proportion to votes that are cast by limited partners of our Operating Partnership holding the Common Units and Preferred Units issued in the formation transactions. The number of votes that our Advisor is entitled to cast equals the total number of shares of Listed Common Stock issuable upon redemption for shares of the Common Units and Preferred Units (representing 46,173,693 common share equivalents) issued in connection with the formation transactions, notwithstanding the prohibition on redemption until March 19, 2010, in the case of the Common Units (representing 13,576,165 common share equivalents), and the further restrictions noted above, in the case of the Preferred Units (representing 32,597,528 common share equivalents). This number will decrease to the extent that these Operating Partnership units are redeemed in the future. The number will not increase in the event of subsequent unit issuances by our Operating Partnership.

In connection with the transactions, Venture also granted us options to acquire managing ownership interests in the following additional office properties:

•	A 32.167% managing ownership interests in a joint venture, referred to as POP San Diego I, holding four office properties comprising approximately 181,664 square feet located in San Diego, California

•
A 10% managing ownership interest in a joint venture, referred to as SoCal II, holding seven office/flex properties comprising approximately 996,466 square feet located in Los Angeles, Orange and San Diego counties in southern California

•
A 17.5% managing ownership interest in a joint venture holding an office property, referred to as Black Canyon Corporate Center, comprising approximately 221,784 square feet, located in Phoenix, Arizona

•	A 7.5% managing ownership interest in a joint venture holding an office property, referred to as US Bank Center, comprising approximately 374,274 square feet, located in Phoenix, Arizona

•
A 17.5% managing ownership interest in a joint venture holding an office building, referred to as Bank of Hawaii Waikiki Center, comprising approximately 152,288 square feet, located in Honolulu, Hawaii

We exercised those options in multiple transactions. The acquisition of our managing ownership interest in POP San Diego I was funded by issuing 395,526 Common Units on April 30, 2008 and 326,576 Common Units on June 19, 2008 that were valued at $6.5589 per unit and $6.8107 per unit, respectively. Collectively, these Common Units represent an additional 723,102 common share equivalents and are redeemable by the holders on a one-for-one basis for shares of our Listed Common Stock or cash, as elected by a majority of our independent directors, but no earlier than March 19, 2010. For more detail of those transactions, see “CERTAIN RELATED PARTY RELATIONSHIPS AND TRANSACTIONS.”

The total number of shares of common stock outstanding at September 30, 2009, plus the total number of shares of Listed Common Stock issuable upon redemption for shares of all Common Units and Preferred Units issued as of September 30, 2009, equaled 50,747,315 common shares and common share equivalents.

Ownership Structure

The following diagram depicts our ownership structure upon completion of this offering(1), assuming all shares of Senior Common Stock are sold including those offered under the dividend reinvestment plan and that all proceeds are contributed to our Operating Partnership in exchange for an increased general partnership interest in the form of Senior Common Units.

CERTAIN RELATED PARTY RELATIONSHIPS AND TRANSACTIONS

We are externally advised by our Advisor, an entity owned and controlled by Mr. Shidler, who is our Chairman of the Board and is currently serving as our President and Chief Executive Officer, and partners of The Shidler Group, who also own beneficial interests in our Company.  Our Advisor and its affiliates, including our dealer manager, are entitled to receive substantial fees from us.

The Advisory Agreement terminates on March 19, 2018. Prior to that date, however, we retain the right to terminate the Advisory Agreement upon 30-days’ written notice. In the event we decide to terminate the Advisory Agreement in order to internalize management and become self-managed, we would be obligated to pay our Advisor an internalization fee equal to $1.0 million, plus certain accrued and unreimbursed expenses. Further, our Advisor retains the right to terminate the Advisory Agreement upon 30-days’ prior written notice in the event we default in the performance or observance of any material provision of the Advisory Agreement. See “DESCRIPTION OF MATERIAL AGREEMENTS — Advisor and the Advisory Agreement.”

We and Waterfront Partners OP, LLC, or Waterfront, paid amounts to related parties of The Shidler Group for services provided relating to leasing, property management, property acquisition underwriting and debt placement. The fees paid are summarized in the table below for the indicated periods (in thousands):

	Pacific Office		Pacific Office
	Properties		Properties
	Trust, Inc.	Total	Trust, Inc.	Waterfront
		For the Period from	For the Period	For the Period
	For the Nine	January 1, 2008	from March 20,	from January 1,
	Months Ended September 30,	through December 31,	2008 through December 31,	2008 through March 19,	Year Ended December 31,
	2009	2008	2008	2008	2007
Property management fees to affiliates of Advisor	$2,544	$2,573	$2,410	$163	$851
Leasing commissions	245	388	388	—	209
Corporate management fees to Advisor	563	587	587	—	—
Interest	1,379	1,172	1,172	—	—
Construction management fees and other	49	111	108	3	13
Total	$4,780	$4,831	$4,665	$166	$1,073

Pursuant to our Advisory Agreement, our Advisor is entitled to an annual corporate management fee of one tenth of one percent (0.1%) of the gross cost basis of our total property portfolio (less accumulated depreciation and amortization), but in no event less than $1.5 million per annum. The corporate management fee is subject to reduction of up to $750,000 based upon the amounts of certain direct costs that we bear.

Leasing commissions are capitalized as deferred leasing costs and included in “Intangible assets, net” in our consolidated balance sheets incorporated by reference in this prospectus. These costs are amortized over the life of the related lease.

Property management fees are calculated as a percentage of the rental cash receipts collected by the properties plus the payroll costs of on-site employees and are included in “Rental property operating” expenses in our consolidated statements of operations incorporated by reference in this prospectus.

Property financing fees paid to our Advisor are capitalized and included as other assets in our consolidated balance sheets incorporated by reference in this prospectus. These costs are amortized over the term of the related loan.

We lease commercial office space to affiliated entities. The annual rents from these leases totaled $0.5 million for the year ended December 31, 2008 and $0.5 million for the nine months ended September 30, 2009.

On April 1, 2008, we and our joint venture partner in Seville Plaza entered into an Amended Operating Agreement. Based on this amendment, which served to modify and provide substantive participating rights to the non-managing member, we have accounted for our 7.5% investment in Seville Plaza under the equity method of accounting, pursuant to the Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock, and EITF Issue No. 04-5. Prior to the date of such amendment, we had consolidated our 7.5% investment in Seville Plaza pursuant to Financial Accounting Standards Board (FASB) Interpretation No. 46(R), Consolidation of Variable Interest Entities. The difference between the initial cost of the investment in our joint ventures included in our consolidated balance sheet and the underlying equity in net assets of the respective joint ventures, referred to as the JV Basis Differential, attributable to Seville Plaza upon the effective date was $0.04 million.

In a series of transactions occurring on April 30, 2008, May 30, 2008 and June 19, 2008, following the exercise of an option, referred to as the Option, granted to us by Venture and its affiliates as part of our formation transactions, we consummated the acquisition, through our Operating Partnership, of a 32.167% managing ownership interest in the POP San Diego I joint venture that owns a portfolio of seven commercial office buildings totaling 181,664 rentable square feet located throughout San Diego, California and Carlsbad, California. We acquired the ownership interest pursuant to the Option and assumed the rights and obligations of an affiliate of The Shidler Group, or Shidler Affiliate, under a previously executed purchase and sale agreement. The acquisition price for our managing ownership interest was approximately $2.6 million. This acquisition price was funded by issuing 396,526 Common Units on April 30, 2008 which Common Units were valued at $6.5589 per unit. We accounted for the issuance of our Common Units in accordance with EITF No. 99-12. Upon acquisition, there was no JV Basis Differential attributable to the POP San Diego I joint venture, including the acquisition consummated on May 30, 2008 and June 19, 2008.

On April 30, 2008, we consummated with certain Shidler Affiliates the acquisition, through our Operating Partnership, of a 17.5% managing ownership interest in a joint venture that owns a commercial office building totaling 221,784 rentable square feet located in Phoenix, Arizona, called the Black Canyon Corporate Center. The acquisition price for the managing ownership interest in the Black Canyon Corporate Center was $1.03 million, payable in the form of a subordinated note issued by the Operating Partnership. The purchase price for the managing ownership interest in the Black Canyon Corporate Center was approximately equal to the Shidler Affiliates’ cost of investment in the Black Canyon Corporate Center. The JV Basis Differential attributable to the Black Canyon Corporate Center upon acquisition was $0.08 million.

On May 23, 2008, we consummated with certain Shidler Affiliates the acquisition through our Operating Partnership of a 7.5% managing ownership interest in a joint venture that owns a commercial office building and a separate parking and retail complex totaling approximately 355,000 rentable square feet of office space and approximately 15,000 rentable square feet of retail space located in Phoenix, Arizona, called the US Bank Center. The acquisition price for the managing ownership interest in the US Bank Center was $1.22 million, payable in the form of a subordinated note issued by our Operating Partnership. The purchase price for the managing ownership interest in the US Bank Center was approximately equal to the Shidler Affiliates’ cost of investment in the US Bank Center. The JV Basis Differential attributable to the US Bank Center upon acquisition was $0.89 million.

On May 23, 2008, we consummated with certain Shidler Affiliates the acquisition, through our Operating Partnership, of a 17.5% managing ownership interest in a joint venture that owns a commercial office building totaling approximately 152,288 rentable square feet located in Honolulu, Hawaii, called the Bank of Hawaii Waikiki Center. The acquisition price for the managing ownership interest in the Bank of Hawaii Waikiki Center was $0.79 million, payable in the form of a subordinated note issued by the Operating Partnership. The purchase price for the managing ownership interest in the Bank of Hawaii Waikiki Center was approximately equal to the Shidler Affiliates’ cost of investment in the Bank of Hawaii Waikiki Center. The JV Basis Differential attributable to the Bank of Hawaii Waikiki Center upon acquisition was $(0.09) million.

On May 30, 2008, the POP San Diego I joint venture consummated with certain Shidler Affiliates the acquisition of the managing ownership interest in the Scripps Ranch Business Park. Pursuant to the terms of the Option, the POP San Diego I joint venture assumed the rights and obligations of a Shidler Affiliate under the purchase agreement. The joint venture acquired the managing ownership interest in the Scripps Ranch Business Park for approximately $2.8 million in cash, including customary closing costs, and the assumption of approximately $5.3 million of existing mortgage indebtedness.

On June 19, 2008, the POP San Diego I joint venture acquired two commercial office buildings totaling approximately 81,000 rentable square feet located in San Diego, California. Pursuant to the terms of the Option, the POP San Diego I joint venture assumed the rights and obligations of a Shidler Affiliate under the respective purchase agreements. The acquisition price for such buildings was approximately $19.15 million including assumption of approximately $12.7 million of mortgage debt and customary closing costs. The acquisition price was funded by issuing 326,576 Common Units on June 19, 2008, which Common Units were valued at $6.8107 per unit.

On August 14, 2008, following the exercise of the Option, we consummated with certain Shidler Affiliates the acquisition, through our Operating Partnership, of a 10% managing ownership interest in a joint venture, called the SoCal II joint venture, that owns a portfolio of fifteen office and flex buildings totaling over 1,000,000 rentable square feet situated on seven properties in Los Angeles, Orange and San Diego counties in southern California. The acquisition price for the managing ownership interest was approximately $4.24 million, payable in the form of a subordinated note, referred to as the SoCal II Note, issued by our Operating Partnership to a Shidler Affiliate. The purchase price for the managing ownership interest was approximately equal to the Shidler Affiliates’ cost of investment in the SoCal II joint venture. The JV Basis Differential attributable to the SoCal II Joint Venture upon acquisition was $0.21 million.

At September 30, 2009, the total aggregate principal amount of promissory notes payable by the Operating Partnership to certain affiliates of The Shidler Group in connection with the foregoing transactions was $20.8 million, which is included in “Unsecured notes payable to related parties” in our consolidated balance sheets incorporated by reference in this prospectus.  The largest aggregate amount of principal outstanding with respect to this debt since our formation transactions in March 2008 was $24.0 million.  In September 2008, we reduced our balance of unsecured debt to related parties of The Shidler Group by $0.2 million through a non-cash settlement in exchange for a reduction of related party receivables, and in September 2009, as further discussed below, we exchanged approximately $3.0 million in principal amount of the SoCal II Note for shares of Listed Common Stock.  These promissory notes accrue interest at a rate of 7% per annum, with interest payable quarterly, subject to the Operating Partnership’s right to defer the payment of interest for any or all periods up until the date of maturity. The promissory notes mature on various dates commencing on March 19, 2013 through August 31, 2013, but the Operating Partnership may elect to extend maturity for one additional year. Maturity accelerates upon the occurrence of a) a qualified public offering, as defined under the Master Agreement; b) the sale of substantially all the assets of the Company; or c) the merger of the Company with another entity. The promissory notes are unsecured obligations of the Operating Partnership.  For the period from March 20, 2008 through September 30, 2009, interest payments on unsecured notes payable to related parties of The Shidler Group have been deferred with the exception of $0.3 million which was related to the notes exchanged pursuant to the exchange agreement described below and is now included in the principal amount of promissory notes payable. At September 30, 2009 and at December 31, 2008, $2.2 million and $1.2 million, respectively, of accrued interest attributable to these unsecured notes is included in accounts payable and other liabilities in the Company’s consolidated balance sheets.

On August 19, 2009, the Operating Partnership borrowed $3.0 million from Shidler Equities, L.P., a Hawaii limited partnership controlled by Mr. Shidler, referred to as Shidler LP, and issued to Shidler LP an unsecured promissory note in the same principal amount.  This promissory note accrued interest at a rate of 7% per annum and had a maturity date 90 days following the date of its issuance.  The Operating Partnership repaid the $3.0 million note on September 22, 2009, in addition to $0.02 million of accrued interest.

As security for the Operating Partnership’s credit agreement with First Hawaiian Bank, Shidler LP has pledged to First Hawaiian Bank a certificate of deposit in the principal amount of $15 million.  As a condition to the pledge, the Operating Partnership and Shidler LP entered into an indemnification agreement pursuant to which the Operating Partnership agreed to indemnify Shidler LP from any losses, damages, costs and expenses incurred by Shidler LP in connection with the pledge.  In addition, to the extent that all or any portion of the certificate of deposit is withdrawn by First Hawaiian Bank and applied to the payment of principal, interest and/or charges under the credit agreement, the Operating Partnership agreed to pay to Shidler LP interest on the withdrawn amount at a rate of 7.00% per annum from the date of the withdrawal until the date of repayment in full by the Operating Partnership to Shidler LP.  Pursuant to the indemnification agreement, as amended, the Operating Partnership also agreed to pay to Shidler LP an annual fee of 2.00% of the entire $15 million principal amount of the certificate of deposit.

On September 23, 2009, the Operating Partnership entered into an exchange agreement with Shidler LP, Reynolds Partners, L.P., a Hawaii limited partnership controlled by James C. Reynolds, MJR Equities, LLC, a California limited liability company controlled by Matthew J. Root, JRI Equities, LLC, a California limited liability company controlled by James R. Ingebritsen, and Lawrence J. Taff, collectively referred to as the Transferors.  As previously noted, Mr. Shidler is our Chairman of the Board and is currently serving as our President and Chief Executive Officer.  Each of Messrs. Root, Ingebritsen and Taff is an executive officer of the Company, and Mr. Reynolds is the beneficial owner of more than 5% of our Listed Common Stock.  Pursuant to the transactions contemplated by the exchange agreement, on September 25, 2009, the SoCal II Note was cancelled and new subordinated notes in an aggregate principal amount equal to the aggregate outstanding amount of principal and accrued interest of the SoCal II Note were issued to the Transferors in accordance with their percentage ownership in the Shidler Affiliate that initially held the SoCal II Note.  Each Transferor then exchanged a portion of its new subordinated note for shares of Listed Common Stock at a price per share of $3.82, which represented the volume-weighted average closing market price per share of the Listed Common Stock on the NYSE Amex for the thirty trading days preceding the date of the exchange agreement.  Pursuant to the note exchange, Shidler LP was issued 323,850 shares of Listed Common Stock in exchange for a subordinated note in the amount of approximately $1.24 million, Reynolds Partners, L.P. was issued 200,504 shares of Listed Common Stock in exchange for a subordinated note in the amount of approximately $0.77 million, and each of MJR Equities, LLC, JRI Equities, LLC and Mr. Taff was issued 88,247 shares of Listed Common Stock in exchange for a subordinated note in the amount of $0.33 million.  The Operating Partnership also issued new subordinated notes to Shidler LP (in the amount of approximately $0.63 million), Reynolds Partners, L.P. (in the amount of approximately $0.50 million), each of MJR Equities, LLC and JRI Equities, LLC (each in the amount of approximately $0.15 million) and Mr. Taff (in the amount of approximately $0.13 million), representing each Transferor’s residual interest in the original SoCal II Note.

CONFLICTS OF INTEREST

We are subject to various potential conflicts of interest arising out of our relationship with our Advisor and our other affiliates. The conflicts of interest that may be material include:

•	conflicts related to the compensation arrangements between our Advisor, certain of our affiliates and us;

•	conflicts with respect to the allocation of the time of our Advisor and its key personnel;

•	conflicts resulting from agreements between us and our Advisor or our other affiliates;

•	conflicts resulting from the affiliation between us, our Advisor and our dealer manager;

•	conflicts with respect to our potential future sale of the properties contributed at our formation;

•	conflicts with respect to the grant of registration rights to certain of our affiliates; and

•	conflicts related to promissory notes issued by us and held by affiliates of The Shidler Group.

The foregoing potential conflicts of interest are discussed below.

Receipt of Fees and Other Compensation by our Advisor and its Affiliates

Our Advisor and its affiliates will receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our Advisor’s advice to us as well as the judgment of affiliates of our Advisor, some of whom also serve as our executive officers and directors and the key real estate and debt finance professionals at our Advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the Advisory Agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our Advisor to increased acquisition fees and corporate management fees;

•
acquisitions of investments, which entitle our Advisor to acquisition fees and corporate management fees and, in the case of acquisitions of investments from affiliates of The Shidler Group, might entitle affiliates of our Advisor to disposition fees in connection with services for the seller;

•	sales of investments, which entitle our Advisor to disposition fees; and

•	borrowings to acquire investments, which borrowings will increase the acquisition fees and corporate management fees payable to our Advisor.

Advisory Agreement with Pacific Office Management, Inc.

As part of our formation transactions, we entered into the Advisory Agreement with our Advisor pursuant to which our Advisor, an entity affiliated with and owned by our founder, The Shidler Group, has the authority and the obligation to manage our day-to-day operations and the operations of our Operating Partnership in accordance with guidelines established by our board of directors. We rely to a significant extent on the facilities and resources of our Advisor to conduct our operations. Jay H. Shidler, who is the Chairman of our board of directors and is currently serving as our President and Chief Executive Officer, is a stockholder and a director of our Advisor.  He is also currently serving as President and Chief Executive Officer of our Advisor.  All three of our other executive officers, Matthew J. Root, James R. Ingebritsen and Lawrence J. Taff, are officers, stockholders and directors of our Advisor.

Our Advisor receives certain fees for performing services under the Advisory Agreement. See “MANAGEMENT COMPENSATION.”

The Advisory Agreement shall continue in full force and effect for a ten-year term ending March 19, 2018, unless otherwise terminated earlier in accordance with its termination provisions. A copy of the Advisory Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Although our Advisor may provide some or all of the required functions and personnel itself, our Advisor at times subcontracts some of its advisory obligations to one or more affiliates, as permitted under the Advisory Agreement. Because Mr. Shidler and related parties of The Shidler Group own our Advisor, any affiliate of our Advisor is an affiliate of Mr. Shidler and The Shidler Group. In addition we are a party to property management agreements for each of our properties with either our Advisor or affiliates of our Advisor designated by our Advisor under which the affiliate is entitled to receive fees for property management services. All property management fees for newly executed agreements are required to be market-rate compensation based on the prevailing market rates for similar services provided on an arm’s-length basis in the area in which the subject property is located, and require the prior written approval of a majority of our independent directors. We believe that the property management fees payable under existing property management agreements are similarly market rate.

In connection with the transactions, certain properties were contributed to our Operating Partnership by Venture. Some of these contributed properties were encumbered by debt or, in case of one contributed property, which we refer to as Clifford Center, obligations under the ground lease. These encumbrances are secured, in part, by certain guaranty and indemnity obligations of Messrs. Shidler and Reynolds and entities wholly-owned or controlled by them, or the Indemnitees. Our Operating Partnership entered into certain indemnity agreements with the Indemnitees on March 19, 2008, such agreements we refer to as the Indemnity Agreements, in order to indemnify the Indemnitees under these guaranties and indemnities. Our Operating Partnership’s specific indemnity obligations in each Indemnity Agreement are basically to defend, indemnify and hold harmless the Indemnitee from and against any and all demands, claims, causes of action, judgments, losses, costs, damages and expenses, including attorneys’ fees and costs of litigation arising from or relating to any or all of the guaranty or indemnity obligations of the Indemnitee. The indemnification procedures are also substantially identical in each of the Indemnity Agreements.

All agreements and arrangements, including those relating to payments under the Advisory Agreement, between us and our Advisor or any of its affiliates are not the result of arm’s-length negotiations. However, compensation to our Advisor and its affiliates will be approved by a majority of our independent directors and terms of future transactions with our Advisor shall be no less favorable to us than terms that we believe we could obtain from unaffiliated entities providing similar services as an ongoing activity in the same geographical location.

Competition for Management Time

The directors and certain of the officers of our Advisor, and certain of the individuals that serve as our officers and directors, currently are engaged, and in the future will engage, in the management of other business entities and properties in other business activities. Specifically, as disclosed elsewhere in this prospectus, Jay H. Shidler is the Chairman of our board of directors and is currently serving as our President and Chief Executive Officer, and Matthew J. Root, James R. Ingebritsen and Lawrence J. Taff serve as officers of us and our Advisor. We entered into a noncompetition agreement with Mr. Shidler and agreed to and acknowledged noncompetition agreements between Messrs. Root, Ingebritsen and Taff and our Advisor, which will limit, but not eliminate, their respective rights to compete with us. The Noncompetition Agreements prohibit, without our prior written consent, Messrs. Shidler, Root, Ingebritsen and Taff from investing in certain office properties in our targeted geographic operating region and in any county in which we own an office property. However, this covenant not to compete does not restrict, among other things:

•	investments in which Messrs. Shidler, Root, Ingebritsen and Taff obtained an interest prior to our formation transactions;

•	investments in areas in which we do not own office property at the time of such investment;

•	in the case of Mr. Shidler, activities of, or properties owned or operated by, First Industrial Realty Trust, Inc., Corporate Office Properties Trust and their affiliates;

•	investment opportunities considered and rejected by us; and

•
investments in any entity, directly or indirectly, engaged in the business of owning, managing, acquiring and developing officer properties if (a) such officer’s aggregate investment in such entity constitutes less than 4.9% of the equity ownership of such entity and (b) such officer is not actively engaged in the operation or management of such equity’s business.

Each of Messrs. Shidler, Root, Ingebritsen and Taff will devote only as much of his time to our business as he, in his judgment, determines is reasonably required. Mr. Shidler’s noncompetition agreement shall remain in effect until he is no longer a director of ours and the noncompetition agreements for Messrs. Root, Ingebritsen and Taff shall remain in effect until March 19, 2011, if our Advisor continues to be engaged in its role as our Advisor. For Messrs. Root, Ingebritsen and Taff, if our Advisor continues to be engaged in its role as our Advisor past March 19, 2011 and each is unwilling to extend the term of his noncompetition agreement, our Advisor shall have the right to require each to sell his ownership interest in our Advisor.

In addition, our Advisor at times subcontracts some of its advisory obligations to one or more affiliates, as permitted under the Advisory Agreement. The affiliates that subcontract these advisory obligations engage in the management of other business entities and properties in other business activities.

As a result, certain of the officers, directors and affiliates of our Advisor and certain of our officers and directors may experience conflicts of interest in allocating business time, services and functions among our business and the various other business ventures in which any of them are or may become involved.

Affiliated Dealer Manager

Our dealer manager, Priority Capital Investments, LLC, or Priority Capital Investments, is an affiliate of our Advisor. Its parent company, Priority Capital Group, LLC, is indirectly owned and controlled by The Shidler Group. Accordingly, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. Further, the fees paid to the dealer manager for the services provided to us in connection with this offering were not determined on an arm’s-length basis. As a result, the fees have been determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that we would otherwise pay to third parties for such services. For more information, see “PLAN OF DISTRIBUTION.”

Rights and Obligations of the Company and Venture under the Master Agreement

In addition, as described in the Master Agreement, the properties that Venture contributed to us are subject to certain sale restrictions until March 19, 2018, which is ten years following the consummation of our formation transactions. A sale of such properties which would not provide continued tax deferral to Venture requires us to notify Venture and to cooperate with it in considering strategies to defer or mitigate the recognition of gain under the Internal Revenue Code by any of the equity interest holders of the recipient of our Operating Partnership units. In the event that the sale by us of any of those properties would be beneficial to us but would negatively impact the tax treatment of Venture, it is possible that any of our directors with a direct or financial interest in Venture, including Mr. Shidler, may experience a conflict of interest.

Registration Rights Agreement with Venture and other recipients of the partnership units of our
Operating Partnership

We agreed in a master registration rights agreement dated March 19, 2008, which we refer to, including any supplements to it, as the Master Registration Rights Agreement, to file a registration statement covering the resale of the 1,180,000 shares of our Listed Common Stock that were sold to certain of our founders and a Venture designee upon consummation of the transactions described above and the 46,173,693 shares, based on the initial conversion rate of 7.1717 Common Units for each Preferred Unit which may be adjusted in accordance with the limited partnership agreement of our Operating Partnership, that are issuable upon redemption of our Operating Partnership units that we issued as part of those transactions. We agreed to file this registration statement no later than March 20, 2010, the date following the second anniversary of the date of the Master Registration Rights Agreement or, if later, the day after the date of expiration of any “lock-up” or similar agreement made by us with any underwriter in connection with an underwritten public offering of equity securities of ours, which agreement is in effect on March 20, 2010. Venture and its affiliates agreed not to sell any of the shares of our Listed Common Stock acquired upon redemption of our Operating Partnership units until at least March 20, 2010. We also granted Venture and its affiliates rights to sell their shares of our Listed Common Stock in subsequent offerings by us of our securities in an offering registered under the Securities Act of 1933.

In the registration rights agreement, we retained certain rights to defer registration in circumstances where such registration would be detrimental to us. Because certain affiliates of Mr. Shidler received registration rights, it is possible that any of our directors, officers or other affiliates having a financial interest in Venture or its affiliates may experience a conflict of interest in circumstances where a registration would be advantageous to such persons, but detrimental to us.

Policies to Address Conflicts

As described above, we may be subject to conflicts of interest relating to compensation arrangements with our Advisor, the terms and conditions on which various transactions might be entered into by us and our Advisor or its affiliates and other situations in which our interests may differ from those of certain of our affiliates. We expect that additional potential conflicts of interest will arise between us and our directors, officers and employees in the future.

Our board of directors has adopted written policies and procedures to address these and other potential conflicts of interest. These policies and procedures are described below.

Policies

Our policies with respect to conflicts of interest include:

•
Transactions with a conflict of interest are required to be approved by the Audit Committee of our board of directors or any other committee of our board of directors comprised solely of independent directors designated by our board of directors.

•
When determining whether to approve, ratify, disapprove or reject any transaction, the designated committee is required to consider all relevant factors, including the commercial reasonableness of the transaction, the materiality of the direct or indirect interest in the transaction of any party experiencing the conflict of interest, whether the transaction may involve an actual or the appearance of a conflict of interest and the impact of the transaction on any director’s independence, as defined under the NYSE Amex listing standards and in any corporate governance guidelines adopted by our board of directors.

•	The relevant committee may approve or ratify only those transactions that it determines in good faith are in the best interests of the Company and its stockholders.

Procedures

Our procedures with respect to conflicts of interest include:

•
Each director, director nominee, executive officer and employee must promptly notify another senior executive officer in writing of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which we participate.

•
Any proposed transaction that may present a conflict of interest may be referred to the Audit Committee of the board of directors or any other committee of the board of directors comprised solely of independent directors designated by the board of directors.

•
If the party participating in the reported transaction is a director or an immediate family member of a director, then the director should not participate in any deliberations or decisions regarding the reported transaction.

•	If the relevant committee determines that the reported transaction presents a conflict of interest, then such committee will review, approve, disapprove or ratify the transaction.

•
If the reported transaction was not approved in advance or if a reported transaction was not determined to present a conflict of interest at the time it was entered into but thereafter presents a conflict of interest, the transaction must be presented to the relevant committee for ratification. If the transaction is not ratified by the relevant committee, then we will take all reasonable actions to attempt to terminate our participation in the transaction.

•	We may perform an annual search of our accounts payable, accounts receivable and other databases to identify any other potential transactions that may present conflicts of interest.

DESCRIPTION OF MATERIAL AGREEMENTS

Advisor and the Advisory Agreement

As described in “CERTAIN RELATED PARTY RELATIONSHIPS AND TRANSACTIONS” and “CONFLICTS OF INTEREST — Advisory Agreement with Pacific Office Management, Inc.,” as part of our formation transactions, we entered into an advisory agreement, as amended and restated, with our Advisor pursuant to which our Advisor has the authority and the obligation to manage our day-to-day operations and the operations of our Operating Partnership in accordance with guidelines established by our board of directors. Pursuant to the Amended and Restated Advisory Agreement, or the Advisory Agreement, our Advisor will also perform other duties, including, but not limited to, the following:

•
managing our investment activities in accordance with the guidelines and policies adopted by our board of directors and providing consultation and recommendations regarding our investment activities and operations;

•	managing our leases, mortgages and debt obligations;

•	maintaining appropriate books of account, records data and files relating to us and our investment and business activities;

•
making recommendations to our board of directors regarding payment of dividends or other distributions to our stockholders and making dividend payments or other distributions to our stockholders as authorized by our board of directors;

•	counseling us in connection with policy decisions to be made by our board of directors;

•	making recommendations regarding our capital structure and capital raising activities to our board of directors;

•	managing operations of and conducting all matters on our behalf for any joint venture or co-investment interests held by us;

•	communicating with our equity and debt holders as is necessary or deemed advisable in order to maintain effective relations with such holders;

•
handling and resolving, subject to limitations and parameters as may be imposed by our board of directors, all claims, disputes or controversies, including all litigation, arbitration, settlement or other proceedings or negotiations, in which we may be involved;

•	supervising any affiliate of our Advisor that provides property management services and other services pursuant to any property management agreements;

•	engaging and supervising independent contractors who provide investment banking, mortgage brokerage, securities brokerage and other financial services to us;

•	causing us to obtain appropriate insurance coverage;

•	monitoring the operating performance of our investment activities and providing periodic reports to our board of directors;

•	making recommendations to us regarding the retention of independent accountants and legal counsel;

•	assisting us in complying with all regulatory requirements applicable to our business activities;

•	taking all necessary actions to enable us to make required tax filings and reports;

•
making recommendations to us regarding the maintenance of our taxation as a REIT under the Code, monitoring compliance with various REIT qualification tests and other rules set out in the Code and applicable regulations and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

•
counseling us regarding the maintenance of our exclusion from status as an investment company under the Investment Company Act of 1940, monitoring compliance with requirements for maintaining such exclusion and using commercially reasonable efforts to cause us to maintain such exclusion from status as an investment company under such Act;

•	establishing and maintaining a system of internal accounting and financial controls so that we maintain compliance with the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002;

•	causing us to qualify to do business in all applicable jurisdictions and obtaining and maintaining all appropriate licenses; and

•
performing such other services as may be required from time to time for management and other activities relating to our assets and using commercially reasonable efforts to cause us to comply with other applicable laws.

Our Advisor receives certain fees for performing services under the Advisory Agreement. For more information regarding the significant items of compensation paid to our Advisor, see “MANAGEMENT COMPENSATION” and “CERTAIN RELATED PARTY RELATIONSHIPS AND TRANSACTIONS.”

Our Advisor must cast all votes with respect to the share of Proportionate Voting Preferred Stock in proportion to the votes that our Advisor receives from holders of Common Units and Preferred Units of our Operating Partnership issued in our formation transactions. Our Advisor may not cast any votes with respect to the share of Proportionate Voting Preferred Stock unless it receives votes from such holders. The Advisory Agreement will continue in full force and effect until March 19, 2018, unless otherwise terminated earlier in accordance with its termination provisions.

A copy of the Advisory Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Operating Partnership and the Operating Partnership Agreement

The following description is a summary of material provisions included in the Amended and Restated Agreement of Limited Partnership, as amended, which we refer to as the Operating Partnership Agreement, of the Operating Partnership. For more detail, you should refer to the Operating Partnership Agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. See “WHERE YOU CAN FIND MORE INFORMATION.”

General

Pacific Office Properties, L.P., our Operating Partnership, was formed on January 28, 2008, as a Delaware limited partnership under the terms of the Operating Partnership Agreement. The purpose of our Operating Partnership is (i) to conduct any business allowed by law so long as it does not impinge on our ability to be classified as a REIT and (ii) to partner with or acquire ownership interests in any entity that engages in similar business activities. As sole general partner of our Operating Partnership, under the terms of the Operating Partnership Agreement, we have full power and authority to do any and all acts necessary, appropriate and advisable to further and accomplish the purposes of our Operating Partnership. Such power and authority includes, among other things, entering into and performing contracts, borrowing money, acquiring, managing and developing real property and leasing, selling and disposing of real property.

Our Operating Partnership shall not act, or fail to act, in a way that could adversely affect our ability to qualify as a REIT, could subject us to any additional taxes under Section 857 or Section 4981 of the Code, could violate any law or regulation of any governmental body that has jurisdiction over us or our securities or could violate in any material respect an agreement into which we entered or a law or regulation to which we are subject or become subjected.

Limited Partnership Units

Ownership interests in the Operating Partnership are denominated in partnership units.  Prior to this offering, Operating Partnership units were comprised of Common Units and convertible Preferred Units. In connection with this offering, the Operating Partnership created a new class of units which we refer to as Senior Common Units. Senior Common Units have distribution rights and rights upon liquidation that are senior to the Common Units and the Preferred Units. We have the authority to issue additional types of units with such rights and preferences as we determine, including units with distribution rights or rights upon liquidation that are inferior or junior to the Common Units or units with distribution rights or rights upon liquidation that are in parity with or are superior or prior to the Preferred Units and Senior Common Units. We do not presently intend to apply for the listing of Senior Common Units, Preferred Units or Common Units on any exchange or automated quotation system.

General Partnership Interest

Our general partnership interest is currently denominated in Common Units and, if we contribute the proceeds from this offering to the Operating Partnership, will also be denominated in the newly created Senior Common Units.  If appropriate in the future, our general partnership interest may also be denominated in preferred units of order to reflect our relative economic interest in the Operating Partnership.  Our general partnership interest includes the right to participate in the distributions of the Operating Partnership in an amount equivalent to the per share dividend payable to holders of our Senior Common Stock (a minimum of $0.725 per share per annum) per outstanding Senior Common Unit, as well as the right to participate in the distributions of the Operating Partnership to Common Unit holders in a percentage equal to the quotient obtained by dividing (a) the number of shares of our Listed Common Stock outstanding by (b) the sum of shares of our Listed Common Stock outstanding plus the number of shares of our Listed Common Stock for which the outstanding Common Units of the Operating Partnership may be redeemed. The number of the Common Units that we hold corresponds to the number of shares of our Listed Common Stock outstanding.

Transferability of Interests

We may not withdraw as the general partner of our Operating Partnership nor transfer all or any portion of our interest in our Operating Partnership without the consent of the limited partners of our Operating Partnership, which consent may be given or withheld in the sole and absolute discretion of such limited partners, unless the transfer of all or any portion of our interest in our Operating Partnership is made, at the time of the transfer, to a “qualified REIT subsidiary,” as defined in Section 856(i)(2) of the Code, of ours. If we transfer all of our interest in our Operating Partnership to such a qualified REIT subsidiary of ours, then such qualified REIT subsidiary will automatically become the sole general partner of our Operating Partnership. Except for limited situations provided in the Operating Partnership Agreement, no limited partner of our Operating Partnership may transfer all or any portion of its interest in our Operating Partnership without our consent, which consent may be withheld in our sole and absolute discretion.

Capital Contribution

After we pay the costs associated with this offering, we may, but are not required to, contribute all or a portion of the net proceeds of this offering to our Operating Partnership as a capital contribution in return for one Senior Common Unit per $10.00 of gross offering proceeds so contributed.  Instead of contributing the net proceeds of this offering to the Operating Partnership, we may loan all or a portion of the net proceeds of this offering to the Operating Partnership or retain all or a portion of such proceeds, subject to our compliance with the requirements for qualification as a REIT under the Code.

The Operating Partnership Agreement provides that if we decide that our Operating Partnership needs additional funds at any time in excess of funds available to it, we may (i) borrow funds from a third party lender on behalf of our Operating Partnership, (ii) accept additional capital contributions from any limited partners and issue additional partnership units to such limited partners on behalf of our Operating Partnership, or (iii) loan funds to our Operating Partnership. In addition, we are authorized to cause our Operating Partnership to issue additional partnership units for less than fair market value, so long as we conclude in good faith that such issuance is in our and our Operating Partnership’s best interests.

Operations

Pursuant to the Operating Partnership Agreement, we will possess all management powers over the business and affairs of our Operating Partnership and no limited partner will have any right to participate in or exercise control or management power over the business and affairs of our Operating Partnership. We are required to operate and manage our Operating Partnership in a manner that will permit us to be classified as a REIT at all times, avoid the imposition of federal income and excise taxes on us and ensure that our Operating Partnership will not be classified as a “publicly-traded partnership” for purposes of Section 7704 of the Code.

In addition to the administrative and operating costs and expenses incurred by our Operating Partnership, our Operating Partnership will pay all administrative costs and expenses of ours, including the following:

•	expenses relating to the ownership of interests in and management and operation of, or for the benefit of, our Operating Partnership;

•
compensation of officers and employees, including payments under compensation plans of ours that may provide for stock units, or phantom stock, pursuant to which our employees will receive payments based upon dividends on or the value of our Listed Common Stock;

•	director fees and expenses;

•	all amounts due under the Advisory Agreement and any other services, management, development or advisory agreement; and

•	all costs and expenses of ours associated with being a public company, including costs of filings with the SEC, reports and other distributions to our stockholders.

These reimbursements are in addition to any reimbursement to us as a result of indemnification provided under the Operating Partnership Agreement.

Redemption Rights

Subject to certain limitations and exceptions, the limited partners of our Operating Partnership, other than Venture, have the right to cause our Operating Partnership to redeem all or a portion of their Common Units for shares of our Listed Common Stock or cash, as elected by a majority of our independent directors, by providing us with a notice of redemption that shall become binding on the business day following the fifth business day after our receipt of such notice of redemption.  Subject to certain limitations and exceptions, the Common Units held by Venture are redeemable for shares of our Listed Common Stock or a new class of common units, as elected by a majority of our independent directors.  Such new class of common units will not have redemption rights.

Subject to certain limitations and exceptions, on the date of the fifth anniversary of the issuance of the Preferred Units, not before nor following such date, if we raised more than $75 million in net proceeds from an underwritten public offering of our Listed Common Stock, registered pursuant to a registration statement filed with the SEC, limited partners holding Preferred Units will have the right to cause our Operating Partnership to redeem all or a portion of the Preferred Units in exchange for perpetual preferred units.

Notwithstanding any of the foregoing, no limited partner will have the right to cause our Operating Partnership to redeem Common Units or Preferred Units that would violate the ownership limits under our charter, as amended.

Distributions

The Operating Partnership Agreement provides that we, as the general partner, have the exclusive right and authority to declare and cause our Operating Partnership to make distributions as and when we deem it appropriate. Once we have paid ourselves any amount necessary for us to pay our operating expenses in order for us to maintain existence and, if we loan all or a portion of the net proceeds of this offering to the Operating Partnership, any amounts due pursuant to the terms of such loan, and after we have declared it appropriate to issue a distribution, the distributions will first be made to us in respect of the Senior Common Units, then to holders of preferred units of our Operating Partnership, including holders of Preferred Units, and then to holders of non-preferred units of our Operating Partnership, including holders of Common Units. In no event may a holder of our Operating Partnership units receive a distribution with respect to a partnership unit for a quarter or a shorter period if such holder is entitled to receive a distribution for such quarter or shorter period with respect to a share of our stock for which such Operating Partnership unit has been redeemed or exchanged.

If our Operating Partnership should ever liquidate pursuant to the terms in the Operating Partnership Agreement, our Operating Partnership would continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and partners. Upon such an event, we would be responsible for overseeing the winding up and dissolution of our Operating Partnership. The net proceeds from such a liquidation, after payment of, or adequate provision for, debts and liabilities of our Operating Partnership, including any partner loans, any remaining assets of our Operating Partnership will be distributed to the holders of partnership units in accordance with the designations and preferences associated with such units. We will not receive any additional compensation for any services performed in any winding up or dissolution process for our Operating Partnership.

Allocations

Profits and losses of our Operating Partnership will generally first be allocated among the partners of our Operating Partnership to take into account any preferences as to dividends and liquidation proceeds, and any remaining profits and losses generally will be allocated pro rata among the holders of common partnership interests in the Operating Partnership. All allocations are subject to compliance with provisions of the Code applicable to REITs and other tax laws.

Term

Our Operating Partnership will continue until it is cancelled pursuant to the provisions of dissolution, liquidation and termination under the Operating Partnership Agreement, which include, among other things, our withdrawal from the Operating Partnership with no successor appointed by the remaining limited partners within ninety days, an entry of a decree of judicial dissolution of our Operating Partnership and bankruptcy of our Operating Partnership.

Registration Rights Agreements

We agreed in a master registration rights agreement dated March 19, 2008, which we refer to, including any supplements to it, as the Master Registration Rights Agreement, to file a registration statement covering the resale of the 1,180,000 shares of our Listed Common Stock that were sold to certain of our founders and a Venture designee upon consummation of the transactions described above and the 46,173,693 shares, based on the initial conversion rate of 7.1717 Common Units for each Preferred Unit which may be adjusted in accordance with our Operating Partnership Agreement, that are issuable upon redemption of our Operating Partnership units that we issued as part of those transactions. We agreed to file this registration statement no later than March 20, 2010, the date following the second anniversary of the date of the Master Registration Rights Agreement or, if later, the day after the date of expiration of any “lock-up” or similar agreement made by us with any underwriter in connection with an underwritten public offering of equity securities of ours, which agreement is in effect on March 20, 2010. Venture and its affiliates agreed not to sell any of the shares of our Listed Common Stock acquired upon redemption of our Operating Partnership units until at least March 20, 2010. We also granted Venture and its affiliates rights to sell their shares of our Listed Common Stock in subsequent offerings by us of our securities in an offering registered under the Securities Act of 1933.

We agreed in a separate master registration rights agreement dated March 19, 2008, which we refer to, including any supplements to it, as the Second Master Registration Rights Agreement, to file a registration statement covering the resale of the 723,102 shares that are issuable upon redemption of our Operating Partnership units that we issued as part of a joint venture transaction with the beneficiaries of the Second Master Registration Rights Agreement. We agreed to file this registration statement no later than March 30, 2010, covering 396,526 shares, and no later than May 20, 2010, covering the other 326,576 shares.

Other Material Agreements

Noncompetition Agreements

As mentioned above, we entered into a Noncompetition Agreement with Mr. Shidler and agreed to and acknowledged Noncompetition Agreements between Messrs. Root, Ingebritsen and Taff and our Advisor, each of whom serves as either director or officer of the Company and our Advisor. Each of Messrs. Shidler, Root, Ingebritsen and Taff is currently engaged, and in the future will engage, in the management of other business entities and properties in other business activities. The Noncompetition Agreement with Messrs. Shidler, Root, Ingebritsen and Taff limit, but do not eliminate, their respective rights to compete with us, including prohibiting, without our prior written consent, their investing in certain office properties in our targeted geographic operating region and in any country in which we own an office property. However, the Noncompetition Agreements do not restrict, among other things:

•	investments in which Messrs. Shidler, Root, Ingebritsen and Taff obtained an interest prior to our formation transactions;

•	investments in areas in which we do not own office property at the time of such investment;

•	in the case of Mr. Shidler, activities of, or properties owned or operated by, First Industrial Realty Trust, Inc., Corporate Office Properties Trust and their affiliates;

•	investment opportunities considered and rejected by us; and

•
investments in any entity, directly or indirectly, engaged in the business of owning, managing, acquiring and developing officer properties if (a) such officer’s aggregate investment in such entity constitutes less than 4.9% of the equity ownership of such entity and (b) such officer is not actively engaged in the operation or management of such entity’s business.

Mr. Shidler’s Noncompetition Agreement will remain in effect until he is no longer a director of ours and the Noncompetition Agreements for Messrs. Root, Ingebritsen and Taff will remain in effect until the earlier of March 19, 2011, two years from their effective date, and the date upon which our Advisor no longer is engaged in its role as our Advisor. For Messrs. Root, Ingebritsen and Taff, if our Advisor continues to be engaged in its role as our Advisor past March 19, 2011 and each is unwilling to extend the term of his Noncompetition Agreement, our Advisor will have the right to require each to sell his ownership interest in our Advisor.

Indemnity Agreements

In connection with the transactions, certain properties were contributed to our Operating Partnership by Venture. Some of these contributed properties were encumbered by debt and, in the case of one contributed property, which we refer to as Clifford Center, obligations under the ground lease. These encumbrances are secured, in part, by certain guaranty and indemnity obligations of Messrs. Shidler and Reynolds and entities wholly-owned or controlled by them, or the Indemnitees. Our Operating Partnership entered into certain indemnity agreements with the Indemnitees on March 19, 2008, such agreements we refer to as the Indemnity Agreements, in order to indemnify the Indemnitees under these guaranties and indemnities. Our Operating Partnership’s specific indemnity obligations in each Indemnity Agreement are basically to defend, indemnify and hold harmless the Indemnitee from and against any and all demands, claims, causes of action, judgments, losses, costs, damages and expenses, including attorneys’ fees and costs of litigation arising from or relating to any or all of the guaranty or indemnity obligations of the Indemnitee. The indemnification procedures are also substantially identical in each of the Indemnity Agreements.

In addition, as security for the Operating Partnership’s credit facility with First Hawaiian Bank, Shidler Equities, L.P., a Hawaii limited partnership controlled by Mr. Shidler, referred to as Shidler LP, has pledged to First Hawaiian Bank a certificate of deposit in the principal amount of $15 million. As a condition to this pledge, the Operating Partnership and Shidler LP entered into an indemnification agreement pursuant to which the Operating Partnership agreed to indemnify Shidler LP from any losses, damages, costs and expenses incurred by Shidler LP in connection with the pledge.  In addition, to the extent that all or any portion of the certificate of deposit is withdrawn by First Hawaiian Bank and applied to the payment of principal, interest and/or charges under the credit facility, the Operating Partnership agreed to pay to Shidler LP interest on the withdrawn amount at a rate of 7.00% per annum from the date of the withdrawal until the date of repayment in full by the Operating Partnership to Shidler LP.  Pursuant to this indemnification agreement, as amended, the Operating Partnership also agreed to pay to Shidler LP an annual fee of 2.00% of the entire $15 million principal amount of the certificate of deposit.

Dealer Manager Agreement

In connection with the offering, we will enter into a Dealer Manager Agreement with Priority Capital Investments, our dealer manager. Priority Capital Investments will serve as our exclusive agent and principal distributor during this offering for the purpose of selling, on a best efforts basis, shares of our Senior Common Stock as described in this prospectus. Priority Capital Investments will offer these shares through participating securities dealers that it may retain. We will pay to Priority Capital Investments selling commissions and a dealer manager fee, as set forth in the “MANAGEMENT COMPENSATION” section of this prospectus. In addition, we may reimburse Priority Capital Investments for certain offering expenses, subject to the applicable limitations.  See “PLAN OF DISTRIBUTION.”  Any party to the Dealer Manager Agreement will have the right to terminate the agreement on 60 days’ written notice.

DESCRIPTION OF CAPITAL STOCK

The following summary description of the capital stock of the Company is qualified in its entirety by reference to our charter and bylaws, a copy of each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

We are authorized to issue 740,000,000 shares of stock, consisting of 640,000,000 shares of common stock, par value $0.0001 per share, 599,999,900 of which are shares of Listed Common Stock, 100 of which are shares of Class B Common Stock and 40,000,000 of which are shares of Senior Common Stock, and 100,000,000 shares of preferred stock, par value $0.0001 per share. The aggregate par value of all authorized shares of stock is $74,000. Our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Our board of directors may reclassify any unissued shares of our common stock in one or more classes or series of stock. It may also classify any unissued shares of preferred stock and reclassify any previously classified but unissued shares of preferred stock of any class or series in one or more classes or series of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations on dividends or other distributions, qualifications or terms or conditions of redemption of the stock. Except as may be provided by the board of directors in setting the terms of classified shares of stock or as may otherwise be provided by contract approved by our board of directors, no holder of shares of stock has any preemptive right to purchase or subscribe for any additional shares of our stock or securities. Additionally, under the Maryland General Corporation Law, or the MGCL, our board of directors may authorize the amendment of our charter, with the approval of a majority of our board of directors and without stockholder approval, to effect a reverse stock split that results in a combination of shares of stock at a ratio of not more than ten shares of stock into one share of stock in any 12-month period.

Common Stock

Listed Common Stock

Voting Rights. Shares of our Listed Common Stock, Class B Common Stock and Senior Common Stock vote together as a single class and each share is entitled to one vote on each matter submitted to a vote at a meeting of our stockholders. Generally, all matters to be voted on by stockholders at a meeting of stockholders duly called and at which a quorum is present must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes cast by the holders of all shares of common stock and Proportionate Voting Preferred Stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock.

Liquidation Distributions. The Listed Common Stock ranks junior to the Senior Common Stock with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up.

Dividends. Holders of Listed Common Stock are entitled to receive such distributions as authorized from time to time by our board of directors and declared by us out of legally available funds, subject to any preferential rights of other classes of stock, including the Senior Common Stock.

Class B Common Stock

In the event of our liquidation, the holders of our Class B Common Stock are not entitled to any portion of our assets that are allocated to holders of our common stock.  The Class B Common Stock is otherwise identical to the Listed Common Stock, including with respect to voting rights and payment of dividends.

Senior Common Stock

Voting Rights. Holders of our Senior Common Stock have the right to vote on all matters presented to stockholders as a single class with holders of our Listed Common Stock, Class B Common Stock and the Proportionate Voting Preferred Stock, as described in “Listed Common Stock - Voting Rights.” In all matters in which Senior Common stockholders may vote, including any written consent, each share will be entitled to one vote.  Holders of our Senior Common Stock also have the right to vote as a separate class on amendments to our charter relating to dividends on the Senior Common Stock.

Liquidation Preference. The Senior Common Stock ranks senior to the Listed Common Stock and Class B Common Stock with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up. It has a $10.00 per share (plus all accrued and unpaid dividends) liquidation preference.

Dividends.  Subject to the preferential rights of any series of our preferred shares (of which, other than one share of Proportionate Voting Preferred Stock, there currently are none issued or planned to be issued at this time), holders of our Senior Common Stock will be entitled to receive, when and as authorized by our board of directors and declared by us, out of funds legally available for payment of dividends, cumulative cash dividends in an amount per share of Senior Common Stock equal to a minimum of $0.725 per share per annum, payable $0.06041667 per share per month.  Should the dividend payable on the Listed Common Stock grow to exceed its current rate of $0.20 per share per annum, the Senior Common Stock dividend would increase by 25% of the amount by which the Listed Common Stock dividend exceeds $0.20 per share per annum.  Our charter may only be amended to reduce or eliminate the dividends on the Senior Common Stock with the consent of the holders of at least two-thirds of the then-outstanding shares of Senior Common Stock.

Exchange Option. Holders of shares of Senior Common Stock purchased in this offering will have the right, after the fifth anniversary of the issuance of such shares, to exchange any or all of such shares of Senior Common Stock for our Listed Common Stock. The exchange ratio is calculated using a value for our Listed Common Stock based on the average of the trailing 30-day closing price of the Listed Common Stock on the date the shares are submitted for exchange, but in no event less than $1.00 per share, and a value for the Senior Common Stock of $10.00 per share.

Call Protection.  After the fifth anniversary of the initial effective date of the registration statement of which this prospectus is a part, or                       , 2015, the outstanding shares of Senior Common Stock will be callable for cash at our option, in whole or in part, at a redemption price of $10.20 per share, plus any accrued and unpaid dividends.  The Senior Common Stock may only be redeemed prior to the fifth anniversary of the initial effective date in certain limited circumstances relating to maintaining our ability to qualify as a REIT, or pursuant to our share repurchase program.

Stock Splits or Stock Distributions. If we, at any time or from time to time while the Senior Common Stock is outstanding, pay a dividend or make a distribution on the Senior Common Stock in shares of our capital stock or subdivide our Senior Common Stock into a greater number of shares of Senior Common Stock or reduce our Senior Common Stock into a lesser number of shares of Senior Common Stock, then the repurchase price under our share repurchase program and the exchange price used in connection with the exchange option of our Senior Common Stock for Listed Common Stock, each as in effect immediately prior to such change, will be automatically adjusted to reflect such distribution, subdivision or reduction so that the holder of Senior Common Stock having shares repurchased under the share repurchase program or shares exchanged under the exchange option will be entitled to receive the same amount of cash if the shares had been repurchased or the same number of shares of Listed Common Stock if the shares had been exchanged, respectively, immediately prior to such change. An adjustment will be made successively upon each such stock split or stock distribution.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue preferred stock in one or more series and to set or change the preferences, conversion or other rights, voting powers, restrictions, limitations on dividends or other distributions, qualifications or terms or conditions of redemption thereof (any or all of which may be greater than the rights of the Listed Common Stock, the Class B Common Stock, the Senior Common Stock or the Proportionate Voting Preferred Stock). The board of directors, without stockholder approval, can issue shares of preferred stock with conversion, voting and other rights which could adversely affect the rights of the holders of shares of common stock. Other than the one share of Proportionate Voting Preferred Stock issued to our Advisor in connection with our formation transaction, we have not issued any shares of preferred stock and currently have no plans to issue additional preferred stock.
Proportionate Voting Preferred Stock

As a part of the formation transactions, our board of directors classified from our unissued shares of preferred stock, and caused us to issue, one share of Proportionate Voting Preferred Stock, which may be increased only by resolution approved by the affirmative vote of all of the members of our board of directors. Any shares of Proportionate Voting Preferred Stock redeemed, purchased or otherwise acquired by us in any manner whatsoever will cease to be outstanding and will become authorized but unissued shares of preferred stock, without designation as to class or series until such shares are once more classified and designated. The shares of Proportionate Voting Preferred Stock are not convertible or exchangeable for any other property or securities of ours.

Voting Rights. Holders of shares of the Proportionate Voting Preferred Stock are entitled to vote on all matters on which our common stockholders are entitled to vote. The holders vote together with the holders of shares of common stock as one class on all matters. The number of votes that the Proportionate Voting Preferred Stock is entitled to cast initially equals the number of shares of our Listed Common Stock issuable upon the redemption of the Common Units and the number of Preferred Units following conversion to Common Units, issued in connection with our formation transactions. As those Operating Partnership units are redeemed, the number of votes that the Proportionate Voting Preferred Stock will be entitled to cast will be decreased by an equivalent number. As of September 30, 2009, the Proportionate Voting Preferred Stock was entitled to cast 46,173,693 votes on all matters on which our common stockholders are entitled to vote.  Our Advisor has agreed to cast its Proportionate Voting Preferred Stock votes on any matter in direct proportion to votes that are cast by limited partners of our Operating Partnership holding the Common Units and Preferred Units issued in the formation transactions.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of our affairs, before any of our assets are distributed, paid or set aside for the holders of any equity securities ranking junior to the Proportionate Voting Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of us, we will pay to the holders of shares of Proportionate Voting Preferred Stock, out of our assets legally available for distribution to our stockholders, the sum of $0.01 per share for each share of Proportionate Voting Preferred Stock held by each such holder. After such payment, the holders of the Proportionate Voting Preferred Stock will have no right or claim upon any of our remaining assets.

Dividends. The holder of the Proportionate Voting Preferred Stock is not entitled to any regular or special dividend, including any dividend or other distribution declared or paid with respect to the shares of our common stock or any other class or series of our stock.

Registration Rights

We have entered into registration rights agreements with Venture and certain of our other unit holders and will be obligated to file, on or around March 20, 2010, March 30, 2010 and May 20, 2010, registration statements that would allow shares of our Listed Common Stock issued upon redemption of our Operating Partnership units to be sold following effectiveness of the registration statements. For more information on the registration rights agreements, see “DESCRIPTION OF MATERIAL AGREEMENTS — Registration Rights Agreements.”

Dividend Reinvestment Plan

You may participate in our dividend reinvestment plan that allows you to have dividends and other distributions otherwise distributable to you invested in additional shares of Senior Common Stock. The following discussion summarizes the principal terms of this plan.

Eligibility

All participants in this offering are eligible to participate in our dividend reinvestment plan except for restrictions imposed by us in order to comply with the securities laws of various jurisdictions. We may elect to deny your participation in this plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

You must cease participation in our dividend reinvestment plan if at any time you cannot make the investor representations and warranties set forth in the then-current prospectus, subscription agreement or charter. Participants must agree to notify us promptly when they no longer meet these standards.

Your participation in the plan will also be terminated to the extent that a reinvestment of your dividends in our Senior Common Stock would cause the percentage ownership limitation contained in our charter to be exceeded. Otherwise, unless you terminate your participation in our dividend reinvestment plan in writing, your participation will continue even if the shares to be issued under the plan are registered in a future registration or the price of our dividend reinvestment plan shares is changed. You may terminate your participation in the dividend reinvestment plan at any time by providing us with a written notice. To be effective for any dividend to be made, such notice must be received by us at least ten business days prior to the last day of the month to which the dividend relates. Any transfer of shares of Senior Common Stock by you will terminate participation in the dividend reinvestment plan with respect to the transferred shares.  Upon termination of your participation in the dividend reinvestment plan, dividends will be distributed to you in cash.

Election to Participate

Assuming your eligibility to participate, you may elect to participate in our dividend reinvestment plan by completing the Subscription Agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the plan will begin with the next dividend made after receipt of your enrollment form. Once enrolled, you may generally continue to purchase shares under our dividend reinvestment plan until we have terminated the plan. You can choose to have all or a portion of your dividends reinvested through our dividend reinvestment plan. You may also change the percentage of your dividends that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchase shares in this offering other than through a participating broker-dealer, through the dealer manager.

Stock Purchases

Senior Common Stock will be purchased under our dividend reinvestment plan on the monthly dividend payment dates of our Senior Common Stock. Dividends may be fully reinvested because the dividend reinvestment plan permits fractional shares to be purchased and credited to participant accounts. If sufficient Senior Common Stock is not available for issuance under our dividend reinvestment plan, we will remit excess dividends in cash to the participants.

The initial purchase price per share will be $10.00. Our board of directors will have the right to change this price in its sole discretion at any time upon notice of not less than 10 days to the plan participants but in no event may the purchase price be lower than 95% of the estimated fair market value per share of the Senior Common Stock on the dividend reinvestment date.

Fees and Commissions

No sales commissions or dealer manager fees will be paid in connection with shares purchased pursuant to our dividend reinvestment plan.

Voting and Other Rights

Stockholders purchasing Senior Common Stock pursuant to the dividend reinvestment plan will have the same rights and will be treated in the same manner as if such shares were purchased pursuant to the primary offering.

Tax Consequences

If you participate in our dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash, but rather to have the dividends withheld and reinvested in our Senior Common Stock. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional Senior Common Stock. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. In addition, we intend to treat the difference, if any, between the public offering price of our Senior Common Stock and the amount paid for shares pursuant to our dividend reinvestment plan as a distribution taxable as income to participants in the plan to the extent of our current or accumulated earnings and profits.

Plan Amendment

Our board of directors will have the right to terminate, suspend or amend our dividend reinvestment plan, including by changing the price per share for shares issued under the plan, at any time for any reason in its sole discretion upon 10 days’ written notice to participants.

Share Repurchase Program

Our Senior Common Stock is not currently listed on a national securities exchange or included for quotation on an over-the-counter market, and we currently do not intend to list these shares. In order to provide our stockholders with some liquidity, we will provide our stockholders with a share repurchase program. Holders of Senior Common Stock who have held their shares for at least one year may present their shares to us for repurchase in accordance with the procedures outlined in this prospectus. At that time, we may, subject to the conditions and limitations described below, repurchase the Senior Common Stock presented for repurchase for cash to the extent that we have sufficient funds available to us to fund such repurchase after the payment of dividends necessary to maintain our qualification as a REIT and to avoid payment of any U.S. federal income tax or excise tax on our net taxable income. We will not pay our Advisor or its affiliates any fees to complete any transactions under our share repurchase program.

To the extent our board of directors determines that we have sufficient available cash for repurchases, we may at our discretion repurchase shares of Senior Common Stock on a quarterly basis. Holders of Senior Common Stock must present all of their outstanding shares of Senior Common Stock in order to be eligible for repurchase under the share repurchase program. Repurchases will be limited, during each calendar year, to the amount of cash available from the sales of shares under our dividend reinvestment plan during the prior calendar year. Repurchases will also not exceed 5% of the weighted-average number of shares of the Senior Common Stock outstanding during the prior calendar year.  The repurchase price will initially be $10.00 per share, subject to change by our board of directors, but will not be higher than the then-current public offering price of the Senior Common Stock.

There is no assurance that there will be sufficient funds available for repurchase or that we will exercise our discretion to repurchase such shares and, accordingly, your shares may not be repurchased. Factors that we will consider in making our determinations to repurchase shares include:

•	whether such repurchase impairs our capital or operations;

•	whether an emergency makes such repurchase not reasonably practical;

•	whether any governmental or regulatory agency with jurisdiction over us demands such action for the protection of our stockholders;

•	whether such repurchase would be unlawful; and

•
whether such repurchase, when considered with all other repurchases, redemptions, sales, assignments, transfers and exchanges of our shares, could adversely affect our ability to qualify as a REIT for tax purposes.

Our board of directors may terminate, suspend or amend the share repurchase program, including the repurchase price, at any time upon 30-days’ notice without stockholder approval.

In the event of a repurchase request after the death or qualifying disability of a holder of Senior Common Stock, we may, but are not obligated to, waive the one-year holding period requirement as well as any other restriction or limitation as summarized above. In the case of a death or qualifying disability, shares of Senior Common Stock will be repurchased for the amount paid to acquire the shares from us.

In order for a disability to entitle a stockholder to the special repurchase terms described above (a “qualifying disability”), (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System, or CSRS, then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits, except in the limited circumstances when the investor is awarded disability benefits by the other applicable governmental agencies described above:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

All requests for repurchase must be made in writing and received by us at least ten business days prior to the scheduled quarterly repurchase date. You may withdraw your request to have your shares repurchased with such withdrawal to be made in writing at any time prior to the repurchase date. Whether your request for repurchase will be granted will depend on our current cash flow and the restrictions and limitations set forth above. Repurchases will be granted on a pro rata basis if the percentage of our shares subject to repurchase requests exceeds the then available cash flow or the limitations on the repurchase amount set forth above. In addition, if we do not have sufficient available funds at the time repurchase is requested, then we will treat the unsatisfied portion of the repurchase request as a request for repurchase at the next repurchase date funds are available for repurchase, unless the repurchase request is withdrawn.

Commitments by us to repurchase Senior Common Stock will be communicated either telephonically or in writing to each stockholder who submitted a request at or promptly after the fifth business day following the end of each quarter. We will repurchase the shares subject to these commitments, and pay the repurchase price associated therewith, within three business days following the delivery of such commitments. You will not relinquish your shares until we repurchase them. Please see “RISK FACTORS—Risks Related to This Offering—Your ability to have your Senior Common Stock repurchased under our share repurchase program is limited to the offering proceeds from our dividend reinvestment plan, and the program may be amended, suspended or terminated by our board of directors at any time without stockholder approval” and “RISK FACTORS—Risks Related to This Offering—There currently is no public market for our Senior Common Stock.”

The Senior Common Stock we repurchase under our share repurchase program will be cancelled and will have the status of authorized but unissued shares of Senior Common Stock. We will not resell such shares to the public unless such sales are first registered with the SEC under the Securities Act of 1933 and under appropriate state securities laws or are exempt under such laws. We will terminate our share repurchase program in the event that our Senior Common Stock ever becomes listed on a national securities exchange or included for quotation on a national over-the-counter market, or in the event a secondary market for our Senior Common Stock develops, and as to any specific shares, at the time such shares are exchangeable for shares of our Listed Common Stock.

Restrictions on Size of Holdings of Shares

Our charter contains certain restrictions on the number of shares of capital stock that individual stockholders may own. In order for us to qualify as a REIT under the Code, among other purposes, no person, other than a person designated by the board of directors as an Excepted Holder, may either beneficially or constructively own more than 4.9% in economic value of the aggregate of the outstanding shares of capital stock, or 4.9% in economic value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of common stock. Further, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year (other than the first year), and such shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. See “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.”

Anti-Takeover Measures

Certain provisions of our charter and our bylaws and of Maryland law may have the effect of delaying, deferring or preventing a change of control of us. These provisions are described in “CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS.”

Transfer Agent and Registrar

The transfer agent and registrar for our Listed Common Stock is Computershare Investor Service. We will engage a third party to serve as the transfer agent and registrar for our Senior Common Stock.

NYSE Amex Listing

Our Listed Common Stock, for which shares of our Senior Common Stock will be exchangeable upon the fifth anniversary of the issuance of such shares, is currently traded on the NYSE Amex under the symbol “PCE.”

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following sections summarize the material federal income tax issues that you may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. For example, this discussion addresses only common stock held as a capital asset. In addition, this section does not address the tax issues that may be important to certain types of stockholders that are subject to special treatment under the federal income tax laws, such as financial institutions, brokers, dealers in securities and commodities, insurance companies, former U.S. citizens or long-term residents, regulated investment companies, real estate investment trusts, tax-exempt organizations (except to the extent discussed in “— Taxation of Tax-Exempt U.S. Stockholders” below), persons subject to the alternative minimum tax, persons that are, or that hold their stock through, partnerships or other pass-through entities, U.S. stockholders whose functional currency is not the U.S. dollar, persons that hold stock as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes, or non-U.S. individuals and foreign corporations (except to the extent discussed in “— Taxation of Non-U.S. Stockholders” below). This summary does not address any aspect of state, local or foreign taxation or any U.S. federal tax other than the income tax and only to the extent specifically provided in this prospectus certain excise taxes potentially applicable to REITs.

This summary is based upon the provisions of the Code, the regulations of the U.S. Department of Treasury, or the Treasury, promulgated thereunder and judicial and administrative rulings now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect.

We urge you to consult your own tax advisor regarding the specific federal, state, local, foreign and other tax consequences to you of purchasing, owning and disposing of our common stock, our election to be taxed as a REIT and the effect of potential changes in applicable tax laws.

Taxation of Pacific Office Properties Trust, Inc.

The statements in this section are based on the current federal income tax laws governing our qualification as a REIT. We cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We elected to be taxed as a REIT under the federal income tax laws when we filed our 1988 federal income tax return.  We have operated in a manner intended to qualify as a REIT and we intend to continue to operate in that manner.  This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders.  These laws are highly technical and complex.

In connection with, and prior to the issuance of any securities pursuant to this prospectus, we expect to receive an opinion of our tax counsel, Barack Ferrazzano Kirschbaum & Nagelberg LLP, that (i) we qualified as a REIT under Sections 856 through 859 of the Code with respect to our taxable years ended December 31, 2002 through December 31, 2008; and (ii) we are organized in conformity with the requirements for qualification as a REIT under the Code, and our current method of operation and ownership will enable us to meet the requirements for qualification and taxation as a REIT for the current taxable year and for future taxable years, provided that we have operated and continue to operate in accordance with various assumptions and factual representations made by us concerning our business, properties and operations. It must be emphasized that the opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by our management and affiliated entities as well as the management of our predecessor, AZL, regarding our organization, assets, and present and future conduct of our business operations including an assumption that, if we were considered to have failed any gross asset tests as a result of our investments in money market funds and/or our investments in local government securities (as discussed in “RISK FACTORS” above), such failures were due to reasonable cause and not willful neglect, and that we have otherwise satisfied all of the other requirements necessary for relief from such potential violations under certain mitigation provisions of the Internal Revenue Code. We believe that we and our predecessor, AZL, exercised ordinary business care and prudence in attempting to satisfy the REIT asset tests, and, accordingly, we believe any noncompliance with the REIT gross asset tests resulting from these investments was due to reasonable cause and not willful neglect.  Additionally, we believe that we have complied with the other requirements of the mitigation provisions of the Internal Revenue Code with respect to such potential noncompliance with the gross asset tests, and, therefore, our qualification as a REIT should not be affected.  However, the Internal Revenue Service, or IRS, is not bound by our determination, and no assurance can be provided that the IRS will not assert that we failed to comply with the REIT gross asset tests as a result of these investments and that such failures were not due to reasonable cause.

Our ability to comply with the REIT asset requirements also depends, in part, upon the fair market value of assets that we own directly or indirectly. Such values may not be susceptible for precise determination. We may not, however, have met or continue to meet such requirements. You should be aware that opinions of counsel are not binding on the IRS or any court. Our qualification as a REIT depends on our ability to meet, on a continuing basis, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within certain categories, the diversity of the ownership of our stock, and the percentage of our earnings that we distribute. We describe the REIT qualification tests in more detail below. Barack Ferrazzano Kirschbaum & Nagelberg LLP will not monitor our compliance with the requirements for REIT qualification on an ongoing basis. Accordingly, our actual operating results may not satisfy the qualification tests. For a discussion of the tax treatment of us and our stockholders if we fail to qualify as a REIT, see “— Requirements for REIT Qualification — Failure to Qualify.”

As a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation” (i.e., at both the corporate and stockholder levels) that generally results from owning stock in a C corporation. However, we will be subject to federal tax in the following circumstances:

•
we will pay federal income tax on taxable income (including net capital gain) that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned;

•	we may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to our stockholders;

•
we will pay income tax at the highest corporate rate on (i) net income from the sale or other disposition of property acquired through foreclosure that we hold primarily for sale to customers in the ordinary course of business and (ii) other non-qualifying income from foreclosure property;

•
we will pay a 100% tax on net income from certain sales or other dispositions of property (other than foreclosure property) that we hold primarily for sale to customers in the ordinary course of business (“prohibited transactions”);

•
if we fail to satisfy the 75% gross income test or the 95% gross income test (as described below under “-Requirements for REIT Qualification — Income Tests”), but nonetheless continue to qualify as a REIT because we meet certain other requirements, we will pay a 100% tax on (i) the gross income attributable to the greater of the amount by which we fail, respectively, the 75% or 95% gross income test, multiplied, in either case, by (ii) a fraction intended to reflect our profitability;

•
if we fail, in more than a de minimis fashion, to satisfy one or more of the asset tests for any quarter of a taxable year, but nonetheless continue to qualify as a REIT because we qualify under certain relief provisions, we may be required to pay a tax of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test;

•
if we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect, but we would also be required to pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements;

•
if we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed;

•
we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with the rules relating to the composition of a REIT’s stockholders;

•	we may elect to retain and pay income tax on our net long-term capital gain; or

•
if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which we acquire a “carryover” basis in the asset (i.e., basis determined by reference to the C corporation’s basis in the asset (or another asset)), and we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset, we will pay tax at the highest regular corporate rate applicable on the lesser of (i) the amount of gain that we recognize at the time of the sale or disposition and (ii) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

Requirements for REIT Qualification

To qualify as a REIT, we must meet the following requirements:

1.	we are managed by one or more trustees or directors;

2.	our beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	we would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

4.	we are neither a financial institution nor an insurance company subject to certain provisions of the Code;

5.	at least 100 persons are beneficial owners of our stock or ownership certificates;

6.
not more than 50% in value of our outstanding stock or ownership certificates is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year (referred to as the 5/50 Rule);

7.
we elect to be a REIT (or have made such election for a previous taxable year) and satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8.	we use a calendar year for federal income tax purposes and comply with the record keeping requirements of the Code and the related regulations of the Treasury; and

9.	we meet certain other qualification tests, described below, regarding the nature of our income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated the 5/50 Rule, we will be deemed to have satisfied the 5/50 Rule for such taxable year. For purposes of determining share ownership under the 5/50 Rule, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under Code Section 401(a), and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of the 5/50 Rule.

We believe we have issued sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our equity securities so that, among other purposes, we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of our equity securities are described in “CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS — Anti-Takeover Measures — Ownership Limitations and Restrictions on Transfer.”

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of specified percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income for tax purposes any dividends that we pay). A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. A failure to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition.

Our ability to satisfy the share ownership requirements depends in part on the relative values of our common stock, Proportionate Voting Preferred Stock and any other classes of stock that might be issued in the future. Although we believe that the stockholder ownership limitations contained in our charter will enable us to meet such requirements, no assurance can be given that such values will not be successfully challenged by the IRS so as to cause us to fail the REIT ownership requirements.

We do not currently have any direct corporate subsidiaries, but may have corporate subsidiaries in the future. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT. A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by the parent REIT, unless we and the subsidiary have jointly elected to have it treated as a “taxable REIT subsidiary,” in which case it is treated separately from us and will be subject to federal corporate income taxation. Thus, in applying the requirements described in this prospectus, any qualified REIT subsidiary of ours will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit. Accordingly, they will not be subject to federal corporate income taxation, though they may be subject to state and local taxation.

A REIT is treated as owning its proportionate share of the assets of any partnership in which it is a partner and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of income of our Operating Partnership and of any other partnership (or limited liability company treated as a partnership) in which we have acquired or will acquire an interest, directly or indirectly (a “Subsidiary Partnership”), are treated as our assets and gross income for purposes of applying the various REIT qualification requirements. Our proportionate share is generally determined, for these purposes, based on our percentage interest in partnership equity capital.

Income Tests. We must satisfy two gross income tests annually to maintain our qualification as a REIT:

1.
At least 75% of our gross income (excluding gross income from prohibited transactions, certain real estate liability hedges and, after July 30, 2008, certain foreign currency hedges entered into, and certain recognized real estate foreign exchange gains) for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income (the “75% gross income test”). Qualifying income for purposes of the 75% gross income test includes “rents from real property,” interest on debt secured by mortgages on real property or on interests in real property, gain from the sale of real estate assets, and dividends or other distributions on and gain from the sale of shares in other REITs; and

2.
At least 95% of our gross income (excluding gross income from prohibited transactions, certain real estate liability hedges and, after July 30, 2008, certain foreign currency hedges entered into, and certain recognized passive foreign exchange gains) for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, dividends, other types of interest, gain from the sale or disposition of stock or securities or any combination of the foregoing (the “95% gross income test”).

The following paragraphs discuss the specific application of these tests to us.

Rental Income. Our Operating Partnership’s primary source of income derives from leasing properties. There are various limitations on whether rent that the Partnership receives from real property that it owns and leases to tenants will qualify as “rents from real property” (which is qualifying income for purposes of the 75% and 95% gross income tests) under the REIT tax rules.

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If the rent is based, in whole or in part, on the income or profits of any person although, generally, rent may be based on a fixed percentage or percentages of receipts or sales, the rent will not qualify as “rents from real property.” Our Operating Partnership has not entered into any lease based in whole or part on the net income of any person and does not anticipate entering into such arrangements unless we determine in our discretion that such arrangements will not jeopardize our status as a REIT.

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Except in certain limited circumstances involving taxable REIT subsidiaries, if we or someone who owns 10% or more of our stock owns 10% or more of a tenant from whom our Operating Partnership receives rent, the tenant is deemed a “related party tenant,” and the rent paid by the related party tenant will not qualify as “rents from real property.” Our ownership and the ownership of a tenant are determined based on direct, indirect and constructive ownership. The constructive ownership rules generally provide that if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. The applicable attribution rules, however, are highly complex and difficult to apply, and our Operating Partnership may inadvertently enter into leases with tenants who, through application of such rules, will constitute “related party tenants.” In such event, rent paid by the related party tenant will not qualify as “rents from real property,” which may jeopardize our status as a REIT. Our Operating Partnership will use its best efforts not to rent any property to a related party tenant (taking into account the applicable constructive ownership rules), unless we determine in our discretion that the rent received from such related party tenant will not jeopardize our status as a REIT. We lease commercial office space to affiliated entities. We believe any related party rents from these entities are not material and therefore do not jeopardize our status as a REIT.

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In the case of certain rent from a taxable REIT subsidiary which would, but for this exception, be considered rent from a related party tenant, the space leased to the taxable REIT subsidiary must be part of a property at least 90% of which is rented to persons other than taxable REIT subsidiaries and related party tenants, and the amounts of rent paid to us by the taxable REIT subsidiary must be substantially comparable to the rents paid by such other persons for comparable space. We do not currently have any taxable REIT subsidiaries, but if in the future we rent space to any taxable REIT subsidiary we intend to meet these conditions, unless we determine in our discretion that the rent received from such taxable REIT subsidiary is not material and will not jeopardize our status as a REIT.

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If the rent attributable to any personal property leased in connection with a lease of property is more than 15% of the total rent received under the lease, all of the rent attributable to the personal property will fail to qualify as “rents from real property.” In general, our Operating Partnership has not leased a significant amount of personal property under its current leases. If any incidental personal property has been leased, we believe that rent under each lease from the personal property would be less than 15% of total rent from that lease. If our Operating Partnership leases personal property in connection with a future lease, it intends to satisfy the 15% test described above.

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In general, if our Operating Partnership furnishes or renders services to its tenants, other than through an “independent contractor” who is adequately compensated and from whom our Operating Partnership does not derive revenue or through a taxable REIT subsidiary, the income received from the tenants may not be deemed “rents from real property.” Our Operating Partnership may provide services directly, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered to be provided for the tenant’s convenience. In addition, our Operating Partnership may render directly a de minimis amount of “non-customary” services to the tenants of a property without disqualifying the income as “rents from real property,” as long as its income from the services does not exceed 1% of its income from the related property. Our Operating Partnership has not provided noncustomary services to leased properties other than through an independent contractor. In the future, our Operating Partnership intends that any services provided will not cause rents to be disqualified as rents from real property.

Based on, and subject to, the foregoing, we believe that rent from our leases should generally qualify as “rents from real property” for purposes of the 75% and 95% gross income tests, except in amounts that should not jeopardize our status as a REIT. As described above, however, the IRS may assert successfully a contrary position and, therefore, prevent us from qualifying as a REIT.

On an ongoing basis, we will use our best efforts not to cause our Operating Partnership to:

•	charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above);

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rent any property to a related party tenant (taking into account the applicable constructive ownership rules and the exception for taxable REIT subsidiaries), unless we determine in our discretion that the rent received from such related party tenant is not material and will not jeopardize our status as a REIT;

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derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease); and

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perform services considered to be provided for the convenience of the tenant that generate rents exceeding 1% of all amounts received or accrued during the taxable year with respect to such property, other than through an independent contractor from whom we derive no revenue, through a taxable REIT subsidiary, or if the provision of such services will not jeopardize our status as a REIT.

Because the Code provisions applicable to REITs are complex, however, we may fail to meet one or more of the foregoing.

Tax on Income from Property Acquired in Foreclosure. We will be subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected to the production of such income. “Foreclosure property” is any real property (including interests in real property) and any personal property incident to such real property:

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that is acquired by a REIT at a foreclosure sale, or having otherwise become the owner or in possession of the property by agreement or process of law, after a default (or imminent default) on a lease of such property or on a debt owed to the REIT secured by the property;

•	for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where it takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Generally, property acquired as described above ceases to be foreclosure property on the earlier of:

•	the last day of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury);

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the first day on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify under the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify under the 75% gross income test;

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the first day on which any construction takes place on such property (other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent); or

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the first day that is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business that is conducted by the REIT (other than through an independent contractor from whom the REIT itself does not derive or receive any income).

Tax on Prohibited Transactions. A REIT will incur a 100% tax on net income derived from any “prohibited transaction.” A “prohibited transaction” generally is a sale or other disposition of property (other than foreclosure property) that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. With respect to prohibited transactions occurring after July 30, 2008, any foreign currency gain (as defined in Section 988(b)(1) of the Code) and any foreign currency loss (as defined in Section 988(b)(2) of the Code) will be taken into account in determining the amount of income subject to the 100% penalty tax. The prohibited transaction rules do not apply to property held by a taxable REIT subsidiary of a REIT. We believe that none of our assets (including those held by our Operating Partnership and its subsidiaries) are held for sale to customers and that a sale of any such asset would not be in the ordinary course of its business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset.

The Code provides a safe harbor that, if met, allows us to avoid being treated as engaged in a prohibited transaction. In order to meet the safe harbor, (i) we must have held the property for at least two years (and, in the case of property which consists of land or improvements not acquired through foreclosure, we must have held the property for two years for the production of rental income), (ii) we must not have made aggregate expenditures includible in the basis of the property during the two-year period preceding the date of sale that exceed 30% of the net selling price of the property and (iii) during the taxable year the property is disposed of, we must not have made more than seven property sales or, alternatively, the aggregate adjusted basis or fair market value of all of the properties sold by us during the taxable year must not exceed 10% of the aggregate adjusted basis or 10% of the fair market value, respectively, of all of our assets as of the beginning of the taxable year. If the sale limitation in (iii) above is not satisfied, substantially all of the marketing and development expenditures with respect to the property must be made through an independent contractor from whom we do not derive or receive any income. For sales on or prior to July 30, 2008, the 2-year periods referenced in (i) and (ii) above were 4 years, and the 10% fair market value test described in the alternative in (iii) above did not apply. We believe we have complied with the terms of the safe-harbor provision and, we will attempt to comply with the terms of safe-harbor provisions in the future. We may fail to comply with the safe-harbor provision or may own property that could be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”

Tax and Deduction Limits on Certain Transactions with Taxable REIT Subsidiaries. A REIT will incur a 100% tax on certain transactions between a REIT and a taxable REIT subsidiary to the extent the transactions are not on an arm’s-length basis. In addition, under certain circumstances the interest paid by a taxable REIT subsidiary to the REIT may not be deductible by the taxable REIT subsidiary.

Hedging Transactions. Except to the extent provided by Treasury regulations, any income we derive from a hedging transaction (which may include entering into interest rate swaps, caps and floors, options to purchase these items and futures and forward contracts) which is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of either the 75% or 95% gross income test, and therefore will be exempt from these tests, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate assets or is entered into primarily to manage the risk of foreign currency fluctuations with respect to qualifying income under the 75% or 95% gross income test. Real estate liability hedging transactions entered into on or before July 30, 2008, however, will likely generate nonqualifying income for purposes of the 75% gross income test, and foreign currency hedges entered into on or before July 30, 2008 will likely generate nonqualifying income for purposes of both the 75% and 95% gross income tests. Moreover, income from any hedging transaction not described above will likely continue to be treated as nonqualifying for both the 75% and 95% gross income test.

Relief from Consequences of Failing to Meet Income Tests. If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect, and we file a schedule of the sources of our income in accordance with regulations prescribed by the Treasury. We may not qualify for the relief provisions in all circumstances. In addition, as discussed above in “—Taxation of Pacific Office Properties Trust, Inc.,” even if the relief provisions apply, we would incur a 100% tax on gross income to the extent we fail the 75% or 95% gross income test (whichever amount is greater), multiplied by a fraction intended to reflect our profitability.

Asset Tests. To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:

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At least 75% of the value of our total assets must consist of cash or cash items (including certain receivables), government securities, “real estate assets,” or qualifying temporary investments (the “75% asset test”).

•	“Real estate assets” include interests in real property, interests in mortgages on real property and stock in other REITs. We believe that the properties qualify as real estate assets.

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“Interests in real property” include an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property and an option to acquire real property (or a leasehold of real property).

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Qualifying temporary investments are investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity or long-term (at least five-year) debt offerings.

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For investments not included in the 75% asset test, (A) the value of our interest in any one issuer’s securities, which does not include our equity ownership of other REITs, our Operating Partnership or any taxable REIT subsidiary or qualified REIT subsidiary, may not exceed 5% of the value of our total assets (the “5% asset test”), (B) we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities (which does not include our equity ownership in other REITs, our Operating Partnership, any qualified REIT subsidiary or any taxable REIT subsidiary) (the “10% asset test”), (C) the value of our securities in one or more taxable REIT subsidiaries may not exceed 25% of the value of our total assets and (D) no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and our assets that are not qualifying assets for purposes of the 75% asset test. For purposes of the 10% asset test that relates to value, the following are not treated as securities: (i) loans to individuals and estates, (ii) securities issued by REITs, (iii) accrued obligations to pay rent; (iv) certain debt meeting the definition of “straight debt” if neither we nor a taxable REIT subsidiary that we control hold more than 1% of the issuer’s securities that do not qualify as “straight debt,” and (v) debt issued by a partnership if the partnership meets the 75% gross income test with respect to its own gross income.

We intend to select future investments so as to comply with the asset tests.

If we fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (ii) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Relief from Consequences of Failing to Meet Asset Tests. If we fail to satisfy one or more of the asset tests for any quarter of a taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. Those relief provisions are available for failures of the 5% asset test and the 10% asset test if (i) the failure is due to the ownership of assets that do not exceed the lesser of 1% of our total assets or $10 million and (ii) the failure is corrected or we otherwise return to compliance with the applicable asset test within 6 months following the quarter in which it was discovered. In addition, should we fail to satisfy any of the asset tests other than failures addressed in the previous sentence, we may nevertheless qualify as a REIT for such year if (i) the failure is due to reasonable cause and not due to willful neglect, (ii) we file a schedule with a description of each asset causing the failure in accordance with regulations prescribed by the Treasury, and (iii) the failure is corrected or we otherwise return to compliance with the asset tests within 6 months following the quarter in which the failure was discovered.  If we meet this mitigation provision, then we would owe a penalty tax equal to the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset tests. We may not qualify for the relief provisions in all circumstances.

In connection with our formation transactions, we received a representation from our predecessor, AZL, that it qualified as a REIT under the provisions of the Code. However, we recently became aware that AZL historically invested excess cash from time to time in money market funds that, in turn, were invested exclusively or primarily in short-term federal government securities.  Additionally, we recently became aware that AZL made two investments in local government obligations.  Our predecessor, AZL, with no objection from outside advisors, treated these investments as qualifying assets for purposes of the 75% gross asset test.  However, if these investments were not qualifying assets for purposes of the 75% gross asset test, then AZL may not have satisfied the REIT gross asset tests for certain quarters, in part, because they may have exceeded 5% of the gross value of AZL’s assets.  If these investments resulted in AZL’s noncompliance with the REIT gross asset tests, however, we and our predecessor, AZL, would retain qualification as a REIT pursuant to certain mitigation provisions of the Code, which provide that so long as any noncompliance was due to reasonable cause and not due to willful neglect, and certain other requirements are met, qualification as a REIT may be retained but a penalty tax would be owed.  Any potential noncompliance with the gross asset tests would be due to reasonable cause and not due to willful neglect so long as ordinary business care and prudence were exercised in attempting to satisfy such tests.  Based on our review of the circumstances surrounding the investments, we believe that any noncompliance was due to reasonable cause and not due to willful neglect.  Additionally, we believe that we have complied with the other requirements of the mitigation provisions of the Code with respect to such potential noncompliance with the gross asset tests (and have paid the appropriate penalty tax), and, therefore, our qualification, and that of our predecessor, AZL, as a REIT should not be affected.  The IRS is not bound by our determination, however, and no assurance can be provided that the IRS will not assert that AZL failed to comply with the REIT gross asset tests as a result of the money market fund investments and the local government securities investments and that such failures were not due to reasonable cause.  If the IRS were to successfully challenge this position, then it could determine that we and AZL failed to qualify as a REIT in one or more of our taxable years.

We intend to monitor compliance with the foregoing REIT asset requirements on an ongoing basis. The values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests.

Distribution Requirements. Each taxable year, we must distribute dividends (other than capital gain dividends and deemed distributions of retained capital gain) to our stockholders in an aggregate amount at least equal to (1) the sum of 90% of (A) our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (B) our net income (after tax), if any, from foreclosure property, minus (2) certain items of non-cash income.

We generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if we (i) declare a dividend in one of the last three months of the calendar year to which the dividend relates which is payable to stockholders of record as determined in one of such months, and pay the distribution during January of the following taxable year or (ii) declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration.

We will pay federal income tax at regular corporate rates on taxable income (including net capital gain) that we do not distribute to stockholders. Furthermore, we will incur a 4% nondeductible excise tax if we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain income for such year and (3) any undistributed taxable income from prior periods. The excise tax is on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “—Taxation of Taxable U.S. Stockholders.” For purposes of the 4% excise tax, we will be treated as having distributed any such retained amount. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of partnership net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue preferred stock or additional common stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying deficiency dividends to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Record Keeping Requirements. We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis certain information from our stockholders designed to disclose the actual ownership of our outstanding stock. We have complied, and intend to continue to comply, with such requirements.

Relief from Other Failures of the REIT Qualification Provisions. If we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements. We may not qualify for this relief provision in all circumstances.

Failure to Qualify. If we fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders and we would not be required to distribute any amounts to stockholders in such year. In such event, to the extent of our current or accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Any such dividends should, however, be “qualified dividend income,” which is taxable at long-term capital gain rates for individual stockholders who satisfy certain holding period requirements for tax years through 2010. Furthermore, subject to certain limitations of the Code, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used in this prospectus, the term “taxable U.S. stockholder” means a taxable beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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a trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect to be treated as a U.S. person.

If a partnership, including an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of our common stock, the treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Dividends and Other Taxable U.S. Stockholder Distributions. As long as we qualify as a REIT, a taxable U.S. stockholder must take into account distributions on our common stock out of our current or accumulated earnings and profits (and that we do not designate as capital gain dividends or retained long-term capital gain) as ordinary income. Such distributions will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to taxable U.S. stockholders generally will not qualify for the 15% tax rate (applicable to tax years through 2010) for “qualified dividend income.”

In determining the extent to which a distribution constitutes a dividend for federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our Senior Common Stock and then to distributions with respect to our Listed Common Stock. If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to our stockholders, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to the holders of our Senior Common Stock will be the amount so designated, multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to the holders of our Senior Common Stock for the year and the denominator of which will be the total dividends paid to the holders of all classes of our stock for the year. The remainder of the designated capital gain dividends will be allocable to holders of our Listed Common Stock.

A taxable U.S. stockholder will recognize distributions that we designate as capital gain dividends as long-term capital gain (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the taxable U.S. stockholder has held its common stock. See “—Capital Gains and Losses” below. Subject to certain limitations, we will designate whether our capital gain dividends are taxable at the usual capital gains rate or at the higher rate applicable to depreciation recapture. A corporate taxable U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a taxable U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The taxable U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The taxable U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A taxable U.S. stockholder will not incur tax on a distribution to the extent it exceeds our current and accumulated earnings and profits if such distribution does not exceed the adjusted basis of the taxable U.S. stockholder’s stock. Instead, such distribution in excess of earnings and profits will reduce the adjusted basis of such stock. To the extent a distribution exceeds both our current and accumulated earnings and profits and the taxable U.S. stockholder’s adjusted basis in its stock, the taxable U.S. stockholder will recognize long-term capital gain (or short-term capital gain if the stock has been held for one year or less), assuming the stock is a capital asset in the hands of the taxable U.S. stockholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a taxable U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the taxable U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify taxable U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute return of capital, ordinary income or capital gain dividends.

Taxation of Taxable U.S. Stockholders on the Disposition of our Stock. In general, a taxable U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the taxable U.S. stockholder has held the stock for more than one year and otherwise as short-term capital gain or loss. However, a taxable U.S. stockholder must treat any loss upon a sale or exchange of stock held by such stockholder for six months or less (after applying certain holding period rules) as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such taxable U.S. stockholder treats as long-term capital gain. All or a portion of any loss a taxable U.S. stockholder realizes upon a taxable disposition of our stock may be disallowed if the taxable U.S. stockholder purchases substantially identical stock within the 61-day period beginning 30 days before and ending 30 days after the disposition.

Capital Gains and Losses. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate on ordinary income significantly exceeds the maximum tax rate on long-term capital gain applicable to non-corporate taxpayers. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property” (i.e., depreciable real property) is, to the extent that such gain would have been treated as ordinary income if the property were “Section 1245 property,” higher than the maximum long-term capital gain rate otherwise applicable. With respect to distributions that we designate as capital gain dividends and any retained capital gain that is deemed to be distributed, we may designate (subject to certain limits) whether such a distribution is taxable to our non-corporate stockholders at the lower or higher rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may generally deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Redemption of Common Stock. The treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our common stock can only be determined on the basis of particular facts as to each holder at the time of redemption. As stated above, in general a taxable U.S. stockholder will recognize capital gain or loss measured by the difference between the amount received upon the redemption and such holder’s adjusted tax basis in the common stock redeemed (provided the stock is held as a capital asset) if such redemption (i) results in a “complete termination”‘ of the holder’s interest in all classes of our stock under Section 302(b)(3) of the Code, (ii) is “substantially disproportionate’” with respect to the holder’s interest in our stock under Section 302(b)(2) of the Code or (iii) is “not essentially equivalent to a dividend” with respect to the holder under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account such holder’s ownership of both our Senior Common Stock, our Listed Common Stock and any other options (including stock purchase rights) to acquire any of the foregoing. The holder of Senior Common Stock also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

A taxable U.S. stockholder intending to rely on any of these tests at the time of redemption should consult the holder’s own tax advisor to determine their application to the holder’s particular situation. If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from the common stock will be treated as a distribution on the common stock. If the redemption is taxed as a dividend, the taxable U.S. stockholder’s adjusted tax basis in the stock will be transferred to any other shares of our stock held by the holder. If the holder of common stock owns none of our other stock, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

The Treasury is considering other methods for basis recovery, and new regulations addressing this treatment recently were proposed.  There can be no assurance, however, that the proposed regulations will be adopted or that they will be adopted in the form currently proposed, and the existing methods for recovering adjusted tax basis continue to apply. We urge you to consult your tax advisor concerning the treatment of a cash redemption of our common stock.

Exchange of Senior Common Stock for Listed Common Stock. Assuming that Senior Common Stock will not be exchangeable at a time when there are distributions in arrears, in general, no gain or loss will be recognized for federal income tax purposes upon the exchange of our Senior Common Stock at the option of the holder solely into Listed Common Stock. The basis that a taxable U.S. stockholder will have for tax purposes in the Listed Common Stock received will be equal to the adjusted basis the holder had in the Senior Common Stock so exchanged and, provided that the Senior Common Stock was held as a capital asset, the holding period for the Listed Common Stock received will include the holding period for the Senior Common Stock exchanged. A holder, however, will generally recognize gain or loss on the receipt of cash in lieu of a fractional common share in an amount equal to the difference between the amount of cash received and the holder’s adjusted basis in such fractional share.

If an exchange occurs when there is a dividend arrearage on the Senior Common Stock and the fair market value of the Listed Common Stock exceeds the issue price of the Senior Common Stock, a portion of the Listed Common Stock received might be treated as a dividend distribution taxable as ordinary income.

A taxable U.S. stockholder’s right to receive a greater or lesser number of shares of our Listed Common Stock under certain circumstances as compared to the shares of our Listed Common Stock that such holder would receive upon exchange under other circumstances, could be viewed as a constructive distribution of stock to such taxable U.S. stockholder or to holders of our Listed Common Stock, respectively, under Section 305 of the Code.  If so treated, such constructive distribution would be subject to tax as a dividend to the extent of our current and accumulated earnings and profits. While the matter is not free from doubt due to lack of authority directly on point, we intend to take the position that such a right on the part of the holder of our Senior Common Stock to receive a greater number of shares of our Listed Common Stock, as described in this paragraph, should not result in a constructive distribution of stock to such holder.

In addition, under certain circumstances, adjustments (or failure to make adjustments) to the conversion rate of our Senior Common Stock may result in constructive distributions under Section 305(c) of Code to the holders of our Senior Common Stock or holders of our Listed Common Stock includable in income in the manner described under “— Dividends and Other Taxable U.S. Stockholder Distributions” above. Thus, under certain circumstances, taxable U.S. stockholders of our Senior Common Stock or Listed Common Stock may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Generally, a taxable U.S. stockholder’s tax basis in its Senior Common Stock or Listed Common Stock will be increased to the extent any such constructive distribution is treated as a dividend.

Passive Activity and Investment Income Limitations. Distributions from us and gain from the disposition of common stock will not be treated as passive activity income and, therefore, taxable U.S. stockholders will not be able to apply any passive activity losses against such income. Dividends from us (to the extent they do not constitute a return of capital or capital gain dividends) and, on an elective basis, capital gain dividends and gain from the disposition of common stock generally will be treated as investment income for purposes of the investment income limitation.

Current Tax Rates. The maximum tax rate on the long-term capital gains of domestic non-corporate taxpayers is 15% for taxable years beginning on or before December 31, 2010. The tax rate on “qualified dividend income” is the same as the maximum capital gains rate, and is substantially lower than the maximum rate on ordinary income. Because, as a REIT, we are not generally subject to tax on the portion of our REIT taxable income or capital gains distributed to our stockholders, our distributions are not generally eligible for the tax rate on qualified dividend income. As a result, our ordinary REIT distributions are taxed at the higher tax rates applicable to ordinary income. However, with respect to non-corporate taxpayers, the 15% rate does generally apply to:

•	a stockholder’s long-term capital gain, if any, recognized on the disposition of our common stock;

•	distributions we designate as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case the 25% tax rate applies);

•	distributions attributable to dividends we receive from non-REIT corporations (including any taxable REIT subsidiaries); and

•	distributions to the extent attributable to income upon which we have paid corporate tax (for example, the tax we would pay if we distributed less than all of our taxable REIT income).

In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock become ex-dividend.

Without legislation, for non-corporate taxpayers the maximum tax rate on long-term capital gains will increase to 20% in 2011, and qualified dividend income will no longer be taxed at a preferential rate compared to ordinary income.

Information Reporting and Backup Withholding. Taxable U.S. stockholders that are “exempt recipients” (such as corporations) generally will not be subject to U.S. backup withholding and related information reporting on payments of dividends on, and the proceeds from the disposition of, our common stock unless, when required, they fail to demonstrate their status as exempt recipients. In general, we will report to our other stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder (other than an exempt recipient) may be subject to backup withholding (currently at the rate of 28%) with respect to dividends unless such holder provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. Backup withholding is not an additional tax and may be credited against a stockholder’s regular U.S. federal income tax liability or refunded by the IRS.

Taxation of Tax-Exempt U.S. Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities (“exempt organizations”), generally are exempt from federal income taxation. However, they are subject to taxation on their UBIT. While many investments in real estate generate UBIT, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBIT, provided that the exempt employee pension trust does not otherwise use the stock of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to exempt organizations generally should not constitute UBIT. However, if an exempt organization were to finance its acquisition of stock with debt, a portion of the income that they receive from us would constitute UBIT pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17) and (20), respectively, of Code Section 501(c) are subject to different UBIT rules, which generally will require them to characterize distributions that they receive from us as UBIT unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our stock. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as UBIT (the “UBIT Percentage”). The UBIT Percentage is equal to the gross income we derive from an unrelated trade or business (determined as if we were a pension trust) divided by our total gross income for the year in which we pay the dividends. The UBIT rule applies to a pension trust holding more than 10% of our stock only if:

•	the UBIT Percentage is at least 5%;

•
we qualify as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•
we are a “pension-held REIT” (i.e., either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock).

Tax-exempt entities will be subject to the rules described above, under the heading “—Taxation of Taxable U.S. Stockholders” concerning the inclusion of our designated undistributed net capital gains in the income of our stockholders. Thus, such entities will, after satisfying filing requirements, be allowed a credit or refund of the tax deemed paid by such entities in respect of such includible gains.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of non-U.S. stockholders (defined below) are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of our common stock, including any reporting requirements. As used in this prospectus, the term “non-U.S. stockholder” means any beneficial owner of our common stock (other than a partnership or entity that is treated as a partnership for U.S. federal income tax purposes) that is not a taxable U.S. stockholder or exempt organization.

Ordinary Dividends. A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of “U.S. real property interests” (as defined below) and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, however, rates below 30% that are applicable to ordinary income dividends from U.S. corporations may not apply to ordinary income dividends from a REIT or may apply only if the REIT meets certain additional conditions. If a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, however, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as taxable U.S. stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a non-U.S. corporation unless the rate is reduced or eliminated by an applicable income tax treaty). We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless (i) a lower treaty rate applies and the non-U.S. stockholder timely provides an IRS Form W-8BEN to us evidencing eligibility for that reduced rate, (ii) the non-U.S. stockholder timely provides an IRS Form W-8ECI to us claiming that the distribution is effectively connected income or (iii) the non-U.S. stockholder holds stock through a “qualified intermediary” that has elected to perform any necessary withholding itself.

Return of Capital. A non-U.S. stockholder will not incur tax on a distribution to the extent it exceeds our current and accumulated earnings and profits if such distribution does not exceed the adjusted basis of its common stock. Instead, such distribution in excess of earnings and profits will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax to the extent a distribution exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution just as we would withhold on an ordinary dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Capital Gain Dividends. Provided that a particular class of our stock is “regularly traded” on an established securities market in the United States, and the non-U.S. stockholder does not own more than 5% of the stock of such class at any time during the one-year period preceding the distribution, then amounts distributed with respect to that stock that are designated as capital gains from our sale or exchange of U.S. real property interests (defined below) are treated as ordinary dividends taxable as described above under “— Ordinary Dividends.”

If the foregoing exceptions do not apply, for example because the non-U.S. stockholder owns more than 5% of the relevant class of our common stock, the non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of U.S. real property interests under the provisions of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. The term “U.S. real property interests” includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property, but excludes mortgage loans and mortgage-backed securities. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to taxable U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual). A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on distributions subject to FIRPTA. We must withhold 35% of any distribution that we could designate as a capital gain dividend. However, if we make a distribution and later designate it as a capital gain dividend, then (although such distribution may be taxable to a non-U.S. stockholder) it is not subject to withholding under FIRPTA. Instead, we must make up the 35% FIRPTA withholding from distributions made after the designation, until the amount of distributions withheld at 35% equals the amount of the distribution designated as a capital gain dividend. A non-U.S. stockholder may receive a credit against its FIRPTA tax liability for the amount we withhold.

Distributions to a non-U.S. stockholder that we designate at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to our disposition of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below under “— Sale of Stock.”

Sale of Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA on gain from the sale of our common stock as long as we are a domestically controlled REIT. A “domestically controlled” REIT is a REIT in which at all times during a specified testing period non-U.S. persons held, directly or indirectly, less than 50% in value of the stock. We anticipate that we are, and will continue to be, a domestically controlled REIT but there is no assurance that we will continue to be so. In addition, a non-U.S. stockholder that owns, actually or constructively, 5% or less of a class of our outstanding stock at all times during a specified testing period will not incur tax under FIRPTA on a sale of such stock if the stock is “regularly traded” on an established securities market. If neither of these exceptions were to apply, (i) the gain on the sale of the stock would be taxed under FIRPTA, in which case a non-U.S. stockholder would be required to file a U.S. federal income tax return and would be taxed in the same manner as taxable U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and (ii) if the sold stock was not regularly traded on an established securities market or we were not a domestically-controlled REIT, the purchaser of the stock may be required to withhold and remit to the IRS 10% of the purchase price. Additionally, a corporate non-U.S. stockholder may also be subject to the 30% branch profits tax on gains from the sale of stock taxed under FIRPTA.

A non-U.S. stockholder will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as taxable U.S. stockholders with respect to such gain or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains. Capital gains dividends not subject to FIRPTA will be subject to similar rules. A non-U.S. stockholder that is treated as a corporation for U.S. federal income tax purposes and has effectively connected income (as described in the first point above) may also, under certain circumstances, be subject to an additional branch profits tax, which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty.

Wash Sales. In general, special wash sale rules apply if a stockholder owning more than 5% of our common stock avoids a taxable distribution of gain recognized from the sale or exchange of U.S. real property interests by selling our common stock before the ex-dividend date of the distribution and then, within a designated period, enters into an option or contract to acquire shares of the same or a substantially identical class of our common stock. If a wash sale occurs, then the seller/repurchaser will be treated as having gain recognized from the sale or exchange of U.S. real property interests in the same amount as if the avoided distribution had actually been received. Non-U.S. stockholders should consult their own tax advisors on the special wash sale rules that apply to non-U.S. stockholders.

Information Reporting and Backup Withholding. We must report annually to the IRS and to each non-U.S. stockholder the amount of distributions paid to such holder and the tax withheld with respect to such distributions, regardless of whether withholding was required. Copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty.

Backup withholding (currently at the rate of 28%) and additional information reporting will generally not apply to distributions to a non-U.S. stockholder provided that the non-U.S. stockholder certifies under penalty of perjury that the stockholder is a non-U.S. stockholder, or otherwise establishes an exemption. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of stock effected at a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of stock by a foreign office of a broker that:

•	is a U.S. person;

•	derives 50% or more of its gross income for a specified three-year period from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” (generally, a foreign corporation controlled by stockholders that are United States persons) for U.S. tax purposes; or

•
that is a foreign partnership, if at any time during its tax year more than 50% of its income or capital interests are held by U.S. persons or if it is engaged in the conduct of a trade or business in the United States, unless the broker has documentary evidence in its records that the holder or beneficial owner is a non-U.S. stockholder and certain other conditions are met, or the stockholder otherwise establishes an exemption. Payment of the proceeds of a sale of stock effected at a U.S. office of a broker is subject to both backup withholding and information reporting unless the stockholder certifies under penalty of perjury that the stockholder is a non-U.S. stockholder, or otherwise establishes an exemption. Backup withholding is not an additional tax and may be credited against a non-U.S. stockholder’s U.S. federal income tax liability or refunded to the extent excess amounts are withheld, provided that the required information is supplied to the IRS.

Other Tax Consequences

State and Local Taxes. We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our securities.

Tax Aspects of Our Investments in our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership and its subsidiaries. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships. We are entitled to include in our income our distributive share of our Operating Partnership’s income and to deduct our distributive share of our Operating Partnership’s losses only if our Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or association taxable as a corporation. An organization will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it (1) is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the “check-the-box regulations”) and (2) is not a “publicly-traded partnership.” Under the check-the-box regulations, a domestic unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. We believe that our Operating Partnership and its subsidiaries are classified as partnerships for federal income tax purposes.

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). While the units will not be traded on an established securities market, they could possibly be deemed to be traded on a secondary market or its equivalent due to the redemption rights enabling the limited partners to dispose of their units. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including (as may be relevant here) real property rents, gains from the sale or other disposition of real property, interest and dividends (the “90% Passive Income Exception”).

Treasury has issued regulations (the “PTP Regulations”) that provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the “Private Placement Exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933 and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s interest (direct or indirect) in the partnership and (ii) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100-partner limitation.

We believe that our Operating Partnership qualified for the Private Placement Exclusion since inception and intends to continue to qualify for the Private Placement Exclusion unless it qualifies for another exception. It is possible that in the future our Operating Partnership might not qualify for the Private Placement Exclusion.

If our Operating Partnership is considered a publicly-traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, our Operating Partnership would need to qualify under another safe harbor in the PTP Regulations or for the 90% Passive Income Exception. We believe that our Operating Partnership will qualify for another safe harbor in the PTP Regulations or for the 90% Passive Income Exception. It is possible that in the future our Operating Partnership might not qualify for one of these exceptions.

If, however, for any reason our Operating Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “—Requirements for REIT Qualification — Income Tests” and “—Requirements for REIT Qualification — Asset Tests.” In addition, any change in our Operating Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Requirements for REIT Qualification — Distribution Requirements.” Further, items of income and deduction of our Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, our Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Operating Partnership’s taxable income.

Income Taxation of our Operating Partnership and its Partners. The partners of our Operating Partnership are subject to taxation. Our Operating Partnership itself is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of our Operating Partnership’s income, gains, losses, deductions and credits for any taxable year of our Operating Partnership ending during our taxable year, without regard to whether we have received or will receive any distribution from our Operating Partnership.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our Operating Partnership’s allocations of taxable income, gain and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “Book-Tax Difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Our Operating Partnership was formed by way of contributions of appreciated property and has received contributions of appreciated property since its formation. Consequently, our Operating Partnership’s partnership agreement requires such allocations to be made in a manner consistent with Section 704(c) of the Code.

In general, the partners who contribute property to our Operating Partnership will be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets (including our properties) which have a Book-Tax Difference, all income attributable to such Book-Tax Difference (to the extent not previously taken into account) will generally be allocated to the contributing partners, including us, and other partners will generally be allocated only their share of capital gains attributable to appreciation, if any, occurring after such contribution. This will tend to eliminate the Book-Tax Difference over the life of our Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of our Operating Partnership will cause us to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to us as a result of such sale.

A Book-Tax Difference may also arise as a result of the revaluation of property owned by our Operating Partnership in connection with certain types of transactions, including in connection with certain non-pro rata contributions or distributions of assets by our Operating Partnership in exchange for interests in our Operating Partnership. In the event of such a revaluation, the partners (including us) who were partners in our Operating Partnership immediately prior to the revaluation will be required to take any Book-Tax Difference created as a result of such revaluation into account in substantially the same manner as under the Section 704(c) rules discussed above. This would result in us being allocated income, gain, loss and deduction for tax purposes in amounts different than the economic or book income allocated to us by our Operating Partnership.

The application of Section 704(c) to our Operating Partnership may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Requirements for REIT Qualification — Distribution Requirements.” The foregoing principles also apply in determining our earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had we purchased the contributed or revalued assets at their agreed values.

Treasury has issued regulations requiring partnerships to use a “reasonable method” for allocating items affected by Section 704(c) of the Code and outlining several reasonable allocation methods. The general partner of our Operating Partnership has the discretion to determine which of the methods of accounting for Book-Tax Differences (specifically approved in the Treasury regulations) will be elected with respect to any properties contributed to or revalued by our Operating Partnership. Our Operating Partnership generally has elected to use the “traditional method with ceiling rule” for allocating Code Section 704(c) items with respect to the properties that it acquires in exchange for units. The use of this method may result in us being allocated less depreciation, and therefore more taxable income in a given year than would be the case if a different method for eliminating the Book-Tax Difference were chosen. If this occurs, a larger portion of stockholder distributions will be taxable income as opposed to the return of capital that might arise if another method were used. We have not determined which method of accounting for Book-Tax Differences will be elected for properties contributed to or revalued by our Operating Partnership in the future.

Basis in Partnership Interest. Our adjusted tax basis in our partnership interest in our Operating Partnership generally is equal to:

•	the amount of cash and the basis of any other property contributed by us to our Operating Partnership;

•	increased by

- our allocable share of our Operating Partnership’s income, and

- our allocable share of debt of our Operating Partnership; and

•	reduced, but not below zero, by

- our allocable share of our Operating Partnership’s loss,

- the amount of cash and the basis of any property distributed to us, and

- constructive distributions resulting from a reduction in our share of debt of our Operating Partnership.

If the allocation of our distributive share of our Operating Partnership’s loss would reduce the adjusted tax basis of our partnership interest in our Operating Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that our Operating Partnership’s distributions, or any decrease in our share of the debt of our Operating Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce our adjusted tax basis below zero, such distributions (including such constructive distributions) would constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as capital gain, and, if our interest in our Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will generally constitute long-term capital gain.

Sale of our Operating Partnership’s Property. Generally, any gain realized by our Operating Partnership on the sale of property held by our Operating Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by our Operating Partnership on the disposition of contributed properties will be allocated first to the partners of our Operating Partnership under Section 704(c) of the Code to the extent of their “built-in gain” on those properties for federal income tax purposes. The contributing partners’ “built-in gain” on the contributed properties sold will equal the excess of the partners’ proportionate share of the book value of those properties over the partners’ tax basis allocable to those properties at the time of the contribution (to the extent not previously taken into account). Any remaining gain recognized by our Operating Partnership on the disposition of the contributed properties, and any gain recognized by our Operating Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in our Operating Partnership.

Our share of any gain realized by our Operating Partnership on the sale of any property held by our Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of our Operating Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Requirements for REIT Qualification — Income Tests.” We, however, do not presently intend to allow our Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or our Operating Partnership’s trade or business.

ERISA CONSIDERATIONS

The following is a summary of material considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Code, as of the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed in this prospectus. Any such changes may apply to transactions entered into prior to the date of their enactment. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances and a prospective investor is advised to consult its own legal advisor.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•
whether the investment will produce an unacceptable amount of “unrelated business income tax” (“UBIT”) to the Benefit Plan (see “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS —Taxation of Tax-Exempt U.S. Stockholders”); and

•	the need to value the assets of the Benefit Plan at least annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing. A person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to below, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. ERISA Section 3(42) generally provides that “plan assets” means plan assets as defined in regulations issued by the Department of Labor. Those regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our Advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our Advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our Advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our Advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions described below.

Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•
sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that will be registered under the Securities Exchange Act of 1934 within the specified period. In addition, we anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•
any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•
any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Asset Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by employee benefit plans, including Benefit Plans, is not significant. The Plan Asset Regulation provides that equity participation in an entity by Benefit Plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by Benefit Plan investors. The term “Benefit Plan investors” is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Code, and any entity whose underlying assets include plan assets by reasons of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by “Benefit Plan investors” that may be in excess of 25%, which would be deemed to be significant, as defined above.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, our Advisor, any participating broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary.

Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

To assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of our shares of Senior Common Stock, beginning upon commencement of this offering, our Advisor will determine the estimated per share fair market value of the Senior Common Stock.  This value will be determined as of the last day of each month and will be posted on our corporate website at www.pacificofficeproperties.com on or before the tenth day of the following month.  The value will also be disclosed in our periodic reports filed with the SEC.  We will supplement this prospectus if the per share valuation is materially different than the per share offering price.

Our Advisor will use one of the following two methodologies in valuing the shares of our Senior Common Stock:

Primary Valuation Methodology

This methodology examines the value of all equity classes of the Company and the Operating Partnership that are junior to the Senior Common Stock.  If the aggregate fair market value of our equity classes junior to the Senior Common Stock exceeds $100,000,000, the Senior Common Stock will be valued at its liquidation preference of $10.00 per share plus any accrued and unpaid dividends.  Our classes of junior equity currently consist of the Listed Common Stock and Common Units and Preferred Units of our Operating Partnership.  For purposes of this periodic calculation, the Listed Common Stock and the Common Units, which may be redeemed under certain circumstances on a one-for-one basis for shares of Listed Common Stock beginning on March 19, 2010, will be valued at the average of our Listed Common Stock’s trailing 30-trading day closing stock price on the NYSE Amex (or the exchange upon which the Listed Common Stock is then listed).  For as long as the Listed Common Stock and the Common Units have a positive value, each Preferred Unit will be valued at its liquidation preference of $25.00 per share plus any accrued and unpaid distributions.

Expanded Valuation Methodology

If the aggregate fair market value of our junior equity classes is less than $100,000,000, our Advisor will determine the fair market value of all of our assets, subject to approval by our board of directors, by valuing our total assets less our total liabilities.  The resulting net equity will then be divided by the then-outstanding number of shares of Senior Common Stock.  The resulting amount, if less than $10.00, will be deemed to be the per share fair market value of our Senior Common Stock.  If the resulting amount is greater than $10.00, the Senior Common Stock will continue to be valued at its liquidation preference of $10.00 per share.

If at any time during this offering, the value of the Senior Common Stock is determined, in accordance with these valuation methods, to be less than $10.00 per share, we will terminate this offering.

We caution you that our valuations will be estimates only. We are not required to obtain independent appraisals for our assets or third-party valuations or opinions for the specific purpose of preparing these estimates. Our estimated valuations may not represent the amount of net proceeds that would result from an immediate sale of our assets or upon liquidation. In addition, real estate and other asset values could decline. There is no public market for our shares of Senior Common Stock, and it is unlikely that our stockholders could realize these values if they were to attempt to sell their shares of Senior Common Stock.  Further, we cannot assure you that the estimated values, or the method used to establish such values, will comply with the ERISA or IRA requirements described above.

CERTAIN PROVISIONS OF MARYLAND LAW AND
OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Classification of the Board, Elections, Vacancies, Removal and Actions of Directors

Maryland law provides that each Maryland corporation must have at least one director, with the number specified in or fixed in accordance with the charter or bylaws of the corporation. Our charter provides for no fewer than four directors and no more than nine directors. Our charter currently fixes the number of directors at seven.  Six of the seats on our board of directors are currently filled and one seat is vacant.  We expect that the vacant seat on our board of directors will be filled by our new Chief Executive Officer upon the completion of the formal search for this position that is currently underway.  Neither our charter nor our bylaws contain obligations on us to have unaffiliated directors or special obligations on such directors.

Elections; Classified Board of Directors

Maryland law permits, but does not require, a Maryland corporation to provide for a classified board of directors in its charter or bylaws. Our charter currently provides for a classified board of directors. At each annual meeting of stockholders, the successors to the class of directors whose term expires will be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. The names and current terms of office of the persons who are serving as directors until their successors are elected and qualify are:

Name	Term to Expire
Clay W. Hamlin	2010 Annual Meeting of Stockholders
Paul M. Higbee	2010 Annual Meeting of Stockholders
Michael W. Brennan	2011 Annual Meeting of Stockholders
Jay H. Shidler	2011 Annual Meeting of Stockholders
Robert L. Denton	2012 Annual Meeting of Stockholders
Thomas R. Hislop	2012 Annual Meeting of Stockholders

Cumulative Voting for Directors

Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes for each share which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he chooses. Thus, a stockholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative.

Maryland law provides that the charter may include a provision for cumulative voting in the election of directors and the terms on which cumulative voting rights may be exercised. Our charter does not provide for cumulative voting in the election of directors. Therefore, it will be more difficult for a stockholder with a significant minority percentage of outstanding shares to elect representatives to our board of directors.

Vacancies

Any vacancy on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the class in which the vacancy occurred.

Removal of Directors

Maryland law generally provides that, unless otherwise provided in the charter, the stockholders of a corporation may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors. Unless otherwise provided in the charter of the corporation, if the directors have been divided into classes, a director may not be removed without cause.  Our charter provides that any director may be removed from office at any time, but only for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast by the stockholders generally in the election of directors.  This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors, except for cause and by an affirmative vote, and filling the vacancies created by the removal with their own nominees.

Special Resolutions

Our charter provides that the board of directors may designate any of its resolutions to be “special resolutions.” Resolutions that are designated as special resolutions may not be modified or revoked by the board of directors unless any such modification or revocation is approved by the affirmative vote of at least 80% of the number of directors that would be on the board of directors assuming no vacancies.

Meetings of Stockholders

Stockholder Power to Call Special Meeting

Under Maryland law, a special meeting may be called by (i) the president; (ii) the board of directors; or (iii) any person designated in the charter or bylaws. Maryland law requires that special meetings of the stockholders be called by the secretary of the corporation upon the written request of stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting. However, unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, the secretary is not required to call a special meeting if the matter to be considered at the meeting is substantially the same as a matter voted on at a special meeting during the preceding 12 months. The charter or bylaws may increase or decrease the percentage of votes stockholders must possess to request a special meeting, provided that the percentage may not be greater than a majority of the votes entitled to be cast at the meeting. Under our bylaws, our secretary must call a special meeting only upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting. Additionally, our bylaws allow for the Chairman of the Board to call special meetings of stockholders.

Limitation of Liability and Indemnification Matters

Exculpation of Directors and Officers

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Indemnification of Directors and Officers

Under Maryland law, unless limited by the charter, indemnification is mandatory if a director or officer has been successful, on the merits or otherwise, in the defense of any proceeding arising from his service as a director or officer unless such indemnification is not otherwise permitted as described in the following sentence. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may, under certain circumstances, order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

In Maryland, reasonable expenses may be advanced to a director or to an officer, employee or agent who is not a director to the same extent that they may be advanced to a director unless limited by the charter. Advances to directors, officers, employees and agents prior to the final adjudication of a proceeding may be generally authorized in the corporation’s charter or bylaws, by action of the board of directors, or by contract. The director, officer, employee or agent must give to the corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the corporation has been met, and a written undertaking by him or on his behalf providing that if it is ultimately determined that the standard of conduct has not been met, said director, officer, employee or agent will repay the amount advanced.

Our charter provides that we will indemnify each of our current and former directors and officers, including the advancement of expenses (without requiring a preliminary determination of the ultimate entitlement to indemnification), unless it is established under the MGCL that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) he actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful (but in the event of any amendment to the MGCL permitting us to provide broader indemnification rights than are currently set forth in our charter, such rights would be provided to the fullest extent required or permitted by the MGCL as so amended). Our charter also provides that we may indemnify, including the advancement of expenses (without requiring a preliminary determination of the ultimate entitlement to indemnification), our current and former employees and agents as may be authorized by the board of directors in the specific case and permitted by applicable law or our bylaws. However, we will not indemnify any indemnitee in connection with a proceeding initiated by such indemnitee unless such proceeding was authorized by the board of directors pursuant to a resolution approved by a majority of the directors then in office, or where such proceeding is to enforce rights to indemnification or in a contract approved by the board of directors pursuant to a resolution approved by a majority of directors then in office.

Advance Notice of Director Nominations and New Business

Maryland law provides that the corporation’s charter or bylaws may require any stockholder proposing a nominee for election as a director or any other matter for consideration at a meeting of the stockholders to provide advance notice of the nomination or proposal to the corporation of not more than 90 days before the date of the meeting or, in the case of an annual meeting, 90 days before the first anniversary of the preceding year’s annual meeting or the mailing date of the notice of the preceding year’s annual meeting. The charter or bylaws may specify another time.

Our bylaws provide that in order for director nominations or stockholder proposals to be properly brought before the meeting, the stockholder must have delivered timely notice to our Secretary. Under our bylaws, to be timely, notice generally must have been delivered not earlier than the 150th day nor later than 5:00 p.m. Pacific Time on the 120th day prior to the first anniversary of the date of mailing of the notice for the previous year’s annual meeting.

Amendment of our Charter and Bylaws

Maryland law provides that a corporation may amend its charter. We have reserved the right to make any amendment from time to time to our charter, including any amendment altering the terms or contract rights, as expressly set forth in our charter, of any shares of outstanding stock.  Except as otherwise provided in our charter and except for those amendments permitted to be made without stockholder approval under Maryland law, such as certain reverse stock splits, any amendment to our charter is valid only if approved by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter. Our charter provides that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue. Maryland law provides that the power to alter and repeal the bylaws is vested with the stockholders except to the extent the charter or the bylaws vest such power with the corporation’s board of directors. Our bylaws provide that the board of directors will have the exclusive power to adopt, alter, amend, restate or repeal our bylaws, however, no alteration, amendment or repeal of indemnification and advancement of expenses provisions of the bylaws may affect the right of any person entitled to indemnification arising, and in connection with conduct, prior to such alteration, amendment or repeal. Any adoption, alteration, amendment, restatement or repeal of the bylaws must be approved by a majority of the board of directors.

Anti-Takeover Measures

Classified Board

Pursuant to our charter, our board of directors is divided into three classes of directors.  Directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders.  A significant effect of a classified board of directors may be to deter hostile takeover attempts because an acquirer would experience delay in replacing a majority of the directors. However, a classified board will also make it more difficult for stockholders to effect a change in control of the board of directors, even if such a change in control is sought due to dissatisfaction with the performance of the directors.

The existence of a classified board may deter so-called “creeping acquisitions” in which a person or group seeks to acquire: (i) a controlling position without paying a control premium to the selling stockholders; (ii) a position sufficient to exert control over the corporation through a proxy contest or otherwise; or (iii) a block of stock with a view toward attempting to promote a sale or liquidation or a repurchase by the corporation of the block at a premium, or an exchange of the block for assets of the corporation. Faced with a classified board of directors, such a person or group would have to carefully assess its ability to control or influence the corporation. If free of the necessity to act in response to an immediately threatened change in control, the board of directors can act in a more careful and deliberative manner to make and implement appropriate business judgments in response to a creeping acquisition.

We believe that the staggered three-year terms, with the election of approximately one-third of our directors each year, will help to assure the continuity and stability of our long-term policies in the future and permit our board of directors to more effectively represent the interests of all stockholders, since approximately two-thirds of our directors at any given time will have prior experience as directors of the Company. The division of directors into three classes will have the effect of making it more difficult to change the overall composition of the board. Our board of directors, however, believes that the benefits of maintaining continuity on the board outweigh this effect.

Business Combinations

Maryland law prohibits a business combination between a corporation and any interested stockholder or any affiliate of an interested stockholder for five years following the most recent date upon which the stockholder became an interested stockholder. A business combination includes a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Generally, an interested stockholder is anyone who beneficially owns 10% or more of the voting power of the corporation’s voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested stockholder unless (i) the transaction has been recommended by the board of directors and (ii) the transaction has been approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares owned by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. This approval requirement need not be met if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. However, our charter elects to be governed by the Maryland business combination provisions, except that these provisions will not apply to any business combination that was effected pursuant to the Master Agreement, or pursuant to any agreement that was executed and delivered pursuant to the Master Agreement or to the extent that the interested stockholder in such business combination was Jay H. Shidler, James Reynolds, Lawrence Taff, Matthew Root and James Ingebritsen or any of their respective present or future associates or affiliates or any other person acting in concert or as a group with them.

Control Share Acquisitions

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock as to which the acquiring person, officers of the corporation and employees of the corporation who are directors of the corporation are entitled to exercise or direct the exercise of the voting power of the shares in the election of directors. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares that the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition, directly or indirectly, of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within fifty (50) days of such demand to consider the voting rights of the shares.

If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or of any special meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or the bylaws of the corporation.

Our bylaws state that the control share acquisition statute of the MGCL will not apply to any acquisition by any person of our stock. However, the exemption from the control share acquisition provision may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon a repeal, will apply to any prior or subsequent control share acquisition.

Title 3, Subtitle 8 of the MGCL

Subtitle 8 of Title 3 of the MGCL allows Maryland corporations with a class of equity securities registered under the Securities Exchange Act of 1934 to elect to be governed by all or any part of certain Maryland law provisions relating to extraordinary actions and unsolicited takeovers. The election to be governed by one or more of these provisions can be made by a Maryland corporation in its charter or bylaws or by resolution adopted by the board of directors so long as the corporation has at least three directors who, at the time of electing to be subject to the provisions, are not:

•	officers or employees of the corporation;

•	persons seeking to acquire control of the corporation;

•	directors, officers, affiliates or associates of any person seeking to acquire control; or

•	nominated or designated as directors by a person seeking to acquire control.

Subtitle 8 provides that a Maryland corporation can elect to be subject to all or any portion of the following provisions notwithstanding any contrary provisions contained in its existing charter or bylaws:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the majority vote of the remaining directors and for the remainder of the full term of the class in which the vacancy occurred; or

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the class in which the vacancy occurred.  Through provisions in our charter and bylaws unrelated to Subtitle 8, we already have a classified board, vest in the board the exclusive power to fix the number of directorships and require, unless called by our chairman of the board, our president or the board of directors, the request of stockholders entitled to cast a majority of all votes entitled to be cast to call a special meeting.

Ownership Limitations and Restrictions on Transfer

Our charter provides that no person or entity, other than Mr. Shidler, certain of our founders or any individual as designated by our charter or our board of directors (referred to as excepted individuals), may own, directly or indirectly, more than 4.9% in economic value of the aggregate of the outstanding shares of our capital stock or 4.9% in economic value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock. This ownership limit is not applicable to the acquisition of shares by an underwriter with the purpose of distributing such shares in a public offering. Our charter requires every stockholder who owns more than 2% of our outstanding stock to give written notice, within thirty (30) days after the end of each taxable year, setting forth such stockholder’s direct and indirect ownership of our stock.

If any transfer of our shares results in any person or entity owning more than the ownership limit (referred to as a prohibited owner), then the number of shares of stock of which otherwise would cause such prohibited owner to violate the ownership limit will automatically be transferred to a trust for the benefit of a charitable beneficiary. The trustee will be appointed by us, and will be a person unaffiliated with us and the prohibited owner. The prohibited owner will not have any economic benefit, rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in trust. The trustee will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in trust, which rights will be exercised for the exclusive benefit of the charitable beneficiary.

The excepted individuals are subject to an ownership limitation, the requirements of which will be established by the board of directors. The board of directors may from time to time increase the ownership limit and the ownership limitation of the excepted individuals. No person or entity may own, directly or indirectly, our shares of stock that would result in us failing to qualify as a REIT. Additionally, no stockholder may transfer our shares of the stock if the result of such transfer is beneficial ownership of our stock by less than 100 stockholders. To the extent a transfer of shares of stock results in beneficial ownership by less than 100 stockholders, such shares of stock will be transferred to that number of trusts, each having a distinct trustee and a charitable beneficiary or beneficiaries that are distinct from those of each other trust, such that there is no violation. In the event the board of directors determines a proposed transfer or transfer will or has violated any of the aforementioned ownership limitations or transfer restrictions, the board of directors will take action it deems advisable to refuse to give effect to or to prevent such transfer.

Duties of Directors

Maryland law requires a director of a Maryland corporation to perform his duties as a director (including his duties as a member of a committee of the board on which he serves): (i) in good faith; (ii) in a manner he reasonably believes to be in the best interests of the corporation; and (iii) with the care that an ordinarily prudent person in a like position would use under similar circumstances. Maryland law provides that a person who performs his duties in accordance with the above standard has no liability by reason of being or having been a director of a corporation. An act of a director is presumed to satisfy the standard.

In addition, the MGCL provides protection for Maryland corporations against unsolicited takeovers by protecting the board of directors with regard to actions taken in a takeover context. The MGCL provides that the duties of directors will not require them to:

•	accept, recommend or respond to any proposal by a person seeking to acquire control;

•	authorize the corporation to redeem any rights under, modify or render inapplicable a stockholder rights plan;

•	make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act;

•	elect to be subject or refrain from electing to be subject to any or all of the elective provisions of Title 3, Subtitle 8 of the MGCL; or

•
act or fail to act solely because of (i) the effect the act or failure to act may have on an acquisition or potential acquisition of control or (ii) the amount or type of consideration that may be offered or paid to stockholders in an acquisition.

The MGCL also provides that an act of a director relating to or affecting an acquisition or a potential acquisition of control is not subject under the MGCL to a higher duty or greater scrutiny than is applied to any other act of a director. This provision creates a Maryland rule that is less exacting than case law in many other jurisdictions which imposes an enhanced level of scrutiny when a board implements anti-takeover measures in a change of control context and shifts the burden of proof to the board to show that the defensive mechanism adopted by a board is reasonable in relation to the threat posed.

Issuance of Additional Shares

Our charter allows the board of directors to authorize the issuance of shares of our stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of our stock of any class or series, whether now or hereafter authorized, for such consideration as the board deems advisable. Our shares of authorized and unissued common stock and preferred stock may (within the limits imposed by applicable law) be issued in one or more transactions, or could be issued with terms, provisions and rights which would make more difficult and, therefore, less likely, a takeover of us. The board of directors may classify any unissued shares of preferred stock and reclassify any unissued shares of common stock or any previously classified but unissued shares of preferred stock of any class or series in one or more classes or series of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the stock. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of our existing shares of our common stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of us.

We offer no assurances that the board of directors will not adopt further anti-takeover measures available under Maryland law (some of which may not require stockholder approval). Moreover, the availability of such measures under Maryland law, whether or not implemented, may have the effect of discouraging a future takeover attempt which a majority of our stockholders may deem to be in their best interests or in which stockholders may receive a premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such transactions may not have the opportunity to do so.

PLAN OF DISTRIBUTION

General

We are offering to the public a maximum of 40,000,000 shares of our Senior Common Stock through Priority Capital Investments, our dealer manager. Of this amount, we are offering up to 35,000,000 shares of Senior Common Stock in our primary offering at a price of $10.00 per share on a “best efforts” basis, which means that the dealer manager must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares. We are offering the remaining 5,000,000 shares of Senior Common Stock through our dividend reinvestment plan at an initial purchase price of $10.00 per share. Our primary offering is scheduled to terminate by                       , 2012. Under rules promulgated by the SEC, in some circumstances we could continue the primary offering until as late as                       , 2013. If we decide to continue the primary offering beyond                       , 2012, we will supplement this prospectus accordingly. We have the discretion to continue to offer the dividend reinvestment plan shares beyond these dates until we have sold all of these shares through the reinvestment of dividends. We reserve the right to reallocate the shares we are offering between our primary offering and our dividend reinvestment plan.  We may terminate this offering at any time.

Our dealer manager, Priority Capital Investments, is a newly-formed company with no operating history. Priority Capital Investments is a securities broker-dealer registered with the SEC and a member firm of FINRA. The principal business of Priority Capital Investments will be to facilitate the distribution of securities offered by programs sponsored by its parent company, Priority Capital Group and other entities affiliated with The Shidler Group. Priority Capital Group is indirectly owned and controlled by The Shidler Group. For additional information about Priority Capital Investments, including information related to its affiliation with us and our Advisor, see “MANAGEMENT — Affiliated Dealer Manager” and “CONFLICTS OF INTEREST — Affiliated Dealer Manager.”

Compensation of Dealer Manager and Participating Broker-Dealers

We will pay to Priority Capital Investments selling commissions of 7% of the gross offering proceeds in the primary offering. We will pay to Priority Capital Investments 3% of the gross offering proceeds from shares sold in our primary offering as compensation for acting as dealer manager and for expenses incurred in connection with marketing, and due diligence of, our Senior Common Stock.  We will not pay selling commissions or the dealer manager fee with respect to shares purchased pursuant to our dividend reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Senior Common Stock.

We expect Priority Capital Investments to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Priority Capital Investments will reallow all of its selling commissions attributable to a participating broker-dealer. Priority Capital Investments may also reallow a portion of its dealer manager fee earned on the proceeds raised by the participating broker-dealer, to any participating broker-dealer as a non-accountable marketing allowance. The amount of the reallowance to any participating broker-dealer will be determined by the dealer manager in its sole discretion.

The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and Participating Broker-Dealer Compensation

Selling commissions (maximum)	$24,500,000
Dealer manager fee (maximum)	$10,500,000

Total	$35,000,000

Subject to the cap on issuer expenses described below, we will also reimburse Priority Capital Investments for reimbursements it may make to broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, including gifts.  In no event shall such gifts exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target.  The value of such items will be considered underwriting compensation in connection with this offering.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and Priority Capital Investments against certain civil liabilities, including certain liabilities arising under the Securities Act of 1933 and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and is not enforceable.

We will not reimburse our Advisor for any offering expenses in excess of 1% of the gross offering proceeds. Any remaining amounts will be paid by our Advisor without reimbursement by us. The total amount of underwriting compensation, including selling commissions and dealer manager fees paid or reimbursed by us, our Advisor or any other source in connection with the offering, will not exceed 10% of the gross proceeds of our primary offering.  All organization and offering expenses, including selling commissions and dealer manager fees, will be capped at 15% of the gross proceeds of the offering.

Subscription Procedures

To purchase shares of Senior Common Stock in this offering, you must complete and sign the subscription agreement similar to the one incorporated in this prospectus as Appendix A, which is available from your registered representative. You should pay for your shares by delivering a check for the full purchase price of the shares payable to “Pacific Office Properties Trust, Inc.” Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the next business day following receipt of the subscriber’s subscription documents and check.  In certain circumstances where the subscription review procedures are more lengthy than customary or pursuant to a participating broker-dealer’s internal supervising review procedures, a subscriber’s check will be transmitted by the end of the next business day following receipt by the review office of the dealer, which will then be promptly deposited by the end of the next business day following receipt by the review office.  Subscription payments will be deposited into a special account in our name until such time as we have accepted or rejected the subscription and will be held in trust for your benefit, pending our acceptance of your subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We generally will admit stockholders on a daily basis.

Each participating dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor. In making this determination, the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and other pertinent information. Each investor should be aware that the participating broker-dealer will be responsible for determining whether this investment is appropriate for your portfolio. However, you are required to represent and warrant in the subscription agreement that you have received a copy of this prospectus and have had sufficient time to review this prospectus.

Priority Capital Investments or each participating broker-dealer shall maintain records of the information used to determine that an investment in shares is suitable and the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Minimum Purchase Requirements

For your initial investment in our shares, you must invest at least $5,000, or such lesser amounts in the discretion of Priority Capital Investments, our dealer manager. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $500, or such lesser amount in the discretion of Priority Capital Investments. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.

Unless our shares of Senior Common Stock are listed on a national securities exchange, you may not transfer a portion of your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements described above, except for the following transfers without consideration: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, property brochures and articles and publications concerning real estate.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Certain legal matters with respect to the validity of the Senior Common Stock we are offering in this prospectus will be passed upon for us by Venable LLP, Baltimore, Maryland.  Barack Ferrazzano Kirschbaum & Nagelberg LLP, Chicago, Illinois, will review the statements relating to certain federal income tax matters above under the caption “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS” and is expected to pass upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated financial statements of Pacific Office Properties Trust, Inc. as of December 31, 2008 and for the period from March 20, 2008 to December 31, 2008 and the consolidated statements of operations, members’ equity (members’ deficit) and cash flows of Waterfront Partners OP, LLC for the period from January 1, 2008 to March 19, 2008, incorporated in this prospectus by reference to Pacific Office Properties Trust, Inc.’s current report on Form 8-K/A dated June 10, 2009 (as amended on November 23, 2009) and the financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-K of Pacific Office Properties Trust, Inc. for the year ended December 31, 2008, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and the related financial statement schedule of Waterfront Partners OP, LLC, as of and for the year ended December 31, 2007 incorporated in this prospectus by reference to our current report on Form 8-K/A dated June 10, 2009 (as amended on November 23, 2009) and our Annual Report on Form 10-K for the year ended December 31, 2008, have been so incorporated in reliance upon the report of McGladrey & Pullen, LLP, an independent registered auditing firm, given on their authority of said firm as experts in accounting and auditing.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (referred to collectively as documents) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933 with respect to the Senior Common Stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules. For further information with respect to us and the Senior Common Stock, please review the registration statement, exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of the contract or document filed as an exhibit to the registration statement. Each of these statements is qualified in its entirety by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0030 for additional information on the operation of the Public Reference Room. You can also access documents that are incorporated by reference into this prospectus at our website, www.pacificofficeproperties.com. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus.

The SEC allows us to incorporate by reference certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference into this prospectus:

▪       Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 30, 2009;

▪       Definitive Proxy Statement on Schedule 14A filed with the SEC on April 1, 2009, in connection with our 2009 Annual Meeting of Stockholders held on May 12, 2009;

▪       Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the SEC on May 15, 2009, as amended by Amendment No. 1 on Form 10-Q/A, filed with the SEC on May 19, 2009, and Amendment No. 2 on Form 10-Q/A (amending the financial statements included therein), filed with the SEC on December 15, 2009;

▪       Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed with the SEC on August 10, 2009, as amended by Amendment No. 1 on Form 10-Q/A (amending the financial statements included therein), filed with the SEC on December 15, 2009;

▪       Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, filed with the SEC on November 23, 2009;

▪       Definitive Information Statement on Schedule 14C filed with the SEC on August 25, 2009; and

▪       Current Reports on Form 8-K filed with the SEC on January 5, 2010, November 23, 2009 (with respect to Item 4.02), October 1, 2009, September 28, 2009 (except for Item 7.01 and Exhibit 99.1), September 15, 2009 (except for Item 7.01 and Exhibit 99.1), September 4, 2009 (with respect to Item 5.02), September 4, 2009 (except for Item 7.01 and Exhibit 99.1), September 2, 2009, July 2, 2009 (except for Item 7.01 and Exhibit 99.1), July 1, 2009, June 10, 2009 (as amended on November 23, 2009, which updated the financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008), June 4, 2009, March 10, 2009, March 9, 2009 and February 6, 2009.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write us at Pacific Office Properties Trust, Inc., 233 Wilshire Boulevard, Suite 310, Santa Monica, California 90401, or call (310) 395-2083. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

 APPENDIX A

PACIFIC OFFICE PROPERTIES TRUST, INC.
INVESTOR INSTRUCTIONS

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. INVESTMENT

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $5,000 is required. In no event shall any investment be less than $500, unless approved in the company’s discretion.

Please make checks payable to “Pacific Office Properties Trust, Inc.”

2. INVESTMENT TYPE

Please check the appropriate box to indicate the account type of the subscription.

3. INVESTOR INFORMATION

PLEASE NOTE:  You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners, you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS Form W-8BEN.

4. INVESTMENT TITLE

PLEASE NOTE: All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 8, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust name, if applicable. If the investor is an IRA or qualified plan, include the names and taxpayer identification numbers of both the investor and the custodian or trustee.

5. CUSTODIAN/TRUSTEE INFORMATION

If you want to purchase shares through an IRA but need an IRA account, [___________] has agreed to serve as IRA custodian for such purpose.  For investors purchasing in excess of 5,000 shares of Senior Common Stock, Pacific Office Properties Trust, Inc. will pay the fees related to the establishment of investor accounts with [________], and we will also pay the first year annual IRA maintenance fees. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6. DISTRIBUTION INFORMATION

PLEASE NOTE:  If you elect to participate in the Dividend Reinvestment Plan, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you will promptly notify Pacific Office Properties Trust, Inc. in writing of that fact.

Complete this section to enroll in the Dividend Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed subscription agreement. You can choose to have all or a portion of your distributions reinvested through the Dividend Reinvestment Plan. You must indicate the percentage of your distribution to be applied to each option selected and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

Pacific Office Properties Trust, Inc.

7. BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete this section to complete the subscription. All fields are mandatory.

8. SUBSCRIBER SIGNATURES

Please separately initial each of the representations in paragraphs (a) through (e). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

By signing this Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including refusing to open or closing your account.

9. FINANCIAL REPRESENTATIVE SIGNATURES

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must sign this section to complete the subscription.

Required Representations: By signing Section 9, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•
has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe that the investor is purchasing these shares for the account referenced in Section 4, and

•
has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor and that such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (1) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (2) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to:

Pacific Office Properties Trust, Inc.
233 Wilshire Blvd., Suite 310
Santa Monica, CA 90401
(310) 395-2083

Payments may be wired to:
[_________]

Pacific Office Properties Trust, Inc.

PACIFIC OFFICE PROPERTIES TRUST, INC.
SUBSCRIPTION AGREEMENT

1. INVESTMENT

State of Sale:	Amount of Subscription: $

• Minimum investment is $5,000 • Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

2. INVESTMENT TYPE (CHECK ONE BOX ONLY)

Non-Qualified	Qualified

☐ Individual (If TOD, attach application)	☐ Traditional (Individual) IRA

☐ Joint Tenant 1 (If TOD, attach application)	☐ Simple IRA
☐ UGMA/UTMA: State of	☐ SEP IRA

☐ Tenants in Common 1	☐ ROTH

☐ Community Property 1	☐ Profit Sharing Plan 2

☐ Trust 2	☐ Pension Plan 2

☐ Corporation or Partnership 2	☐ KEOGH Plan 2

☐ Non-Profit Organization 2

☐ Other (Specify):

(1)	All parties must sign
(2)	Please attach pages of trust/plan document (or corporate resolution) which lists the name of trust/plan, trustees, signatures and date.

3. INVESTOR INFORMATION (SSN REQUIRED)

Investor 1 Name	SSN/Tax ID:	DOB:

Investor 2 Name	SSN/Tax ID:	DOB:

Street Address:	City:	State:

Zip Code:

Optional Mailing Address:	City:	State:

Zip Code:

Phone (day):	Phone (evening):

E-mail:

☐ US Citizen ☐ US Citizen residing outside the US

☐ Foreign citizen, country

☐ Check here if you are subject to backup withholding
Pacific Office Properties Trust, Inc.

4. INVESTMENT TITLE (SSN OR TIN REQUIRED)

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write same.

Title Line 1

Title Line 2

Social Security No. or

Tax Identification No.	Secondary Tax Identification Number

5. CUSTODIAN/TRUSTEE INFORMATION

Trustee Name

Trustee Address 1

Trustee Address 2

Trustee City	State	Zip Code

Trustee Telephone No.

Trustee Tax Identification Number

Investor’s Account Number with Trustee

6. DISTRIBUTION INFORMATION (CHOOSE ONE OR MORE OF THE FOLLOWING OPTIONS)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.		% of distribution

☐	I prefer to participate in the Dividend Reinvestment Plan, as described in the Prospectus.

☐	Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5).

☐	Send distributions via check to alternate payee listed here (not available for Qualified Plans).

Name

Address

City	State	Zip Code

Account No.

☐ Direct Deposit (Attach Voided Check) I authorize Pacific Office Properties Trust, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Pacific Office Properties Trust, Inc. or its agent in writing to cancel it. In the event that Pacific Office Properties Trust, Inc. or its agent deposits funds erroneously into my account, Pacific Office Properties Trust, Inc. or its agent is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	☐ Checking	☐ Savings

ABA/Routing Number

Account Number

Pacific Office Properties Trust, Inc.

7. BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

Broker-Dealer Name

Representative Name	Rep No.

Representative’s Company Name

Representative’s Address

Rep’s City	State	Zip Code

Rep’s Phone No.	Fax No.

Rep’s Email Address
☐ REGISTERED INVESTMENT ADVISOR (RIA): All sales of shares of common stock must be made through a Broker-Dealer. If a RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker-Dealer that is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker-Dealer.

8. SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her ), (ii) he or she is not subject to backup withholding either because he or she has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 3.
NOTE:    CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN THE INVESTOR INFORMATION SECTION.
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Pacific Office Properties Trust, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

		OWNER	JOINT OWNER

(a)	I have received the Prospectus of Pacific Office Properties Trust, Inc. prior to signing this Subscription Agreement.	Initials	Initials

(b)	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.	Initials	Initials

(c)	I am purchasing the shares for the account referenced in Section 4.	Initials	Initials

(d)
I understand that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
		Initials	Initials

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Date	Signature of Joint Investor or, for Qualified Plans, of Trustee/Custodian	Date

Pacific Office Properties Trust, Inc.

9. FINANCIAL REPRESENTATIVE SIGNATURES

The investor’s Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he is duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The Financial Advisor agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares and other fundamental risks related to the investment in the shares; (iv) have delivered the Prospectus to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

I understand this subscription agreement is for Pacific Office Properties Trust, Inc.

Signature of Financial Representative	Date	Branch Manager Signature (If required by Broker-Dealer)	Date
PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Please make checks payable to “Pacific Office Properties Trust, Inc.”

The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to:

Pacific Office Properties Trust, Inc.
233 Wilshire Blvd., Suite 310
Santa Monica, CA 90401
(310) 395-2083

Payments may be wired to:
[_________]

***** FOR OFFICE USE ONLY *****

Check #	Complied by:	W/S

Batch #	Input by:	Region

Subscription #	Proofed by:	Territory

Pacific Office Properties Trust, Inc.

APPENDIX B

DIVIDEND REINVESTMENT PLAN

Pacific Office Properties Trust, Inc., a Maryland corporation (the “Company”), has adopted a Dividend Reinvestment Plan (the “Plan”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s Articles of Amendment and Restatement, or any amendment or supplement thereto (the “Charter”), unless otherwise defined herein.

1.         Number of Shares Issuable.  The number of shares of senior common stock (“Senior Common Stock”) authorized for issuance under the Plan is 5,000,000.

2.         Participants.  “Participants” are holders of the Company’s shares of Senior Common Stock who elect to participate in the Plan.

3.         Dividend Reinvestment.  The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Dividends”) declared and paid in respect of a Participant’s shares of Senior Common Stock to the purchase of additional shares of Senior Common Stock for such Participant. Such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Dividends relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions on shares of Senior Common Stock purchased in the Plan.

4.         Procedures for Participation.  Qualifying stockholders may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the Plan will begin with the next Dividend payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that the Company makes a Dividend. Dividends will be paid monthly as authorized by the Company’s board of directors and declared by the Company.

5.         Purchase of Shares.  Participants will acquire Senior Common Stock initially at a price of $10.00 per share. The Company’s board of directors may change the price per share of Senior Common Stock issued pursuant to the Plan at any time upon notice of not less than 10 days to the Participants, but the purchase price shall in no event be lower than 95% of the estimated fair market value per share of the Senior Common Stock on the date of a Dividend. Participants may purchase fractional shares so that 100% of the Dividends will be used to acquire shares. However, a Participant will not be able to acquire shares under the Plan to the extent such purchase would cause it to exceed the Aggregate Stock Ownership Limit or other capital stock ownership limits set forth in the Charter.

6.         Taxation of Dividends.  The reinvestment of Dividends in the Plan does not relieve Participants of any taxes that may be payable as a result of those Dividends and their reinvestment pursuant to the terms of this Plan.

7.         Share Certificates.  The shares issuable under the Plan shall be uncertificated unless the Company’s board of directors determines otherwise.

8.         Voting of Plan Shares.  In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the Plan.

9.         Reports.  Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Dividends received during the prior year; and (ii) all material information regarding the Plan and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934, as amended.

B-1

10.       Termination by Participant.  A Participant may terminate participation in the Plan at any time by delivering to the Company a written notice. To be effective for any Dividend, such notice must be received by the Company at least 10 business days prior to the last day of the month to which the Dividend relates. Any transfer of shares by a Participant will terminate participation in the Plan with respect to the transferred shares. Upon termination of Plan participation, Dividends will be distributed to the stockholder in cash.

11.       Amendment, Suspension or Termination of Plan by the Company. The Company may amend, suspend or terminate the Plan at any time upon notice of not less than 10 days to the Participants.

12.       Liability of the Company.  The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13.       Governing Law.  The Plan shall be governed by the laws of the State of Maryland.

B-2

________________

Pacific Office Properties Trust, Inc.

Up to $400,000,000 in shares of

Senior Common Stock
________________

, 2010
________________

PROSPECTUS
________________

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Pacific Office Properties Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby.

Payable by Registrant
SEC registration fee	$16,545
Blue Sky fees and expenses	5,000
FINRA filing fee	40,500
Accounting fees and expenses	600,000
Seminars	13,250
Sales and advertising expenses	524,205
Legal fees and expenses	850,000
Printing expenses	1,150,000
Transfer agent expenses	375,000
Bona Fide Due Diligence	425,500
Total	$4,000,000

Item 32. Sales to Special Parties

Not applicable.

Item 33. Recent Sales of Unregistered Securities

As part of our formation transactions, on March 19, 2008, we sold an aggregate of 1,180,000 shares of our Listed Common Stock to designees of Venture for an aggregate purchase price of $6,350,000. As part of this sale, 1,000,000 shares of Listed Common Stock were issued to an individual and five entities, including an entity controlled by Jay H. Shidler, at a price of $5.00 per share, or $5,000,000 in the aggregate, and 180,000 shares of Listed Common Stock were issued to a single entity at a price of $7.50 per share, or $1,350,000 in the aggregate. The issuance of the shares of Listed Common Stock was effected pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated thereunder, as the offering was made only to qualifying investors and on terms negotiated as an integral part of our formation transactions.

We also granted to Venture an option to purchase up to 500,000 shares of Listed Common Stock at a price of $7.50 per share, which option was exercisable for three months following March 19, 2008. The issuance of the option was effected pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated thereunder, as the offering was made to a qualifying investor and on terms negotiated as an integral part of our formation transactions. Venture did not exercise this option.

On March 19, 2008, we also issued to the Advisor, in return for $100, a share of Proportionate Voting Preferred Stock entitling the Advisor to vote on all matters for which our stockholders are entitled to vote. The rights of the Proportionate Voting Preferred Stock are set out in Articles Supplementary to our charter. The number of votes that the Advisor is entitled to cast in respect of its Proportionate Voting Preferred Stock is initially equal the number of shares of our Listed Common Stock which are issuable upon redemption of Common Units and Preferred Units that were outstanding on March 19, 2008, immediately following the consummation of our formation transactions, for shares of Listed Common Stock. The Proportionate Voting Preferred Stock represented approximately 94.18% of our voting power immediately following the consummation of our formation transactions. As Common Units and Preferred Units are redeemed at the option of the unitholder, the number of votes attaching to the Advisor’s Proportionate Voting Preferred Stock will be decreased by an equivalent amount. The Advisor will not be entitled to any regular or special dividend payments or other distributions on its Proportionate Voting Preferred Stock. The Advisor has agreed in the Advisory Agreement to cast the votes of the Proportionate Voting Preferred Stock in direct proportion to the votes that are cast by holders of the underlying Common Units and Preferred Units. The issuance of the share of Proportionate Voting Preferred Stock was effected pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated thereunder, as the offering was made to a qualifying investor and on terms negotiated as an integral part of our formation transactions.

On September 25, 2009, we issued an aggregate of 789,095 shares of Listed Common Stock in exchange for unsecured promissory notes of the Operating Partnership in an aggregate amount of approximately $3.0 million.  These shares were issued without registration pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated thereunder, as the offering was made to qualifying investors.

Item 34. Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.  Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Under Maryland law, unless limited by the charter, indemnification is mandatory if a director or officer has been successful, on the merits or otherwise, in the defense of any proceeding arising from his service as a director or officer unless such indemnification is not otherwise permitted as described in the following sentence. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may, under certain circumstances, order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

In Maryland, reasonable expenses may be advanced to a director or to an officer, employee or agent who is not a director to the same extent that they may be advanced to a director unless limited by the charter. Advances to directors, officers, employees and agents prior to the final adjudication of a proceeding may be generally authorized in the corporation’s charter or bylaws, by action of the board of directors or by contract. The director, officer, employee or agent must give to the corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the corporation has been met, and a written undertaking by him or on his behalf providing that if it is ultimately determined that the standard of conduct has not been met, said director, officer, employee or agent will repay the amount advanced.

Our charter provides that we will indemnify each of our current and former directors and officers, including the advancement of expenses (without requiring a preliminary determination of the ultimate entitlement to indemnification), unless it is established under the MGCL that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) he actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful (but in the event of any amendment to the MGCL permitting us to provide broader indemnification rights than are currently set forth in our charter, such rights would be provided to the fullest extent required or permitted by the MGCL as so amended). Our charter also provides that we may indemnify, including the advancement of expenses (without requiring a preliminary determination of the ultimate entitlement to indemnification), our current and former employees and agents as may be authorized by the board of directors in the specific case and permitted by applicable law or our bylaws. However, we will not indemnify any indemnitee in connection with a proceeding initiated by such indemnitee unless such proceeding was authorized by the board of directors pursuant to a resolution approved by a majority of the directors then in office, or where such proceeding is to enforce rights to indemnification or in a contract approved by the board of directors pursuant to a resolution approved by a majority of directors then in office.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a) Financial Statements

The consolidated financial statements and financial statement schedules of Pacific Office Properties Trust, Inc. and Waterfront Partners OP, LLC are incorporated into this registration statement and the prospectus included herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as amended, our Current Report on Form 8-K filed with the SEC on June 10, 2009 (as amended on November 23, 2009), our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as amended, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

(b) Exhibits

The list of exhibits filed with or incorporated by reference in this registration statement is set forth below.

Exhibit No.	Description

1.1	Form of Dealer Manager Agreement.
1.2	Form of Participating Dealer Agreement (included in Exhibit 1.1).
3.1
Articles of Amendment and Restatement of the Company (previously filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed November 23, 2009 (File No. 001-09900) and incorporated herein by reference).

3.2
Articles Supplementary of the Company dated November 20, 2009 (previously filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed November 23, 2009 (File No. 001-09900) and incorporated herein by reference).

3.3
Articles of Amendment of the Company dated November 20, 2009 (previously filed as Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed November 23, 2009 (File No. 001-09900) and incorporated herein by reference).

3.4
Articles of Amendment of the Company dated January 5, 2010 (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 5, 2010 (File No. 001-09900) and incorporated herein by reference).

3.5
Articles Supplementary of Board of Directors Classifying and Designating a series of common stock as Senior Common Stock (previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed January 5, 2010 (File No. 001-09900) and incorporated herein by reference).

3.6	Amended and Restated Bylaws (previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed March 25, 2008 (File No. 001-09900) and incorporated herein by reference).
4.1	Form of Subscription Agreement, included as Appendix A to prospectus.
4.2	Dividend Reinvestment Plan, included as Appendix B to prospectus.
5.1	Opinion of Venable LLP, as to the legality of the securities being registered.
8.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP, as to tax matters.
10.1
Advisory and Servicing Agreement between ALI Advisor, Inc. and the Company dated June 13, 1988 (previously filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-KSB filed March 31, 2005 (File No. 001-09900) and incorporated herein by reference).

10.2
Indemnification Agreement dated May 12, 1992 between the Company and Robert Blackwell (previously filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-KSB filed March 31, 2005 (File No. 001-09900) and incorporated herein by reference).

10.3
Indemnification Agreement dated October 1, 1991 between the Company and Burton Freireich (previously filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-KSB filed March 31, 2005 (File No. 001-09900) and incorporated herein by reference).

10.4
Master Formation and Contribution Agreement dated October 3, 2006 between the registrant and POP Venture, LLC (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 3, 2006 (File No. 001-09900) and incorporated herein by reference).

10.5
Amendment and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated November 2, 2006, between the Company and POP (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 6, 2006 (File No. 001-09900) and incorporated herein by reference).

10.6
Second Amendment to Master Formation and Contribution Agreement, dated December 7, 2006, between the Company and Pacific Office Contributor (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 11, 2006 (File No. 001-09900) and incorporated herein by reference).

10.7
Third Amendment to Master Formation and Contribution Agreement, dated December 7, 2006, between the Company and Pacific Office Contributor (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 29, 2007 (File No. 001-09900) and incorporated herein by reference).

10.8
Fourth Amendment to Master Formation and Contribution Agreement, dated November 9, 2007, between the Company and Pacific Office Contributor (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 13, 2007 (File No. 001-09900) and incorporated herein by reference).

10.9
Master Amendment to Contribution Agreements, dated November 9, 2007, between the Company and Pacific Office Contributor (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 13, 2007 (File No. 001-09900) and incorporated herein by reference).

10.10
Form of Contribution Agreement, dated November 2, 2006, between the Company and Pacific Office Contributor (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2006, and incorporated herein by reference).

10.11
Purchase and Contribution Agreement and Joint Escrow Instructions dated as of February 27, 2008 between 5 Torrey Hills Venture, LLC and Shidler West Investment Partners, LP (previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (File No. 001-09900) (the “2008 3Q Form 10-Q”) and incorporated herein by reference).

10.12
Purchase and Sale Agreement and Joint Escrow Instructions dated as of February 27, 2008 by and among Buie Carlsbad Building A, LLC, Buie Carlsbad Lot 10, LLC and Shidler West Investment Partners, LP (previously filed as Exhibit 10.2 to the 2008 3Q Form 10-Q and incorporated herein by reference).

10.13
Purchase and Sale Agreement and Joint Escrow Instructions dated as of February 27, 2008 by and among Buie Carlsbad Building B LLC and Shidler West Investment Partners, LP (previously filed as Exhibit 10.3 to the 2008 3Q Form 10-Q and incorporated herein by reference).

10.14
Purchase and Sale Agreement and Joint Escrow Instructions dated as of February 27, 2008 between Buie Scripps Ranch Office Building LLC and Shidler West Investment Partners, LP (previously filed as Exhibit 10.4 to the 2008 3Q Form 10-Q and incorporated herein by reference).

10.15
Purchase and Contribution Agreement and Joint Escrow Instructions dated as of February 27, 2008 between Buie Carlsbad LLC and Shidler West Investment Partners, LP (previously filed as Exhibit 10.5 to the 2008 3Q Form 10-Q and incorporated herein by reference).

10.16
Membership Interest Purchase Agreement dated as of April 30, 2008 by and among the Pacific Office Properties, L.P., and STIRR Black Canyon, LLC, and POP/BC Mezzanine, L.L.C. (previously filed as Exhibit 10.6 to the 2008 3Q Form 10-Q and incorporated herein by reference).

10.17
Membership Interest Purchase Agreement dated as of May 23, 2008 by and among the Pacific Office Properties, L.P., STIRR USB Towers, LLC and POP/USB Partners, LLC (previously filed as Exhibit 10.7 to the 2008 3Q Form 10-Q and incorporated herein by reference).

10.18
Membership Interest Purchase Agreement dated as of May 23, 2008 by and among the Pacific Office Properties, L.P., STIRR 2155 Kalakaua, LLC and 2155 Mezzanine, LLC (previously filed as Exhibit 10.8 to the 2008 3Q Form 10-Q and incorporated herein by reference).

10.19
Second Amended and Restated Agreement of Limited Partnership of Pacific Office Properties, L.P. dated as of December 30, 2009 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 5, 2010 (File No. 001-09900) and incorporated herein by reference).

10.20	Form of Promissory Note (previously filed as Exhibit 10.11 to the 2008 3Q Form 10-Q and incorporated herein by reference).

10.21
Membership Interest Purchase Agreement dated as of August 14, 2008, by and between STIRR SoCal Portfolio II, LLC and Pacific Office Properties, L.P. (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 20, 2008 (File No. 001-09900) and incorporated herein by reference).

10.22
Credit Agreement dated as of August 25, 2008, by and among Pacific Office Properties, L.P., Keybank National Association, and Keybank Capital Markets (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 29, 2008 (File No. 001-09900) and incorporated herein by reference).

10.23
Amended and Restated Advisory Agreement dated as of March 3, 2009, by and among the Company, Pacific Office Properties, L.P., and Pacific Office Management, Inc. (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 9, 2009 (File No. 001-09900) and incorporated herein by reference).

10.24
First Amendment to Amended and Restated Advisory Agreement dated as of September 25, 2009, by and among the Company, Pacific Office Properties, L.P., and Pacific Office Management, Inc. (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed September 28, 2009 (File No. 001-09900) and incorporated herein by reference).

10.25
Pacific Office Properties Trust, Inc. 2008 Directors’ Stock Plan (previously filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed April 1, 2009 (File No. 001-09900) and incorporated herein by reference).

10.26
Form of Restricted Stock Unit Award Agreement under the Company’s 2008 Directors’ Stock Plan (previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (File No. 001-09900) and incorporated herein by reference).

10.27
Credit Agreement dated as of September 2, 2009 between Pacific Office Properties, L.P. and First Hawaiian Bank (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 4, 2009 (File No. 001-09900) and incorporated herein by reference).

10.28
Promissory Note dated September 2, 2009 issued by Pacific Office Properties, L.P. to First Hawaiian Bank (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed September 4, 2009 (File No. 001-09900) and incorporated herein by reference).

10.29
Amendment to Loan Documents, dated as of December 31, 2009, among First Hawaiian Bank, Pacific Office Properties, L.P. and Shidler Equities L.P. (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 5, 2010 (File No. 001-09900) and incorporated herein by reference).

10.30
Indemnification Agreement dated as of September 2, 2009 between Pacific Office Properties, L.P and Shidler Equities L.P. (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed September 4, 2009 (File No. 001-09900) and incorporated herein by reference).

10.31
Amendment to Indemnification Agreement dated as of December 31, 2009 between Pacific Office Properties, L.P and Shidler Equities L.P. (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed January 5, 2010 (File No. 001-09900) and incorporated herein by reference).

10.32
Exchange Agreement, dated as of September 23, 2009, by and among Pacific Office Properties, L.P., Shidler Equities, L.P., Reynolds Partners, L.P., MJR Equities, LLC, JRI Equities, LLC and Lawrence J. Taff (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 28, 2009 (File No. 001-09900) and incorporated herein by reference).

16.1
Letter from PricewaterhouseCoopers LLP, dated September 25, 2009, to the Securities and Exchange Commission (previously filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed October 1, 2009 (File No. 001-09900) and incorporated herein by reference).

21.1	List of subsidiaries of the registrant (previously filed as Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed March 30, 2009 (File No. 001-09900) and incorporated herein by reference).
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of McGladrey & Pullen, LLP.
23.3	Consent of Venable LLP (included in Exhibit 5.1).
23.4	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 8.1).

24.1	Power of Attorney (contained on the signature pages hereto).
____________

Item 37. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Monica, state of California, on the 6th day of January, 2010.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:	/s/ Jay H. Shidler
Jay H. Shidler
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay H. Shidler and Lawrence J. Taff, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jay H. Shidler	Chairman of the Board and Chief Executive Officer	January 6, 2010
Jay H. Shidler	(Principal Executive Officer)

/s/ Lawrence J. Taff	Chief Financial Officer	January 6, 2010
Lawrence J. Taff	(Principal Financial and Accounting Officer)

/s/ Michael W. Brennan	Director	January 6, 2010
Michael W. Brennan

/s/ Robert L. Denton	Director	January 6, 2010
Robert L. Denton

/s/ Clay W. Hamlin	Director	January 6, 2010
Clay W. Hamlin

/s/ Paul M. Higbee	Director	January 6, 2010
Paul M. Higbee

/s/ Thomas R. Hislop	Director	January 6, 2010
Thomas R. Hislop